Exhibit 10.2
(Confidential Portions Omitted)

Construction Loan Agreement
among
HF Logistics-SKX Tl, LLC, a Delaware limited liability company, as Borrower
and
Bank of America, N.A.,
a national banking association
as Administrative Agent and as a Lender
and
Raymond James Bank FSB,
a federal savings bank, as a Lender
Dated as of April 30, 2010
Banc of America Securities LLC,
as
Sole Lead Arranger and Sole Book Manager

EXHIBITS:

EXHIBIT “A”	—	Legal Description of Land
EXHIBIT “B”	—	Definitions and Financial Statements
EXHIBIT “C”	—	Conditions Precedent to the Initial Advance
EXHIBIT “D”	—	Budget
EXHIBIT “E”	—	Plans
EXHIBIT “F”	—	Advances
EXHIBIT “F-1”	—	Draw Request
EXHIBIT “G”	—	Survey Requirements
EXHIBIT “H”	—	Intentionally Omitted
EXHIBIT “I”	—	Leasing and Tenant Matters
EXHIBIT “J”	—	List of Required Bonds
EXHIBIT “K”	—	Letters of Credit
EXHIBIT “L”	—	Assignment and Assumption
EXHIBIT “M”	—	Promissory Note
EXHIBIT “N”	—	Schedule of Lenders and Other Parties

CONSTRUCTION LOAN AGREEMENT
(Syndication)
     THIS CONSTRUCTION LOAN AGREEMENT (“Agreement”) is made by and among each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., a national banking association as Administrative Agent and HF Logistics-SKX Tl, LLC, a Delaware limited liability company (“Borrower”), who agree as follows:
ARTICLE 1 — THE LOAN
     1.1. General Information and Exhibits. This Agreement includes the Exhibits listed below which are marked by an “X,” all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrower and Lenders agree that if any Exhibit to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

X	Exhibit “A”	—	Legal Description of the Land
X	Exhibit “B”	—	Definitions and Financial Statements
X	Exhibit “C”	—	Conditions Precedent to the Initial Advance
X	Exhibit “D”	—	Budget
X	Exhibit “E”	—	Plans
X	Exhibit “F”	—	Advances
X	Exhibit “F-1”	—	Draw Request
X	Exhibit “G”	—	Survey Requirements
	Exhibit “H”	—	Intentionally Omitted
X	Exhibit “I”	—	Leasing and Tenant Matters
X	Exhibit “J”	—	List of Required Bonds
X	Exhibit “K”	—	Letters of Credit
X	Exhibit “L”	—	Assignment and Assumption
X	Exhibit “M”	—	Promissory Note
X	Exhibit “N”	—	Schedule of Lenders
The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit “B”. This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Lenders, evidence the agreements of Borrower and Lenders with respect to the Loan. Borrower shall comply with all of the Loan Documents, but to the extent that the provisions of this Agreement conflict or are inconsistent with the provisions in any of the other Loan Documents, the provisions of this Agreement shall control.
     1.2. Purpose. The proceeds of the Loan shall be used by Borrower to pay (i) the cost of the construction of the Improvements on the Land and (ii) other fees, costs and expenses relating to the Property if and to the extent that such costs are specifically provided for in the Budget.
     1.3. Commitment to Lend. Borrower agrees to borrow from each Lender, and each Lender severally agrees to make advances of its Pro Rata Share of the proceeds of the Loan to Borrower in amounts at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit “C” and Exhibit “F” attached to this Agreement. Lender’s commitment to lend shall expire and terminate automatically if the Loan is prepaid in full. The Loan is not revolving. Any amount repaid may not be reborrowed.
     1.4. Budget. The Budget is attached to this Agreement as Exhibit “D”. The amounts listed in the Budget as the (a) “Total Costs” is the maximum cost anticipated by Borrower for each item specified; (b) “Total Budget” is the maximum cost anticipated by Borrower for the Project; (c) “Loan Proceeds” is the maximum amount to be advanced under the Loan, and as used herein, such term shall mean Loan funds to be advanced by the Lenders subject to the terms and conditions of this Agreement; and (d) “Up-Front Equity” is FIFTY SEVEN MILLION FIVE HUNDRED SIXTY ONE THOUSAND TWO HUNDRED THIRTY SEVEN AND NO/100 DOLLARS

($57,561,237.00), the amount which is to be paid by Borrower toward the Total Costs, and advanced prior to the first Advance of any Loan Proceeds. Up-Front Equity Cash and Loan Proceeds shall be advanced subject to the terms, covenants, conditions and provisions of this Agreement. Borrower shall not amend the Budget, or otherwise reallocate Loan funds from one Budget line item to another, without the prior written approval of Administrative Agent in its sole discretion or except as expressly provided for herein. The Budget has been prepared by Borrower, and Borrower represents to Administrative Agent and Lenders that to the best of Borrower’s knowledge, the Budget includes all costs incident to the Loan and the Project through the maturity date of the Loan (collectively, the “Aggregate Cost”) after taking into account the requirements of this Agreement, including “hard” and “soft” costs, fees and expenses. Unless approved by Administrative Agent in its sole discretion, no advance shall be made (a) for any cost not set forth in the Budget, (b) from any line item in the Budget that, when added to all prior advances from that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item, or (ii) the sum shown in the Budget for such line item, (c) from any contingency line item, or (d) to pay interest on the Loan after commencement of operations in the Improvements if and to the extent that, subject to the provisions of Exhibit “I”, there is sufficient net operating income from the Property to pay such interest. Advances from any line item in the Budget for purposes other than those for which amounts are initially allocated to such line item, or changes in the relative amounts allocated to particular line items in the Budget may only be made as Administrative Agent in its sole discretion deems necessary or advisable.
     In the event the general contractor produces a cost savings on a particular line item under a construction contract with such general contractor, the general contractor will deduct the savings on that line item and increase the general contractor fee line item by twenty-five percent of the savings. The balance of the savings will be re-allocated to interest reserve, contingency or hard cost line items after consent of the Administrative Agent pursuant to the requirements of this Agreement.
     1.5. Borrower’s Deposit. If at any time Administrative Agent determines that the sum of: (i) any unadvanced portion of the Loan to which Borrower is entitled, plus (ii) the portions of the Aggregate Cost that are to be paid by Borrower from other funds that, to Administrative Agent’s satisfaction, are available, set aside and committed, is or will be insufficient to pay the actual unpaid Aggregate Cost, Borrower shall, within ten (10) days after written notice from Administrative Agent, deposit with Administrative Agent the amount of the deficiency (“Borrower’s Deposit”) in an interest-bearing account of Administrative Agent’s selection with interest earned thereon to be part of Borrower’s Deposit. Such Borrower’s Deposit is hereby pledged to Administrative Agent and Lenders as additional security for the Loan, and Borrower hereby grants and conveys to Administrative Agent for the ratable benefit of Administrative Agent and Lenders a security interest in all funds so deposited with Administrative Agent, as additional security for the Loan. Administrative Agent may advance all or a portion of the Borrower’s Deposit prior to the Loan Proceeds. Upon the occurrence of any Default by Borrower, Administrative Agent may (but shall have no obligation to) apply all or any part of Borrower’s Deposit against the unpaid Indebtedness in such order as Administrative Agent determines. Absent the existence of any Default or the occurrence of any event which, upon the giving of notice or the passage of time would become a Default, Borrower’s Deposit shall be used to pay amounts of any insufficiencies in the Aggregate Cost.
     1.6. Evidence of Debt. Amounts of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Indebtedness. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
     1.7. Interest Rate.
          (a) The unpaid principal balance of this Loan from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the sum of (i) the greater of (x) the BBA LIBOR Daily Floating Rate or (y) ONE HUNDRED AND FIFTY (150) basis points per annum and (ii) FOUR HUNDRED AND FIFTY (450) basis points, until default (the “Applicable Rate”). The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternative method as reasonably selected by Administrative Agent. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year. Interest shall accrue from the date that funds are actually deposited into the Borrower’s account described in Section 1.15 below or disbursed to a third party on behalf of the Borrower or in connection with the construction and development of the Project.
          (b) If Administrative Agent determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lenders of funding the Loan, or that any applicable law or regulation or compliance therewith by any Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate and such Lender so notifies Administrative Agent and Borrower, then until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, interest shall accrue and be payable on the unpaid principal balance of this Loan from the date Administrative Agent so notifies Borrower until the Maturity Date of this Loan (whether by acceleration, declaration, extension or otherwise) at a fluctuating and per annum rate of interest equal to the sum of 1.75% plus the greater of (1) the Prime Rate of Administrative Agent; and (2) 4.25%. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Each time the Prime Rate changes, the per annum rate of interest on this Loan shall change immediately and contemporaneously with such change in the Prime Rate. If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.
     1.8. Past Due Rate. If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Past Due Rate (as defined herein) to the fullest extent permitted by applicable law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum equal to the Applicable Rate plus FOUR HUNDRED (400) basis points (the “Past Due Rate”).
     1.9. Prepayment. Borrower may prepay the principal balance of this Loan, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Administrative Agent shall have actually received from Borrower prior written notice of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in an amount of One Thousand and No/100 Dollars ($1,000.00) or a larger integral multiple of One Thousand and No/100 Dollars ($1,000.00) (unless the prepayment retires the outstanding balance of this Loan in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid. If this Loan is prepaid in full, any commitment of Lenders for further advances shall automatically terminate.
     1.10. Consequential Loss. Within fifteen (15) days after request by any Lender (or at the time of any prepayment), Borrower shall pay to such Lender such amount or amounts as will compensate such Lender for any reasonable loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of revenue, profit or yield, as determined by such Lender in its judgment reasonably exercised (together, “Consequential Loss”) incurred by such Lender with respect to any LIBOR Rate as a result of: (a) the failure of Borrower to make payments on the date specified under this Agreement or in any notice from Borrower to Administrative Agent; (b) the failure of Borrower to borrow, continue or convert into LIBOR Rate Principal on the date or in the amount specified in a notice given by Borrower to Administrative Agent pursuant to this Agreement; (c) the early termination of any Interest Period for any reason; or (d) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid, whether voluntarily or by reason of acceleration, including, but not limited to, acceleration upon any transfer or conveyance of any right, title or interest in the Property giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loan as provided in the Mortgage. The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than what is permitted by applicable Law. If any Consequential Loss will be due, the Lender shall deliver to Borrower a notice as to the amount of the Consequential Loss, which notice shall be conclusive in the absence of manifest error. Neither Administrative Agent nor the Lenders shall have any obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrower under this Section shall survive any termination of the Loan Documents and payment of the Loan and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.
     1.11. Late Charge. If Borrower shall fail to make any payment due hereunder or under the terms of any Note within fifteen (15) days after the date such payment is due, Borrower shall pay to the applicable Lender or Lenders on demand a late charge equal to four percent (4%) of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other remedy Lenders may have and is in addition to any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.
     1.12. Taxes.
          (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
          (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
          (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, Borrower shall also pay to Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) the Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

          (d) Borrower agrees to indemnity Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.
          (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the termination of the Commitments and the payment in full of all the other Indebtedness.
     1.13. Payment Schedule and Maturity Date.
          1.13.1 Accrued and unpaid interest shall be due and payable commencing on May 15, 2010 and on the 15th day of each succeeding month thereafter until all principal and accrued interest owning on the Loan shall have been fully paid and satisfied.
          1.13.2 Commencing on the 15th day of the first calendar month following the first payment of rent by Skechers pursuant to the Lease and continuing on the 15th day of each and every calendar month thereafter until the Loan has been repaid in full, Borrower shall make principal payments in an amount derived assuming a thirty (30) year amortization and interest at the rate of the greater of eight percent (8%) per annum or the rate then paid on ten (10) year Treasury Notes, plus TWO HUNDRED AND FIFTY (250) basis points; provided, that on the Maturity Date the entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be finally due and payable. It is acknowledged and agreed that the interest rate set forth in this Section 1.13.2 shall not be the interest rate under the Loan (which interest rate is set forth in Section 1.7 above), but rather shall be used solely for the determination of the amount of each principal payment to be made pursuant to this Section 1.13.2).
          1.13.3 Administrative Agent shall grant a request by Borrower to extend the Maturity Date of the Loan to October 30, 2012 (the “Extended Maturity Date”), upon and subject to the following terms and conditions:
          (a) Basic Conditions. Unless otherwise agreed by Administrative Agent with the consent of all Lenders in writing:
          (i) Borrower shall request the extension, if at all, by written notice to Administrative Agent not more than one hundred twenty (120) days, and not less than sixty (60) days, prior to the Maturity Date.
          (ii) At the time of the request, the construction of the Improvements shall have been completed in accordance with the requirements of the Loan Documents, an unconditional certificate of occupancy (or local equivalent) shall have been issued for the Improvements by the applicable governmental authority with jurisdiction over the Property, and all conditions to the final disbursement shall have been satisfied.
          (iii) At the time of the request, and at the time of the extension, there shall not exist any default, nor any condition or state of facts which after notice and/or lapse of time would constitute a Default under any Loan Document.
          (iv) Current Financial Statements regarding Borrower and TG Development (dated not earlier than thirty (30) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, TG Development and the Property, shall have been submitted promptly to Administrative Agent, and there shall not have occurred, in the opinion of Administrative Agent, any material adverse change in the business or financial condition of Borrower or any Guarantor or Skechers, or in the Property or in any other state of facts submitted to Administrative Agent in connection with the Loan Documents, from that which existed on the date of this Agreement.

          (v) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Lenders in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, environmental audit and reasonable legal fees; all such costs and expenses incurred up to the time of Lenders’ written agreement to the extension shall be due and payable prior to Lenders’ execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent), and any future failure to pay such amounts shall constitute a default under the Loan Documents.
          (vi) All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the extension.
          (vii) Not later than the Maturity Date, (A) the extension shall have been consented to and documented to Administrative Agent and Lenders’ satisfaction by Borrower, each Guarantor, Lenders, and all other parties deemed necessary by Administrative Agent (such as any permitted subordinate lienholders); (B) Administrative Agent shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Administrative Agent; and (C) Borrower shall have paid to Administrative Agent for the pro rata benefit of Lenders a non-refundable extension fee in the amount of Twenty Five Thousand and No/100 Dollars ($25,000.00).
          (viii) At the time of such extension, the Property shall have a Loan to Value Ratio (as hereinafter defined) of not greater than fifty-eight percent (58%), which Loan to Value Ratio shall be calculated as follows: the outstanding principal balance and accrued but unpaid interest on the Loan as of the date of the determination of the ratio shall be divided by the appraised “As-Is” value of the Property. The appraised “As-Is” value of the Property shall be based upon Administrative Agent’s existing appraisal of the Property, or, at Administrative Agent’s election (in its sole discretion), an updated appraisal, prepared by an appraiser acceptable to Administrative Agent at Borrower’s expense, and satisfactory to Administrative Agent in all respects, as reviewed, adjusted and approved by Administrative Agent. In the event this Loan to Value Ratio is not met, Borrower may satisfy this Loan to Value Ratio prior to the extension date by either (A) making a principal curtailment on the Loan in an amount sufficient to bring this Loan to Value Ratio into compliance and/or (B) provide additional collateral acceptable to Administrative Agent, which shall have value (as determined by Administrative Agent) which when added to the Property value is sufficient to satisfy this Loan to Value Ratio.
          (ix) At the time of such extension, Skechers shall have taken occupancy of the Improvements and commenced to pay rent under the Lease
          (x) At the time of such extension, Borrower shall satisfy a Debt Service Coverage Ratio (as hereinafter defined) as determined by Administrative Agent for the preceding twelve (12) month period of at least 1.40 to 1.00, which Debt Service Coverage Ratio shall be calculated by dividing the cash flow for the preceding twelve (12) month period (the “Determination Period”) by the amount of the debt service payments in the amount calculated assuming a thirty (30) year amortization and interest at the rate of the greater of eight percent (8%) per annum or the rate then paid on ten (10) year Treasury Notes, plus TWO HUNDRED AND FIFTY (250) basis points. For the purposes hereof, “cash flow” shall be defined as net income of Borrower after provision for approved operating expenses and state and federal income taxes, increased by the amount of depreciation, amortization and other non-cash charges, if any. In the event that Skechers has not been in possession of the Improvements and paying rent during the entirety of the Determination Period, then the following shall apply: (a) cash flow for that period of time during the Determination Period during which Skechers has been paying rent shall be annualized (e.g., if one month, then such cash flow shall be multiplied by 12, if three months, then such cash flow shall be multiplied by 4, etc.); and (b) any and all expenses which may not occur on a monthly basis (e.g., payment of real estate taxes and insurance premiums) shall also be annualized.
If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

          (b) No Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except that the Maturity Date shall mean the Extended Maturity Date.
     1.14. Certain Provisions Regarding Payments. All payments made as scheduled on the Loan shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Administrative Agent under the Loan Documents, in such manner and order as Administrative Agent may elect in its sole discretion. All permitted prepayments on the Loan shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Administrative Agent under the Loan Documents, in such manner and order as Administrative Agent may elect in its sole discretion, including but not limited to application to principal installments in inverse order of maturity. Except to the extent that specific provisions are set forth in this Agreement or another Loan Document with respect to application of payments, all payments received by Administrative Agent shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such manner and order as Administrative Agent may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in immediately available U.S. funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the Administrative Agent of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default. Payments received after 2:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Agreement or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.
     1.15. Advances and Payments.
          (a) Following receipt of a Draw Request, Administrative Agent shall promptly provide each Lender with a copy of the Draw Request Form in the form of Exhibit “F-1”, the related AIA Document G-702 and G-703, the related written certification by Borrower’s Architect and if available the related written certification of the Construction Consultant. Administrative Agent shall notify each Lender telephonically (with confirmation by facsimile or electronic mail), by facsimile (with confirmation by telephone or electronic mail) or by electronic mail (with confirmation by telephone or facsimile) not later than 1:00 p.m. Administrative Agent’s Time two (2) Business Days prior to the advance Funding Date for LIBOR Rate Principal advances, and one (1) Business Day prior to the advance Funding Date for all other advances, of its Pro Rata Share of the amount Administrative Agent has determined shall be advanced in connection therewith (“Advance Amount”). In the case of an advance of the Loan, each Lender shall make the funds for its Pro Rata Share of the Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time on the Funding Date thereof. After Administrative Agent’s receipt of the Advance Amount from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrower on the applicable Funding Date by advancing such funds to Borrower in accordance with the provisions of Exhibit “F”.
          (b) All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent not later than 12:00 p.m. (Administrative Agent’s Time) on the date specified herein. Administrative Agent shall distribute to each Lender such funds as such Lender may be entitled to receive hereunder (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day following the day Administrative Agent receives such funds, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with this subsection, Administrative Agent shall pay to such Lender interest at the Federal Funds Rate on such amount, for each day from the day such amount was to be paid until it is paid to such Lender (any such interest paid shall not be chargeable to Borrower).

          (c) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent’s Office not later than the time for such type of payment specified in this Agreement. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.
          (d) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, in accordance with Exhibit “F”, except as otherwise specified herein, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in the Schedule of Lenders.
          (e) Except as otherwise provided in Exhibit “K” with respect to Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the person or entity entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:
          (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
          (ii) if any Lender failed to make such payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the interest rate applicable to such amount under the Loan. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Pro Rata Share, included in the applicable Loan advance. If such Lender does not pay such amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent may make a demand therefor upon Borrower, and the Borrower shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the non-default rate of interest applicable to such amount under the Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.
     A notice of the Administrative Agent to any Lender or to Borrower with respect to any amount owing under this subsection shall be conclusive, absent manifest error.
          (f) If any Lender makes available to the Administrative Agent funds for any Loan advance to be made by such Lender as provided in the foregoing provisions of this Section, and the funds are not advanced to Borrower or otherwise used to satisfy any Obligations of such Lender hereunder, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan advance in any particular place or manner.
          (h) Conditions to Initial Advance of Loan Proceeds. The following are conditions precedent to Administrative Agent and Lenders’ obligation to make the Initial Advance of Loan Proceeds to Borrower hereunder and are in addition to any other conditions for advances and for the Initial Advance of Loan Proceeds set forth in this Agreement, including, but not limited to, those contained in Exhibit F of this Agreement:
          (i) Permits. Borrower, Administrative Agent and Lenders acknowledge that as of the date hereof, Borrower has not yet obtained from the applicable governmental authorities the permits that are required for the construction of the Improvements. Borrower agrees that Administrative Agent and Lenders shall have no obligation to make an Initial Advance of Loan Proceeds unless and until Borrower has obtained all permits required for the construction of the Improvements and has provided true and correct copies of such valid building permits for the Improvements, acceptable to the Administrative Agent in its sole discretion, together with all other consents, licenses, permits and approvals necessary for construction of the Improvements, all in assignable form (to the extent appropriate) and in full force and effect.
          (ii) Relocation and/or Release of Utility Easements. Borrower, Administrative Agent and Lenders acknowledge that the Property is currently encumbered by certain utility easements (collectively, the “Utility Easements”) in favor of each of Southern California Edison Company (as successor to Nevada-California Electric Corporation and California Electric Power Company) (“SCE”) and the Eastern Municipal Water District (the “EMWD”, and collectively with SCE, the “Grantees”) as more specifically set forth in Preliminary Report NCS-413199A issued by the Title Company. Borrower, Administrative Agent and each Lender also acknowledge that the Improvements are intended to be constructed over portions of the Property that are subject to the Utility Easements and that Borrower intends either to cause the Grantees to release the Utility Easements or to relocate them so that once constructed the Improvements will not encroach upon those portions of the Property encumbered by the Utility Easements or violate the terms or conditions of the Utility Easements. Borrower agrees that Administrative Agent and Lenders shall have no obligation to make an Initial Advance of Loan Proceeds hereunder unless and until (i) the Utility Easements have been released by the Grantees or relocated by the Grantees in a manner approved of by Administrative Agent in its sole and absolute discretion; (ii) executed and recorded copies of all instruments effecting such release or relocation (as applicable) have been provided to Administrative Agent; (iii) Borrower has provided to Administrative Agent, at no cost to Administrative Agent, (a) an updated survey of the Property reflecting the release or relocation of the Utility Easements and (b) such endorsements to its policy of Title Insurance, required by, and acceptable to, Administrative Agent in its sole discretion, including, but not limited to an unmodified Form 103.3 endorsement and an endorsement reflecting the release of the Utility Easements or the relocation of same in the manner approved by Administrative Agent.
          (iii) Recordation of Final Map. Borrower agrees that Administrative Agent and Lenders shall have no obligation to make the Initial Advance of Loan Proceeds unless and until (A) the Final Map, as such term is defined in the Section 6.24 of the Mortgage, is approved by the City and recorded in the Official Records of Riverside County, California and a copy of such recorded Final Map is provided to Administrative Agent; and (B) Administrative Agent and Lenders are provided with the items specifically set forth in Section 6.24 of the Mortgage.
     1.16. Administrative Agent Advances.
          (a) Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine advances of the Loan, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 6.10 herein, (ii) when the applicable conditions precedent set forth in Exhibit “C” and Exhibit “F” have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Loan collateral or any portion thereof (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 5.5, after the occurrence of a Default, and (B) subject to Section 5.10, after acquisition of all or a portion of the Loan collateral by foreclosure or otherwise.
          (b) Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Loan collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the

Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).
     1.17. Defaulting Lender.
          1.17.1 Notice and Cure of Lender Default; Election Period: Electing Lenders. Administrative Agent shall notify (such notice being referred to as the “Default Notice”) Borrower (for Loan advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that within twenty (20) days after the date of the Default Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount and to assume the Defaulting Lender’s obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender’s principal obligations under this Agreement (such entire undisbursed portion of the Defaulting Lender’s principal obligations under this Agreement, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the “Defaulting Lender Obligation”). If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount and the Defaulting Lender Obligation shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount and Defaulting Lender Obligation (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days following the expiration of the Election Period to reimburse Administrative Agent or make payment to Borrower, as applicable. Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 5.11.
          1.17.2 Removal of Rights; Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender’s becoming a Defaulting Lender and prior to such cure or waiver. The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.
          1.17.3 Commitment Adjustments. In connection with the adjustment of the amounts of the Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount and assumed the Defaulting Lender Obligation. In connection with such adjustments, Defaulting Lenders shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 6.5. If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts and Defaulting Lender Obligation funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.
          1.17.4 No Election. In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender.
     1.18. Several Obligations; No Liability, No Release. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any advances of the Loan or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrower or any other person for any failure by any other Lender to fulfill its obligations to make advances of the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount. In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to Borrower or any Guarantor. The obligation of Lenders to pay to such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender.
     1.19. Replacement of Lenders. If any Lender is a Defaulting Lender, Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment with the payment of any assignment fee by the replaced Lender to one or more other lenders or Eligible Assignees acceptable to Borrower, the Administrative Agent and the L/C Issuer. Borrower shall or shall cause the replacement lender to (subject to the provisions of Section 1.14 through 1.15 providing for payment of all Defaulting Lender Payment Amounts to Administrative Agent and/or Electing Lenders, as applicable, prior to payment of amounts due to a Defaulting Lender), (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement, (y) provide appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to such replaced Lender’s obligation to fund its participation interest in any Letters of Credit then outstanding and (z) provide a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 6.5. If a Lender being replaced refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.
ARTICLE 2 — ADDITIONAL COVENANTS AND AGREEMENTS
     2.1. Construction of the Improvements. Borrower shall commence construction of the Improvements on or before the Construction Commencement Date, and shall prosecute the construction of the Improvements with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Laws and governmental requirements, the Plans and the Loan Documents. Borrower shall not permit cessation of work for a period in excess of ten (10) consecutive days, except for Excusable Delays. Borrower shall complete construction of the Improvements free and clear of all liens (except liens created by the Loan Documents), and shall obtain a certificate of occupancy and all other permits, licenses and approvals from all applicable governmental authorities required for the occupancy, use and operation of the Improvements, in each case satisfactory to Administrative Agent, on or before the Completion Date. Borrower shall promptly after receiving knowledge of same, correct (a) any material defect in the Improvements, (b) any material departure from the Plans, Law or governmental requirements, or (c) any encroachment by any Improvements or structure on any building setback line, easement, property line or restricted area.
     2.2. Plans and Changes. No construction shall be undertaken on the Land except as shown in the Plans. Borrower assumes full responsibility for the compliance of the Plans and the Property with all Laws, governmental requirements and sound building and engineering practices. No plans or specifications, or any changes thereto, shall be included as part of the Plans until approved by Administrative Agent, Construction Consultant, all applicable governmental authorities, and all other parties required under the Loan Documents. Without Administrative Agent’s prior written consent, Borrower shall not change or modify the Plans, agree to any change order, or allow any extras to any contractor or any subcontractor, except that Borrower may make Permitted Changes without such consent if: (a) Borrower notifies Administrative Agent in writing of the change or extra with appropriate supporting documentation and information; (b) Borrower obtains the approval of the applicable contractor, Borrower’s architect and all sureties; (c) the structural integrity, quality and standard of workmanship of the Improvements is not impaired by such change or extra; (d) no substantial change in architectural appearance is effected by such change or extra; (e) no default in any obligation to any person or violation of any Law or governmental requirement would result from such change or extra; (f) Borrower complies with Section 1.5 of this Agreement to cover any excess cost resulting from the change or extra; and (g) completion of the Improvements by the Completion Date will not be affected. Administrative Agent shall not be obligated to review a proposed change unless it has received all documents necessary to review such change, including the change order, cost estimates, plans and specifications, and evidence that all required approvals other than that of Administrative Agent have been obtained.
     2.3. Contracts. Without Administrative Agent’s prior written approval as to parties, terms, and all other matters, Borrower shall not (a) enter into any Material Contract for the performance of any work or the supplying of any labor, materials or services for the design or construction of the Improvements, (b) enter into any management, leasing, maintenance or other contract pertaining to the Property not described in clause (a) that is not unconditionally terminable by Borrower or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder, or (c) modify, amend, or terminate any such contracts. Administrative Agent hereby approves of the Development Management Services Agreement dated January 30, 2010 entered into by HF Logistics-SKX, LLC, a Delaware limited liability company and HFC Holdings, LLC, a Delaware limited liability company [as assigned by HF Logistics-SKX, LLC to Borrower?]. All such contracts shall provide that all rights and liens of the applicable contractor, architect, engineer, supplier, surveyor or other party and any right to remove removable Improvements are subordinate to Lender’s rights and liens, shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors’ and mechanics’ and materialmen’s liens and any right to remove removable Improvements to Lender’s rights and liens, and shall provide that no change order shall be effective without the prior written consent of Administrative Agent, except for change orders which implement Permitted Changes. Borrower shall not default under any contract, Borrower shall not permit any contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Administrative Agent of any default thereunder. Borrower will deliver to Administrative Agent, upon request of Administrative Agent, the names and addresses of all persons or entities with whom each contractor has contracted for the construction of the Improvements or for the furnishing of labor or materials therefor.
     2.4. Assignment of Contracts and Plans. As additional security for the Obligations, Borrower hereby transfers and assigns to Administrative Agent for the ratable benefit of Administrative Agent and Lenders and grants a security interest in all of Borrower’s right, title and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and the Plans, and agrees that all of the same are covered by the security agreement provisions of the Mortgage. Borrower agrees to deliver to Administrative Agent from time to time upon Administrative Agent’s request such consents to the foregoing assignment from parties contracting with Borrower as Administrative Agent may require. Neither this assignment nor any action by Administrative Agent or Lenders shall constitute an assumption by Administrative Agent or Lenders of any obligation under any such contract or with respect to the Plans, Borrower hereby agrees to perform all of its obligations under any such contract, and Borrower shall continue to be liable for all obligations of Borrower with respect thereto. Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Administrative Agent may determine to be necessary to cure any default under any such contract or with respect to the Plans or to protect the rights of Borrower, Administrative Agent or Lenders with respect thereto. Borrower irrevocably constitutes and appoints Administrative Agent as Borrower’s attorney-in-fact, which power of attorney is coupled with an interest and irrevocable, after a Default by Borrower under this Agreement to enforce in Borrower’s name or in Administrative Agent’s and Lender’s name all rights of Borrower under any such contract or with respect to the Plans. Administrative Agent shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid. Borrower indemnifies and holds Administrative Agent and Lenders harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants’ fees and expenses and attorneys’ fees and expenses) incurred in connection with Borrower’s failure to perform such contracts or any action taken by Administrative Agent or Lenders. Administrative Agent may use the Plans for any purpose relating to the Improvements. Borrower represents and warrants to Administrative Agent and Lenders that the copy of any contract furnished or to be furnished to Administrative Agent is and shall be a true and complete copy thereof, that the copies of the Plans delivered to Administrative Agent are and shall be true and complete copies of the Plans, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that Borrower’s interest therein is not subject to any claim, setoff, or encumbrance.
     2.5. Storage of Materials. Borrower shall cause all materials supplied for or intended to be utilized in the construction of the Improvements, but not yet affixed to or incorporated into the Improvements or the Land, to be stored on the Land or at such other site as Administrative Agent may approve, in each case with adequate safeguards to prevent loss, theft, damage or commingling with materials for other projects. Borrower shall not purchase or order materials for delivery more than sixty (60) days prior to the scheduled incorporation of such materials into the Improvements without the prior approval of Administrative Agent, which will not be unreasonably withheld (and in that regard, Administrative Agent shall give due consideration to expected “lead times” for any such orders and potential cost savings resulting from early ordering of materials).
     2.6. Construction Consultant. Administrative Agent may retain the services of a Construction Consultant, whose duties may include, among others, reviewing the Plans and any proposed changes to the Plans, performing construction cost analyses, observing work in place and reviewing Draw Requests. The duties of Construction Consultant run solely to Administrative Agent for the ratable benefit of Lenders, and Construction Consultant shall have no obligations or responsibilities whatsoever to Borrower, Borrower’s architect, engineer, contractor or any of their agents or employees. Unless prohibited by applicable Law, all fees, costs, and expenses of Construction Consultant shall be paid by Borrower. Borrower shall cooperate with Construction Consultant and will furnish to Construction Consultant such information and other material as Construction Consultant considers necessary or useful in performing its duties.

     2.7. Inspection. Administrative Agent and its agents, including Construction Consultant, may enter upon the Property to inspect the Property, the Project and any materials at any reasonable time, upon reasonable advance notice, unless Administrative Agent deems such inspection is of an emergency nature, in which event Borrower shall provide Administrative Agent with immediate access to the Property. Borrower will furnish to Administrative Agent and its agents, including Construction Consultant, for inspection and copying, all Plans, shop drawings, specifications, books and records, and other documents and information that Administrative Agent may request from time to time.
     2.8. Notice to Lenders. Borrower shall promptly within five (5) days after Borrower receives knowledge of the occurrence of any of the following events, notify each Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any violation of any Law or governmental requirement; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower or any Guarantor or the Property, and any material development therein; (c) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened against Borrower or any contractor, and any material development in any labor controversy; (e) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; (f) any failure by Borrower or any contractor, subcontractor or supplier to perform any material obligation under any construction contract, any event or condition which would permit termination of a construction contract or suspension of work thereunder, or any notice given by Borrower or any contractor with respect to any of the foregoing; (g) any lien filed against the Property or any stop notice served on Borrower in connection with construction of the Improvements; or (h) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect.
     2.9. Financial Statements. Borrower shall deliver to Administrative Agent with sufficient copies for each Lender the Financial Statements and other statements and information at the times and for the periods described in (a) Exhibit “B” and (b) any other Loan Document, and Borrower shall deliver to Administrative Agent with sufficient copies for each Lender from time to time such additional financial statements and information as Administrative Agent may at any time request. Borrower will make all of its books, records and accounts available to Administrative Agent and its representatives at the Property upon request and will permit them to review and copy the same. Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect in the financial condition of Borrower and, if known by Borrower, any Guarantor, or in the construction progress of the Improvements. Administrative Agent shall provide a copy of such Financial Statements to each Lender upon receipt.
     2.10. Other Information. Borrower shall furnish to Administrative Agent from time to time upon Administrative Agent’s request to the extent in Borrower’s possession or under Borrower’s control (i) copies of any or all subcontracts entered into by contractors or subcontractors and the names and addresses of all persons or entities with whom Borrower or any contractor has contracted for the construction of the Improvements or the furnishing of labor or materials in connection therewith; (ii) copies of any or all contracts, bills of sale, statements, receipts or other documents under which Borrower claims title to any materials, fixtures or articles of personal property incorporated or to be incorporated into the Improvements or subject to the lien of the Mortgage; (iii) a list of all unpaid bills for labor and materials with respect to construction of the Improvements and copies of all invoices therefor; (iv) budgets of Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the completion of construction of the Improvements; (v) current or updated detailed Project schedules or construction schedules; and (vi) such other information relating to Borrower, Guarantors, the Improvements, the Property, or any indemnitor or other person or party connected with Borrower, the Loan, the construction of the Improvements or any security for the Loan.
     2.11. Reports and Testing. Borrower shall (a) promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made on the Land, the Improvements or any materials to be incorporated into the Improvements; and (b) make such additional tests on the Land, the Improvements or any materials to be incorporated into the Improvements as Administrative Agent reasonably requires. Borrower shall immediately notify Administrative Agent of any report, study, inspection or test that indicates any adverse condition relating to the Land, the Improvements or any such materials.

     2.12. Advertising by Lenders. At Administrative Agent’s request and at Borrower’s expense, Borrower shall erect and maintain on the Property one or more advertising signs approved by Administrative Agent indicating that the construction financing for the Property has been provided by Lenders.
     2.13. Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. Each such appraiser and appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such appraisal shall be borne by Borrower if such appraisal is the first appraisal in any calendar year and in all events if Administrative Agent obtains such appraisal after the occurrence of a Default, and such cost is due and payable by Borrower on demand and shall be secured by the Loan Documents. Administrative Agent shall provide a copy of such Appraisal to each Lender upon receipt, and to Borrower subject to Borrower’s payment for such Appraisal and delivery to Administrative Agent of a release and indemnity as to the matters stated therein on Administrative Agent’s standard form document.
     2.14. Payment of Withholding Taxes. Borrower shall not use, or knowingly permit any contractor or subcontractor to use, any portion of the proceeds of any Loan advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with (a) the United States of all amounts of tax required to be deducted and withheld with respect to such wages under the Code, and (b) any state and/or local Tribunal or agency having jurisdiction of all amounts of tax required to be deducted and withheld with respect to such wages under any applicable state and/or local Laws.
     2.15 ERISA and Prohibited Transaction Taxes. As of the date hereof and throughout the term of this Loan Agreement, (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”): or (ii) a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”); (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (e) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender’s rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 2.15 as Administrative Agent may from time to time request.
     2.16 Certificate of Deposit. As additional security for the Obligations and a condition for the closing of the Loan, pursuant to the terms and provisions of a separate assignment agreement, Borrower has transferred and assigned to Administrative Agent for the ratable benefit of Administrative Agent and Lenders and grants a security interest in all of Borrower’s right, title and interest, in and to a certificate of deposit (the “Certificate of Deposit”) in the amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00) issued by Administrative Agent in the name of Borrower.
     2.17 TG Development Net Worth Requirement. Until all of the Obligations are paid in full, Borrower shall cause TG Development to maintain a minimum book net worth, as determined by the generally accepted accounting principles, of ONE HUNDRED AND FIFTY MILLION AND NO/100 DOLLARS ($150,000,000.00). It is acknowledged that a component of TG Development’s book net worth is derived from its indirect ownership, through one or more subsidiaries, of certain unsold residential condominium inventory (the “Condominium Inventory”). In connection with its testing of TG Development’s book net worth, Administrative Agent, in its sole discretion, shall have the right to obtain updated appraisals of the Condominium Inventory prepared by appraisers selected by Administrative Agent (at Borrower’s expense with respect to one such appraisal each year, or for all such appraisals if a Default should occur). Further Borrower covenants and agrees that TG Development shall not (a) incur contingent liability in an aggregate amount exceeding TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) other than the Loan without the prior written consent of Lender which consent Lender may withhold in its sole and absolute discretion; provided, however, that any guaranties of liabilities of subsidiaries of

TG Development which are taken into account when computing the book net worth (by reductions to book net worth in amounts equal to the amount of such guarantied liabilities), as provided above, shall be permitted and shall be excluded from the aforesaid limit on contingent liabilities; provided further that there shall be no restriction on contingent liability incurred by TG Development in connection with any loan made for the acquisition or development of income producing commercial real estate; and (b) transfer any of its assets without the prior written consent of Lender in its sole and absolute discretion, except (i) in the ordinary course of business for fair value; or (ii) to any unrelated third party for fair and reasonably equivalent value; or (iii) to an entity that is wholly owned (directly or indirectly) by TG Development.
ARTICLE 3 — REPRESENTATIONS AND WARRANTIES
     To induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and Lenders that except as otherwise disclosed to Administrative Agent in writing (a) Borrower has complied with any and all Laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Property and to develop the Improvements as contemplated in this Agreement and the other Loan Documents; (b) Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents; (c) the Loan Documents are valid and binding obligations of Borrower; (d) Borrower is not in violation of any Law, regulation or ordinance, or any order of any court or Tribunal, and no provision of the Loan Documents violates any applicable Law, any covenants or restrictions affecting the Property, any order of any court or Tribunal or any contract or agreement binding on Borrower or the Property; (e) to the extent required by applicable Law, Borrower and Guarantors have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Plans are complete in all material respects, contain all necessary detail and are adequate for construction of the Improvements, are satisfactory to Borrower, have been approved by all applicable governmental authorities, have been accepted by each contractor which has entered into a contract relating to construction of the Improvements, and comply with the Loan Documents and all applicable Laws, restrictive covenants, and governmental requirements, rules, and regulations; (g) the Land is not included under any unity of title or similar covenant with other lands not encumbered by the Mortgage, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements; (h) the Land and Improvements comply with all Laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (i) the Plans do, and the Improvements when constructed will, comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (j) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law or governmental requirement; (k) in Borrower’s reasonable opinion, the construction schedule for the Project is realistic and the Completion Date is a reasonable estimate of the time required to complete the Project; (1) the Financial Statements delivered to Administrative Agent are true, correct, and complete in all material respects, and there has been no event or condition that could reasonably be expected to have a Material Adverse Effect on Borrower’s or any of the Guarantors’ financial condition from the financial condition of Borrower or Guarantors (as the case may be) indicated in such Financial Statements; (m) all utility services necessary for the development of the Land and the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities; (n) except as otherwise provided for in the Loan Documents, the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property; (o) the current and anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Land without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Tribunal having jurisdiction have been satisfied, and no violation of any Law or regulation exists with respect thereto; (p) attached hereto as Exhibit “J” is a list of all bonds required in connection with completion of the Improvements, and to the best of Borrower’s knowledge, no other bonds or other security are currently required or will be required prior to completion of the Improvements; and (q) prior to the recordation of the Mortgage, except as disclosed to Administrative Agent in writing, no work of any kind (including destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining or fencing of the Land) has been or will be commenced or performed on the Land, no equipment or material has been or will be delivered to or placed upon the Land for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the design or construction of the Improvements, or the surveying of the Land or Improvements, nor any affidavit or notice of commencement of construction of the Improvements, has been or will be executed or recorded, which could cause a mechanic’s or materialman’s lien or similar lien to achieve priority over the Mortgage or the rights of Administrative Agent and Lenders thereunder.
ARTICLE 4 — DEFAULT AND REMEDIES
     4.1 Events of Default. The occurrence of any one of the following shall be a default under this Agreement (“Default”): (a) any of the Indebtedness is not paid when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; (b) any covenant or agreement in this Agreement (other than covenants to pay the Indebtedness and other Defaults expressly listed in this Section with a different notice and cure period) is not fully and timely performed, observed or kept or any representation or warranty given by the Borrower was untrue when given and is not corrected within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days, so long as a cure is being diligently and continuously pursued; (c) the occurrence of a Default under any other Loan Document (taking into account any applicable notice and cure period set forth in such Loan Document); (d) the execution and/or filing of any affidavit of commencement stating construction on the Land actually commenced prior to the date on which the Mortgage was duly filed for record and any mechanics liens or other title defect resulting from the filing of any affidavit of commencement which is a lien senior in priority to the Mortgage is not cleared to the Administrative Agent’s satisfaction within twenty (20) days after written notice thereof is given to the Borrower by the Administrative Agent; (e) construction of the Improvements ceases for more than ten (10) consecutive days except for Excusable Delays; (f) the construction of the Improvements, or any materials for which an advance has been requested, fails to comply with the Plans, the Loan Documents, any Laws or governmental requirements, or any applicable restrictive covenants and such noncompliance is not cured within a period of thirty (30) days after written notice thereof from Administrative Agent to Borrower or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued; (g) Borrower fails to satisfy any condition precedent to the obligation of Lenders to make an advance within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued; (h) construction of the Improvements is abandoned, Administrative Agent reasonably determines that construction of the Improvements in accordance with this Agreement will not be completed on or before the Completion Date, or Borrower fails to substantially complete construction of the Improvements and obtain all applicable permits, licenses, certificates and approvals including, but not limited to, a final and unconditional certificate of occupancy (or local equivalent) from the applicable governmental authority in accordance with this Agreement on or before the Completion Date; (i) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect and is not replaced or renewed within thirty (30) days after such lapse or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued; (j) a Borrower’s Deposit is not made with Administrative Agent within ten (10) days after Administrative Agent’s request therefor in accordance with Section 1.5; (k) construction is enjoined or Borrower, Administrative Agent or any Lender is enjoined or prohibited from performing any of its respective obligations under any of the Loan Documents and such injunction is not released or lifted within ten (10) days of its imposition; (I) the owner of the Property enters into any lease of part or all of the Property which does not comply with the Loan Documents and such matter is not remedied within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as cure is being diligently and continuously pursued; (m) a lien for the performance of work or the supply of materials which is established against the Property, or any stop notice served on Borrower, the general contractor, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of twenty (20) days after the date of filing or service; (n) the occurrence of any condition or situation which, in the sole determination of Administrative Agent, constitutes a danger to or impairment of the Property or the lien of the Mortgage, if such condition or situation is not remedied within fifteen (15) days after written notice to the Borrower thereof; (o) the entry of a final and non-appealable judgment against Borrower or any Guarantor of more than One Hundred Thousand Dollars ($100,000.00) which is not paid in full or bonded within fifteen (15) days or the issuance of any attachment, sequestration, or similar writ levied upon any of its property which is not discharged within a period of fifteen (15) days; (p) Administrative Agent determines that an event or condition that could reasonably be expected to have a Material Adverse Effect has occurred in the financial condition of Borrower or any Guarantor or in the condition of the Property and such matter is not remedied within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued; (q) the Property is no longer leased to Skechers under terms and conditions of the Lease; (r) the dissolution or insolvency of Borrower or any Guarantor and such matter is not remedied within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued; (s) a default occurs under any other Loan Document which is not cured within any applicable notice and cure period provided therein; (t) TG Development fails to comply with the net worth requirement set forth in Section 2.17 of this Agreement and such matter is not remedied within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued; (u) the failure of Borrower to have satisfied the conditions set forth in Section 1.15(h) of this Agreement within one hundred eighty (180) days from the date hereof; and (v) the transfer by Borrower, any Guarantor, or any Affiliate of Borrower or any Guarantor of any property or asset to TGD Holdings, LLC, a Delaware limited liability company.
     4.2 Remedies. Upon a Default, Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable; (b) reducing any claim to judgment; or (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Mortgage; provided, however, that upon a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, do any one or more of the following: (a) terminate Lenders’ Commitment to lend and any obligation to disburse any Borrower’s Deposit hereunder; (b) in its own name on behalf of the Lenders or in the name of Borrower, enter into possession of the Property, perform all work necessary to complete construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Administrative Agent), the Loan Documents, and all applicable Laws, governmental requirements and restrictive covenants, and continue to employ Borrower’s architect, engineer and any contractor pursuant to the applicable contracts or otherwise; or (c) set-off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness. Further, L/C Issuer may, with the approval of Administrative Agent on behalf of the Required Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held in a deposit account with Administrative Agent to secure amounts due from Borrower under Letters of Credit and when no Letters of Credit exist, the Loan.
     Borrower hereby appoints Administrative Agent as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower’s name upon the occurrence of a Default: (i) use such sums as are necessary, including any proceeds of the Loan and any Borrower’s Deposit, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as may be required, or as Lenders may otherwise consider desirable, for the purpose of completing construction of the Improvements substantially in accordance with the Plans (as modified as deemed necessary by Administrative Agent), the Loan Documents, and all applicable Laws, governmental requirements and restrictive covenants; (ii) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements; (iii) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (iv) do every act with respect to the construction of the Improvements that Borrower may do; (v) prosecute or defend any action or proceeding incident to the Property, (vi) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (vii) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements. Any amounts expended by Administrative Agent itself or on behalf of Lenders to construct or complete the Improvements or in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrower hereunder as a demand obligation owing by Borrower to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein. Neither Administrative Agent nor Lenders shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.
     No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, or the Property or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.
     Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Indebtedness, payments shall be applied as elected by Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.
ARTICLE 5 — ADMINISTRATIVE AGENT
     5.1. Appointment and Authorization of Administrative Agent.
          (a) Each Lender hereby irrevocably (subject to Section 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
          (b) L/C Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and that L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article and in the definition of “Agent — Related Person” included L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to L/C Issuer.
          (c) No individual Lender or group of Lenders or L/C Issuer shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent, L/C Issuer, or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of L/C Issuer, Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 4 or pursuant to any other Loan Document, if applicable, and any action so taken or not taken shall be deemed consented to by Lenders.
          (d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any Guarantor, no individual Lender or group of Lenders or L/C Issuer shall have the right, and the Administrative Agent (irrespective of whether the principal of the Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be exclusively entitled and empowered on behalf of itself, L/C Issuer, and the Lenders, by intervention in such proceeding or otherwise:
          (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan, any L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 6.10 and Exhibit “K” allowed in such judicial proceeding; and
          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 6.10.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Lenders except as approved by Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by Required Lenders in any such proceeding.
     5.2. Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
     5.3. Liability of Administrative Agent. No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any subsidiary or Affiliate of Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower, Guarantors, or any of their Affiliates.

     5.4. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders.
     5.5. Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default that Administrative Agent determines will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 4; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.
     5.6. Credit Decision; Disclosure of Information by Administrative Agent.
          (a) Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantors, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and Guarantors hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors.
          (b) Administrative Agent upon its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide the Lender and/or make available for the Lender’s inspection during reasonable business hours and at the Lender’s expense, upon the Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, any Guarantor or other person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or any Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided further that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Guarantor or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.
     5.7. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees) incurred by Administrative Agent as described in Section 6.10. The undertaking in this Section shall survive the payment of all Indebtedness hereunder and the resignation or replacement of Administrative Agent.
     5.8. Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that Bank of America, N.A. is the L/C Issuer and Borrower and Bank of America, N.A. or its Affiliate have entered or may enter into Swap Transactions. A portion of the Loan may be funded to honor Borrower’s payment obligations under the terms of such Swap Transactions, and Lenders shall have no right to share in any portion of such payments. Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent, or party to Swap Transactions, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.
     5.9. Successor Administrative Agent. Administrative Agent may, and at the request of the Required Lenders as a result of Administrative Agent’s gross negligence or willful misconduct in performing its duties under this Agreement shall, resign as Administrative Agent upon 30 days’ notice to Lenders, and any such resignation by Administrative Agent shall also constitute its resignation as L/C Issuer. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of a Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms “Administrative Agent” and “L/C Issuer” shall mean such successor administrative agent and L/C Issuer, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letter of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and L/C Issuer under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent and L/C Issuer by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent and L/C Issuer hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America, N.A. may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced and fully released as “L/C Issuer” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America, N.A.
     5.10. Releases; Acquisition and Transfers of Collateral.
          (a) Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness, (ii) constituting a release, transfer or sale of a lien or Loan collateral if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) for a purchase price of at least 90% of the value indicated in the most recent appraisal of the collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the appraisal estimated by experts in such areas; or (2) if approved by the Required Lenders.
          (b) If all or any portion of the Loan collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more persons (individually and collectively, “Property Manager”) experienced in the management, leasing, sale and/or dispositions of similar properties.
After consulting with the Property Manager, Administrative Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale and disposition of the Loan collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.
          (c) Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.
          (d) If only two (2) Lenders (other than the L/C Issuer) exist at the time Administrative Agent receives a purchase offer for Loan collateral for which one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer (“Purchase Offer”) to purchase all of non-consenting Lender’s right, title and interest in the collateral for a purchase price equal to non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Net Proceeds”). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in the collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Net Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the collateral or 90 days after the Purchase Offer, regardless of whether the collateral has been sold.
     5.11. Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities, and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of the Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders. Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender. Such apportionment shall be made until the Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Loan collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 5.7) and reimbursements then due to Administrative Agent from Borrower; second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrower; third, to pay pro rata interest and late charges due in respect of the Indebtedness and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of, and to secure any outstanding Letters of Credit for, the Indebtedness and Administrative Agent Advances; fifth, to pay any indebtedness of Borrower under Swap Transactions; and last, to Borrower, if required by law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments.
     Notwithstanding the above, subject to Section 3 of Exhibit “K”, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Indebtedness, if any, in the order set forth above.
     5.12. Benefit. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part.
ARTICLE 6 — GENERAL TERMS AND CONDITIONS
     6.1. Consents; Borrower’s Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment or discretion (or sole discretion) is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of the Plans, the Budget, any appraisal, any contract, any change order, any lease, or any other matter incident to the Property or the construction of the Improvements. Administrative Agent’s or Lenders’ acceptance of an assignment of the Plans for the benefit of Administrative Agent and Lenders shall not constitute approval of the Plans. Any inspection, appraisal or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower’s obligations. Borrower has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project. Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of the existence of, negligent, faulty, inadequate or defective design or construction of the Improvements. Neither Administrative Agent nor any Lender shall be liable or responsible for, and Borrower shall indemnify each Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against: (a) any claim, action, loss or cost (including reasonable attorney’s fees and costs) arising from or relating to (i) any defect in the Property or the Improvements, (ii) the performance or default of Borrower, Borrower’s surveyors, architects, engineers, contractors, the Construction Consultant, or any other person, (iii) any failure to construct, complete, protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the construction of the Improvements, (v) in connection with the protection and preservation of the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition), or (vi) the performance of any obligation of Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in Section 6.6) or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Agreement; and (d) any and all liabilities, losses, costs or expenses (including attorney fees and costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn, (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Further, Borrower shall not be obligated to indemnify any of the Indemnitees from matters which relate solely to disputes or disagreements among Lenders and/or Administrative Agent, or any default by any of the Lenders and/or Administrative Agent of any of their respective obligations under this Agreement to Borrower or to each other. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. Inspection shall not constitute an acknowledgment or representation by Administrative Agent, any Lender or the Construction Consultant that there has been or will be compliance with the Plans, the Loan Documents, or applicable Laws, governmental requirements and restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default then existing, or a waiver of Administrative Agent’s and Lenders’ right thereafter to insist that the Improvements be constructed in accordance with the Plans, the Loan Documents, and all applicable Laws, governmental requirements and restrictive covenants. Administrative Agent’s failure to inspect shall not constitute a waiver of any of Administrative Agent’s or Lenders’ rights under the Loan Documents or at Law or in equity.
     6.2. Miscellaneous. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Loan Documents are for the sole benefit of Administrative Agent, Lenders and Borrower and are not for the benefit of any third party. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances. Time shall be of the essence with respect to Borrower’s obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by Florida law (without regard to any conflict of Laws principles) and applicable United States federal Law.
     6.3. Notices.
          6.3.1 Modes of Delivery; Changes. Except as otherwise provided herein, all notices, demands, requests, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing. Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if (a) delivered by personal delivery; (b) by courier; (c) by registered or certified United States mail, postage prepaid; (d) by overnight delivery by a nationally recognized overnight delivery service; (e) by facsimile addressed to the party to whom directed with, subject to Subsection 6.3.2 below, a confirmatory original delivered by one of the methods set forth in (a) through (d); or (f) by electronic mail addressed to Borrower, at the addresses set forth at the end of this Agreement or to Administrative Agent, the L/C Issuer or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed) with a confirmatory original delivered by one of the methods set forth in (a) through (d). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile or e-mail, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.
          6.3.2 Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
          6.3.3 Intentionally Omitted.
          6.3.4 Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan advance notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.
     6.4. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     6.5. Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that:
          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund as defined in subsection (h) of this Section with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes its Pro Rata Share of the Loan outstanding) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned;
          (iii) any assignment of a Commitment must be approved by Administrative Agent, and L/C Issuer unless the person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

          (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 plus the cost of any applicable endorsement to the Title Insurance or new Title Insurance.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower’s obligations surviving termination of this Agreement). Upon request, Administrative Agent shall prepare and Borrower shall execute and deliver a Note (“Replacement Note”) to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
          (c) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall forward the Assignment and Assumption, and the Replacement Note to the Title Company for issuance of an applicable endorsement to the Title Insurance or new Title Insurance, and shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Any Lender may, without the consent of, but with prior notice to Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) except to the extent consented to by Administrative Agent in its sole discretion with respect to each participation, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.
          (e) A Participant shall not be entitled to receive any greater payment under Sections 1.7, 1.8 or 1.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) If the consent of Borrower to an assignment or to an assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the provision to the first sentence of subsection (b) above), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

          (h) As used herein, the following terms have the following meanings:
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other person (other than a natural person) approved by the Administrative Agent, and, unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).
     “Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. assigns all of its Commitment and interest in the Loan pursuant to subsection (b) above, Bank of America, N.A. may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America, N.A. as L/C Issuer. If Bank of America, N.A. resigns as L/C Issuer it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make an advance of Base Rate Principal or fund risk participations for L/C Borrowings pursuant to Exhibit “K”).
          (j) Borrower shall not be responsible for any costs or expenses incurred by Administrative Agent or any of the Lenders in connection with or as a result of any assignment or transfer of a Lender’s rights and obligations under this Agreement (or any part thereof), or in connection with the sale of participations by any Lender.
     6.6. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Transaction or credit derivative transaction relating to obligations of the Borrower and Guarantors; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower or any Guarantor relating to the Borrower or any of the Guarantors or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Guarantor; provided that in the case of information received from the Borrower or any Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential (provided that any financial statements received from Borrower or any Guarantor shall be deemed confidential regardless of whether so identified). Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. The Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this

Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents.
     6.7. Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, Administrative Agent and each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other party to the Loan Documents, any such notice being waived by Borrower (on its own behalf and on behalf of each party to the Loan Documents to the fullest extent permitted by Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or such Lender hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, Banker’s lien, or similar rights against any deposit account or other property or asset of Borrower whether or not located in California or another state with certain laws restricting Lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its Affiliates held by such Lender, without the prior written approval of Administrative Agent and the Required Lenders. Notwithstanding the foregoing, neither Administrative Agent nor any Lender nor any assignee or Affiliate thereof (each a “Lender Party”) shall proceed directly, by right of set-off, banker’s lien, counterclaim or otherwise, against any assets of Borrower or any Guarantor (including any general or special, time or demand, provision or other deposits or other indebtedness owing by such Lender Party to or for the credit or the account of Borrower or any Guarantor) for purposes of applying such assets against the Indebtedness, without the prior written consent of all Lenders.
     6.8. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them and/or such subparticipations in the participations in the L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off), but subject to Section 6.7 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
     6.9. Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 5 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of the Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other person or the execution by Borrower or any other person of any such amendment or intercreditor agreement provided that such matter does not affect Borrower’s rights or obligations. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination shall not have a Material Adverse Effect; provided, however, that otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided further that no such amendment, waiver or consent shall:
          (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 4.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);
          (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;
          (c) reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or L/C Borrower, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that the Administrative Agent may waive any obligation of the Borrower to pay interest at the Past Due Rate and/or late charges for periods of up to thirty days, and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Past Due Rate or late charges thereafter, or to amend the definition of “Past Due Rate” or “late charges”;
          (d) change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan and L/C Obligations which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;
          (e) change the definition of “Pro Rata Share” or “Required Lender” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
          (f) amend this Section, or Section 6.8, without the written consent of each Lender;
          (g) release the liability of Borrower or any existing Guarantor without the written consent of each Lender;
          (h) permit the sale, transfer, pledge, mortgage or assignment of any Loan collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or
          (i) transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Loan collateral except as permitted in Section 5.10, without the written consent of each Lender, and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender.

This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.
     6.10. Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Administrative Agent, including (a) all fees and expenses of Administrative Agent’s counsel; (b) fees and charges of each Construction Consultant, inspector and engineer; (c) appraisal, re-appraisal and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Administrative Agent, including reasonable attorneys’ fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget. Borrower’s obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.
     6.11. Tax Forms.
          (a) (i) Each Lender, and each holder of a participation interest herein, that is not a “United States person” (a “Foreign Lender”) within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from withholding on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to the Loan Documents, (B) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lenders, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of United States Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 1.11 or pay or reimburse Administrative Agent or any of the Lenders, (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an United States Internal Revenue Service Form W-8IMY pursuant to this subsection (a) of this Section, or (B) if such Lender shall have failed to satisfy the foregoing provisions of this subsection (a); provided that if such Lender shall have satisfied the requirement of this subsection (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection (a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 1.11 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this subsection (a).
          (b) Upon the request of Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
          (c) If any Tribunal asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent. The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Indebtedness and the resignation or replacement of Administrative Agent.
     6.12. Further Assurances. Borrower will, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent to comply with the requirements of any agency having jurisdiction over Administrative Agent. In addition, at any time, and from time to time, upon request by Administrative Agent or any Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, be necessary or desirable in order to verify the Borrower’s identity and background in a manner satisfactory to Administrative Agent or such Lender.
     6.13. Inducement to Lenders. The representations and warranties contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of the Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, any Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure.
     6.14. Forum. Each party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.2 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each party to this Agreement hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 6.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from such party in accordance with the Loan Documents, and service so made shall be complete on the date of delivery as shown on the return receipt. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.
     6.15. Interpretation. References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally. References to “persons” shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.
     6.16. No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower with reference to the Project, the Property or otherwise. In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower.
     6.17. Records. The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of Borrower set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent’s books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.
     6.18. Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.
     6.19. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE A PARTY, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, ANY NOTE, THE LOAN AGREEMENT, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO ANY NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY TO THIS AGREEMENT, AND THEY HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE EXECUTION OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     6.20. Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in any Note shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law and nothing in any Note will limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.
     6.21. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     6.22. Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
     6.23. Dispute Resolution.
          (a) Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of any party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower, Administrative Agent or any Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Except to the extent expressly provided below, any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.
          (b) Special Rules.
          (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the city and county where Administrative Agent is located pursuant to its address for notice purposes in this Agreement.
          (ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute, without the necessity of the agreement or consent of the other party or parties, another arbitration organization that has similar procedures to AAA but that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).
          (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.
          (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.
          (v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.
          (vi) Any dispute concerning this Dispute Resolution Section, including any such dispute as to the validity or enforceability hereof or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.
          (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.
          (viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.
          (ix) No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the undersigned and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.
          (c) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Administrative Agent or any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Subject to the terms of this Agreement, Administrative Agent and any Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.
          (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.
          (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.
          (f) The procedure described above will not apply if (1) the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Administrative Agent and/or Lenders secured by real property; and (2) Administrative Agent and each Lender in their sole and absolute discretion have not consented to submission of the Claim to arbitration.
          (g) To the extent any Claims are not arbitrated, to the extent permitted by law the Claims shall be resolved in court by a judge without a jury, except any Claims which are brought in a California state court may, at the election of Administrative Agent and each Lender, be determined by judicial reference as described below.
          (h) Any Claim which is not arbitrated and which is brought in California state court may, at the joint election of Administrative Agent and each Lender, be resolved by general reference to a referee (or a panel of referees) as provided in California Code of Civil Procedure (“CCP”) Section 638. The referee (or presiding referee of the panel) shall be a retired Judge or Justice. The referee (or panel of referees) shall be selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of eth Court (or his or her representative) as provided in CCP Section 638 and the following related sections. The referee shall determine all issues in accordance with California rules of evidence and civil procedure and other applicable laws, rules and regulations. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including motions for summary judgment or summary adjudication. The aware that results from the decisions of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of CCP Sections 644(a) and 645. The parties reserve the right to seek appellate review of any judgment or order, including orders pertaining to class certification, to the same extent permitted in a court of law.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
[The balance of this page is intentionally left blank]

     IN WITNESS WHEREOF, THIS CONSTRUCTION LOAN AGREEMENT is EXECUTED and DELIVERED UNDER SEAL as of the date first appearing above.

WITNESS/ATTEST:	HF LOGISTICS-SKX T1, LLC,
a Delaware limited liability company

/s/ Mary S. Fredenburg	By: HF Logistics-SKX, LLC, a Delaware

Name: Mary S. Fredenburg	limited liability company, its sole member

By: HF Logistics I, LLC, a Delaware limited liability company, its managing member
Borrower’s Address for Notices:

HF Logistics-SKX T1, LLC	By:	/s/ Iddo Benzeevi

c/o Highland Fairview Properties		Iddo Benzeevi, President and
14225 Corporate Way		Chief Executive Officer
Moreno Valley CA 92553
Telephone: (951) 867-5301
Facsimile: (951) 867-5302
Electronic Mail: [ILLEGIBLE].com
FEIN: 27-1865350

With a copy to:

TG Services, Inc.
Stage Coach Run
East Brunswick, NJ 08816
Attn: James Licb, EVP

BANK OF AMERICA, N.A.,
a national banking association, individually as
WITNESS/ATTEST:	Administrative Agent, L/C Issuer, and a Lender

/s/ Xavier Arcentales	By:	/s/ [ILLEGIBLE]

Name: Xavier Arcentales	Name:	[ILLEGIBLE]
	Title:	Senior Vice President

RAYMOND JAMES BANK, FSB.
WITNESS/ATTEST:	as a Lender

/s/ [ILLEGIBLE]	By:	/s/ Jennifer Ehrhart

Name: [ILLEGIBLE]	Name:	Jennifer Ehrhart
	Title:	Senior Vice President

EXHIBIT “A”
LEGAL DESCRIPTION OF LAND
Real property in the City of Moreno Valley, County of Riverside, State of California, described as follows:
PARCEL 1:
THAT CERTAIN PARCEL SHOWN AND DESCRIBED AS “PROPOSED PARCEL C” BEING SET FORTH, DESCRIBED AND CREATED BY THAT CERTAIN LOT LINE ADJUSTMENT NO. 1005 / AND CERTIFICATE OF COMPLIANCE RECORDED MARCH 29, 2010 AS DOCUMENT NO. 2010-0140636 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
THOSE PORTIONS OF LOTS 2 AND 7, IN BLOCK 34 OF MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 11 OF MAPS, PAGE 10, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA, TOGETHER WITH THAT PORTION OF FIR AVENUE, VACATED BY RESOLUTION OF THE BOARD OF SUPERVISORS OF RIVERSIDE COUNTY RECORDED MARCH 27, 1962 AS FILE NO. 27882 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, LYING BETWEEN REDLANDS BOULEVARD AND SINCLAIR STREET, AS SAID STREETS ARE SHOWN ON THE MAP OF SAID TRACT, DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHWESTERLY CORNER OF SAID LOT 7, BEING ALSO THE CENTERLINE OF FIR AVENUE (VACATED); THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 7 AND THE CENTERLINE OF FIR AVENUE (VACATED) SOUTH 89 DEGREES 33"11' EAST 288.98 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 1280.03 FEET TO THE NORTHERLY LINE OF SAID LOT 2, BEING ALSO THE SOUTHERLY LINE OF GREVILLEA AVENUE (80 FEET WIDE) AS SHOWN ON SAID MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY (NOW THE SOUTHERLY LINE OF STATE HIGHWAY 60); THENCE ALONG THE NORTHERLY LINE OF SAID LOT 2 AND THE SOUTHERLY LINE OF GREVILLEA AVENUE SOUTH 89 DEGREES 33"13' EAST 381.32 FEET TO THE NORTHEASTERLY CORNER OF SAID LOT 2; THENCE ALONG THE EASTERLY LINES OF SAID LOT 2 AND SAID LOT 7 SOUTH 00 DEGREES 27"17' WEST 1280.00 FEET TO SAID SOUTHERLY LINE OF LOT 7 AND SAID CENTERLINE OF FIR AVENUE (VACATED); THENCE ALONG SAID SOUTHERLY LINE OF LOT 7 AND SAID CENTERLINE OF FIR AVENUE (VACATED) NORTH 89 DEGREES 33"11' WEST 371.16 FEET TO THE TRUE POINT OF BEGINNING.
CONTAINING AN AREA OF 11.056 ACRES, MORE OR LESS.
PARCEL 2:
THAT CERTAIN PARCEL SHOWN AND DESCRIBED AS “PROPOSED PARCEL A” BEING SET FORTH, DESCRIBED AND CREATED BY THAT CERTAIN LOT LINE ADJUSTMENT NO. 1004 / AND CERTIFICATE OF COMPLIANCE RECORDED MARCH 29, 2010 AS DOCUMENT NO. 2010-0140637 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
THOSE PORTIONS OF LOTS 1, 2 AND 8 IN BLOCK 33 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 11 OF MAPS, PAGE 10, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:
EXHIBIT A, PAGE 1

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID LOT 8; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 8, BEING ALSO THE NORTHERLY LINE OF FIR AVENUE (80 FEET WIDE) SOUTH 89 DEGREES 33"11' EAST 130.38 FEET; THENCE LEAVING SAID SOUTHERLY LINE OF LOT 8 AND SAID NORTHERLY LINE OF FIR AVENUE, NORTH 854.59 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 497.00 FEET, A RADIAL LINE OF SAID CURVE FROM SAID POINT BEARS NORTH 15 DEGREES 41'23" EAST; THENCE ALONG SAID CURVE NORTHWESTERLY 103.15 FEET THROUGH A CENTRAL ANGLE OF 11 DEGREES 53'28"; THENCE TANGENT FROM SAID CURVE NORTH 62 DEGREES 25'09" WEST 49.57 FEET; THENCE NORTH 56 DEGREES 42'31" WEST 120.60 FEET; THENCE NORTH 62 DEGREES 25'09" WEST 222.69 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 800.00 FEET; THENCE ALONG SAID CURVE NORTHWESTERLY 310.88 FEET THROUGH A CENTRAL ANGLE OF 22 DEGREES 15'55"; THENCE TANGENT FROM SAID CURVE NORTH 84 DEGREES 41'04" WEST 47.33 FEET TO THE WESTERLY LINE OF SAID LOT 2; THENCE ALONG THE WESTERLY AND SOUTHERLY LINES OF SAID LOT 2, AND THE WESTERLY LINE OF LOT 8 THE FOLLOWING COURSES: SOUTH 00 DEGREES 27'24" WEST 550.52 FEET; THENCE SOUTH 89 DEGREES 33'12" EAST 660.21 FEET; THENCE SOUTH 00 DEGREES 27'19" WEST 620.01 FEET TO THE POINT OF BEGINNING.
CONTAINING AN AREA OF 9.396 ACRES, MORE OR LESS.
PARCEL A:
LOTS 1 AND 8 OF BLOCK 34, MAP NO. 1, OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 11, PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY.
TOGETHER WITH THAT PORTION OF FIR AVENUE, VACATED BY RESOLUTION OF THE BOARD OF SUPERVISORS OF RIVERSIDE COUNTY RECORDED MARCH 27, 1962 AS FILE NO. 27882 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, LYING BETWEEN REDLANDS BOULEVARD, AND SINCLAIR STREET AS SAID STREETS ARE SHOWN ON THE MAP OF SAID TRACT.
ALSO TOGETHER WITH THAT PORTION OF SINCLAIR STREET ADJACENT ON THE EAST, AS REJECTED FOR DEDICATION BY THE CITY OF MORENO VALLEY PURSUANT TO THE TERMS AND PROVISIONS OF A DOCUMENT RECORDED MARCH 31, 2010 AS DOCUMENT NO. 2010-0144493 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL B:
PARCELS 1 AND 2 OF PARCEL MAP 12975, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 72, PAGE 47 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY.
ALSO TOGETHER WITH THAT PORTION OF SINCLAIR STREET ADJACENT ON THE WEST, AS REJECTED FOR DEDICATION BY THE CITY OF MORENO VALLEY PURSUANT TO THE TERMS AND PROVISIONS OF A DOCUMENT RECORDED MARCH 31, 2010 AS DOCUMENT NO. 2010-0144493 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL C:
LOT 4 IN BLOCK 33 OF MAP NO. 1 OF THE LANDS OF THE BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 11, PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA.

EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 4;
THENCE EASTERLY ON THE NORTHERLY LINE OF SAID LOT 257.00 FEET;
THENCE AT RIGHT ANGLES SOUTHERLY 398.00 FEET;
THENCE AT RIGHT ANGLES WESTERLY 257.00 FEET, TO THE WESTERLY LINE OF SAID LOT;
THENCE NORTHERLY, ON THE WESTERLY LINE OF SAID LOT, 398.00 FEET, TO THE POINT OF BEGINNING.
ALSO TOGETHER WITH THAT PORTION OF SINCLAIR STREET ADJACENT ON THE WEST, AS REJECTED FOR DEDICATION BY THE CITY OF MORENO VALLEY PURSUANT TO THE TERMS AND PROVISIONS OF A DOCUMENT RECORDED MARCH 31, 2010 AS DOCUMENT NO. 2010-0144493 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL D:
ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:
LOTS 3 AND 6 OF BLOCK 33 OF MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 11, PAGE(S) 10, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY.
PARCEL E:
LOT 7 IN BLOCK 33, OF MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 11, PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA.
PARCEL F:
ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:
LOT 5 OF BLOCK 33 OF MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT CO., IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 11, PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY.
ALSO TOGETHER WITH THAT PORTION OF SINCLAIR STREET ADJACENT ON THE WEST, AS REJECTED FOR DEDICATION BY THE CITY OF MORENO VALLEY PURSUANT TO THE TERMS AND PROVISIONS OF A DOCUMENT RECORDED MARCH 31, 2010 AS DOCUMENT NO. 2010-0144493 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL G:
ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

THE NORTHERLY 160.00 FEET OF THE WESTERLY 120.00 FEET OF LOT 4 IN BLOCK 33, AS PER MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO DEVELOPMENT COMPANY, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 11, PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY.
SAID NORTHERLY 160.00 FEET BEING MEASURED FROM THE SOUTHERLY LINE OF GREVILLEA AVENUE AS SHOWN ON SAID MAP AND THE WESTERLY 120.00 FEET BEING MEASURED FROM THE EAST LINE OF SINCLAIR STREET AS SHOWN ON SAID MAP.
ALSO TOGETHER WITH THAT PORTION OF SINCLAIR STREET ADJACENT ON THE WEST, AS REJECTED FOR DEDICATION BY THE CITY OF MORENO VALLEY PURSUANT TO THE TERMS AND PROVISIONS OF A DOCUMENT RECORDED MARCH 31, 2010 AS DOCUMENT NO. 2010-0144493 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.
PARCEL AA:
TEMPORARY CONSTRUCTION EASEMENTS FOR GRADING PURPOSES, TOGETHER WITH THE RIGHT TO ENTER ON, ACROSS, AND WITHIN THE REAL PROPERTY AS SHOWN THEREIN, FOR THE PURPOSE OF CONSTRUCTING THE PLANNED IMPROVEMENTS AND ASSOCIATED SLOPE AND DRAINAGE AREA GRADING ADJACENT TO AND SOUTH OF EUCALYPTUS AVENUE AS SHOWN ON ROUGH GRADING PLANS FOR CITY PROJECT NO. PA07-0090, ON FILE WITH THE CITY OF MORENO VALLEY, AS IRREVOCABLY OFFERED TO HF LOGISTICS-SKX T1, LLC, BY THOSE CERTAIN TEMPORARY CONSTRUCTION EASEMENTS RECORDED MARCH 26, 2010 AS DOCUMENT NO.’S 2010-0138030, 2010-0138031 AND 2010-0138032, ALL OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.

EXHIBIT “B”
DEFINITIONS AND FINANCIAL STATEMENTS
1.	DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:
     “AAA” means the American Arbitration Association, or any successor thereof.
     “Adjusted LIBOR Rate” means the quotient obtained by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage, where,
     “London Interbank Offered Rate” means, with respect to any applicable Interest Period, the rate per annum equal to the British Bankers’ Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period, for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Administrative Agent; and
     “LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board whether or not applicable to any Lender, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not any Lender has any Eurocurrency liabilities. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.
     “Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent Advances” has the meaning set forth in Section 1.16 of this Agreement.
     “Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders.
     “Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located.
     “Advance Termination Date” means that date which is thirty (30) days prior to the Maturity Date (or Extended Maturity Date, if applicable).
     “Affiliate” means any person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such person. A person shall be deemed to be “controlled by” any other person if such other person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.
     “Agent-Related Persons” means Administrative Agent, together with its Affiliates (including Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such persons and Affiliates.
EXHIBIT B, PAGE 1

     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Aggregate Cost” has the meaning set forth in Section 1.4 of this Agreement.
     “Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.
     “Appraised Value” means Ninety Five Million and No/100 Dollars ($95,000,000.00).
     “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.
     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit “L”.
     “Base Rate” means, on any day, a simple rate per annum equal to the sum of the Prime Rate for that day plus the Base Rate Margin. Without notice to Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.
     “Base Rate Margin” means two and three quarters percent (2.75%) per annum.
     “Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal and Letters of Credit which have not been drawn.
     “Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
     “Borrower’s Deposit” has the meaning set forth in Section 1.5 of this Agreement.
     “Budget” means the budget and cost itemization for the Project attached as Exhibit “D”.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.
     “Cash Collateralize” has the meaning set forth in Section 7 of Exhibit “K”.
     “City” means the City of Moreno Valley, California.
     “Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.
     “Code” has the meaning set forth in Section 2.15 of this Agreement.
     “Commitment” means, as to each Lender, its obligation to advance (a) its Pro Rata Share of the Loan and (b) purchase participations in L/C Obligations in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Completion Date” means the earlier of (a) the date of completion of tenant improvements pursuant to the terms and provisions of the Lease or (b) twenty (20) months after the date of this Agreement.
     “Construction Commencement Date” means thirty (30) days after the date of this Agreement.
     “Construction Consultant” means the construction consultant, if any, engaged by Administrative Agent with respect to the Project.
EXHIBIT B, PAGE 2

     “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” has the meaning set forth in Section 4.1 of this Agreement.
     “Defaulting Lender” means a Lender that fails to pay its Pro Rata Share of a Payment Amount within five (5) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement.
     “Defaulting Lender Amount” means the Defaulting Lender’s Pro Rata Share of a Payment Amount.
     “Defaulting Lender Payment Amounts” means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Base Rate.
     “Deferred Up-Front Equity Cash” means that portion of the Up-Front Equity consisting of the sum of NINE HUNDRED FORTY ONE THOUSAND TWO HUNDRED THIRTY SEVEN AND NO/100 DOLLARS ($941,237.00) in cash which shall be deposited into the Up-Front Equity Account in accordance with the terms and conditions of this Agreement.
     “Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).
     “Draw Request” has the meaning set forth in Section 1 of Exhibit “F”.
     “Eligible Assignee” has the meaning set forth in Section 6.5 of this Agreement.
     “Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and among Borrower, Guarantors and Administrative Agent for the benefit of Lenders.
     “Excusable Delay” means a delay, not to exceed a total of sixty (60) days, caused by unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money), and as to which Borrower notifies Administrative Agent in writing within ten (10) days after such occurrence; provided, however, no Excusable Delay shall extend the Completion Date or suspend or abate any obligation of Borrower or any Guarantor or any other person to pay any money.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.
     “Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, a reconciliation of changes in equity and liquidity verification, annual statements of cash flow and amounts and sources of contingent liabilities, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each
EXHIBIT B, PAGE 3

reporting party who is an individual, a balance sheet, statements of amount and sources of contingent liabilities, sources and uses of cash and liquidity verification and, unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.
     “Funding Date” means the date on which an advance of Loan Proceeds, Up-Front Equity Cash or Borrower’s Deposit shall occur.
     “Guarantors” means collectively TG Development, Trans LP Holdings, LLC, a Delaware limited liability company, Boca Ocean Holdings, LLC, a Delaware limited liability company, T/CAL Holdings, LLC, a Delaware limited liability company, and Island Boulevard Holdings, LLC, a Delaware limited liability company, jointly and severally (and each of the foregoing is referred to herein as a “Guarantor”).
     “Improvements” means all on-site and off-site improvements to the Land for industrial warehouse, office and retail use, to be constructed on the Land and expected to be Leadership in Energy and Environmental Design certified, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Land and/or in such improvements.
     “Indebtedness” means any and all indebtedness to Administrative Agent, or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan.
     “Indemnified Liabilities” has the meaning set forth in Section 6.1.
     “Initial Advance” means the first advance of Up-Front Equity Cash in an amount requested by Borrower and approved by Administrative Agent in accordance with the terms and conditions of this Agreement.
     “Initial Advance of Loan Proceeds” means the first advance of any of the Loan Proceeds which shall be made in accordance with the terms and conditions of this Agreement.
     “Initial Up-Front Equity Cash” means that portion of the Up-Front Equity consisting of the sum of TWENTY FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($24,500,000.00) in cash which shall be deposited on the date hereof into the Up-Front Equity Account pursuant to the terms and conditions of this Agreement.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan advance.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Issuer” means Bank of America, N.A. in its capacity as issuer of Letters of Credit hereunder or any successor issuer of Letter of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all L/C Borrowings.
     “Land” means the real property described in Exhibit “A”.
     “Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.
     “Lease” means, collectively, that certain Lease Agreement dated September 24, 2007 by and between HF Logistics I, LLC, a Delaware limited liability company (the “Original Landlord”), as landlord, and Skechers, as tenant, for the lease of the Improvements to be constructed by Borrower in accordance with the terms and provisions of this Agreement, as modified by that certain Amendment to Lease Agreement dated December 18, 2009 by and between
EXHIBIT B, PAGE 4

Original Landlord and Skechers, as assigned to Borrower pursuant to that certain Assignment of Lease (Skechers Lease) dated April 12, 2010 executed by and between Original Landlord and Borrower, and as further modified by that certain Second Amendment to Lease Agreement dated April 12, 2010 executed by and between Borrower and Skechers.
     “Lender” means each lender from time to time party to this Agreement and L/C Issuer.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.
     “Letter of Credit” means any letter of credit issued hereunder.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Sublimit” means an amount equal to NINETEEN MILLION DOLLARS ($19,000,000.00). The Letter of Credit Sublimit is a part of, and not in addition to, the combined Commitments.
     “LIBOR Business Day” means a Business Day which is also a London Banking Day.
     “LIBOR Margin” means four and one half percent (4.5%) per annum.
     “LIBOR Rate” means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate.
     “LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.
     “Loan” means the loan and Letters of Credit by Lenders to Borrower, in the amount of lesser of (i) $55,000,000.00; (ii) 58% of the Appraised Value; (iii) the payment of 55% of the costs incident to the Project as specified in the Budget; (iv) 1.40 times the coverage ratio using stress tests of 8% rate, 30-year amortization and first year NOI as per the approved appraisal. In the event the aggregate amount of the actual costs incident to the Project are less than the aggregate amount specified in the Budget, the maximum amount described above shall be reduced by the difference between the aggregate amount specified in the Budget and the aggregate amount of such actual costs.
     “Loan Documents” means this Agreement (including all exhibits), the Mortgage, any Note, the Environmental Agreement, any guaranty, financing statements, the Budget, each Draw Request, any and all documents, instruments or agreements executed and delivered to evidence, secure or in connection with all Letters of Credit, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower, each of the Guarantors, or any other party to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time.
     “London Banking Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the Project, or the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any party to the Loan Documents to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.
EXHIBIT B, PAGE 5

     “Material Contract” means any contract for the performance of any work or the supplying of any labor, materials or services which exceeds FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) in total price.
     “Maturity Date” means twenty four (24) months from the date of this Agreement, as it may be earlier terminated or extended in accordance with the terms hereof.
     “Mortgage” means the Construction Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated of even date herewith, from Borrower to Administrative Agent, securing repayment of the Indebtedness and Borrower’s performance of its other obligations to Administrative Agent and Lenders under the Loan Documents, as amended, modified, supplemented, restated and replaced from time to time.
     “Notes” means the Promissory Notes each dated of even date herewith executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan, substantially in the form of Exhibit “M” as amended, modified, replaced, restated, extended or renewed from time to time.
     “Obligations” means all liabilities, obligations, covenants and duties of, any party to a Loan Document arising under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any party to a Loan Document or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.
     “Payment Amount” means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, a reimbursement to L/C Issuer for an unreimbursed drawing under a Letter of Credit or any other amount that a Lender is required to fund under this Agreement.
     “Permitted Changes” means changes to the Plans or Improvements, including so-called “field changes”, provided that the cost of any single change or extra does not exceed FIFTY THOUSAND DOLLARS ($50,000.00) and the aggregate amount of all such changes and extras (whether positive or negative) does not exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).
     “Plans” means the plans and specifications listed in Exhibit “E” and all modifications thereof and additions thereto that are included as part of the Plans as the same shall be approved by Administrative Agent in the exercise of its sole discretion in accordance with the terms of this Agreement.
     “Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default.
     “Prime Rate” means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its “prime rate,” it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.
     “Principal Debt” means the aggregate unpaid principal balance of this Loan at the time in question.
     “Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a
EXHIBIT B, PAGE 6

fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time (taking into account funded participations in L/C Obligations) and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.
     “Project” means the acquisition of the Land, the construction of the Improvements, and if applicable, the leasing and operation of the Improvements.
     “Property” means the Land, the Improvements and all other property constituting the “Mortgaged Property,” as described in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.
     “Required Lenders” means as of any date of determination at least two Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness (taking into account funded participations in L/C Obligations); provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness (taking into account funded participations in L/C Obligations) held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit “N”, as it may be modified from time to time in accordance with this Agreement.
     “Skechers” means Skechers U.S.A., Inc., a Delaware corporation.
     “Stored Materials Advance Limit” means THREE MILLION DOLLARS ($3,000,000.00).
     “Subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.
     “Survey” means a survey prepared in accordance with Exhibit “G” or as otherwise approved by Administrative Agent in its sole discretion.
     “Swap Contract” has the meaning set forth in the Mortgage.
     “Swap Transaction” has the meaning set forth in the Mortgage.
     “Taxes” has the meaning set forth in Section 1.11 of this Agreement.
     “TG Development” means TG Development Corp., a Delaware corporation.
     “Title Company” means First American Title Insurance Company.
     “Title Insurance” means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Loan, insuring the validity and priority of the Mortgage encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders.
     “Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.
EXHIBIT B, PAGE 7

     “Up-Front Equity Account” means that certain deposit account number 1499708217 in the name of Borrower established with Administrative Agent and under the control of Administrative Agent into which the Up-Front Equity Cash has been deposited and which will be utilized by Borrower to fund the Total Costs through the advance procedures set forth in Exhibit “F”.
     “Up-Front Equity Cash” means collectively, the Initial Up-Front Equity Cash and the Deferred Up-Front Equity Cash.
2. FINANCIAL STATEMENTS:
     Borrower shall provide or cause to be provided to Administrative Agent with a copy for each Lender all of the following:
(a) Financial Statements of Borrower (i) for each fiscal year as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year. Financial Statements of Borrower shall be certified by the manager (or managing member as applicable) of the Borrower.
(b) Financial Statements of TG Development certified by the chief financial officer of TG Development (i) for each fiscal year as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year; (ii) for each calendar quarter as soon as reasonably practicable and in any event within forty-five (45) days after the end of each calendar quarter; provided that annual statements of cash flow and amounts and sources of contingent liabilities shall only be provided annually.
(c) Financial Statements of TG Development which are consolidated and consolidating and which include each of the other Guarantors certified by the chief financial officer of TG Development (i) for each fiscal year as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year; and (iv) for each calendar quarter as soon as reasonably practicable and in any event within forty-five (45) days after the end of each calendar quarter; provided that annual statements of cash flow and amounts and sources of contingent liabilities shall only be provided annually.
(d) Prior to commencement of operations of the Improvements, a capital and operating budget for the Property for its first fiscal year (or portion thereof) of operations; and after commencement of operations in the Improvements: (i) prior to the beginning of each fiscal year of Borrower, a capital and operating budget for the Property; and (ii) for each month (and for the fiscal year through the end of that month) (A) a statement of all income and expenses in connection with the Property, and (B) if requested by Administrative Agent, a current leasing status report (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), including in each case a comparison to the budget, as soon as reasonably practicable but in any event within fifteen (15) days after the end of each such month, certified in writing as true and correct by a representative of Borrower satisfactory to Administrative Agent. Items provided under this paragraph shall be in form and detail satisfactory to Administrative Agent.
(e) Copies of filed federal and state income tax returns of Borrower and TG Development for each taxable year, within twenty (20) days after filing but in any event not later than one hundred twenty (120) days after the close of each such taxable year. Notwithstanding the foregoing, in the event Borrower or TG Development timely files for an extension for the filing of a federal or state income tax return and provides Administrative Agent with a copy of the extension filing within five (5) days of filing same, a copy of the return shall be provided to Administrative Agent five (5) days after the filing of such return but in any event not later than the expiration of the applicable extension period.
(f) From time to time promptly after Administrative Agent’s request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request.
All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification as required above in form specified by Administrative Agent to
EXHIBIT B, PAGE 8

certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party’s financial position.
EXHIBIT B, PAGE 9

EXHIBIT “C”
CONDITIONS PRECEDENT TO THE INITIAL ADVANCE
     As conditions precedent to the Initial Advance, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:
     1. Fees and Expenses. Any and all required commitment and other fees, and evidence satisfactory to Administrative Agent that Borrower has paid all other fees, costs and expenses (including the fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.
     2. Financial Statements. The Financial Statements of Borrower and TG Development or any other party required by any loan application or commitment or otherwise required by Administrative Agent.
     3. Appraisal. A market value appraisal of the Property made within one hundred eighty (180) days prior to the date of this Agreement, which appraises the Property on a “completed value” basis at not less than the Appraised Value. The appraiser and appraisal must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent.
     4. Draw Schedule and Budget. Borrower’s proposed cash flow, draw schedule, and construction schedule for the Project, and Administrative Agent shall be satisfied, in its sole discretion, that the Improvements may be completed in accordance with the construction schedule and for costs not exceeding those set forth in the Budget.
     5. Authorization. Evidence Administrative Agent requires of the existence, good standing, authority and capacity of Borrower, Guarantors, and their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:
     (a) For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence Administrative Agent requires of registration or qualification to do business in the state where Borrower’s principal place of business is located and the state where the Project is located, and (iii) a partnership affidavit certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.
     (b) For each corporation: (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which the Project is located.
     (c) For each limited liability company or limited liability partnership: (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.
EXHIBIT C, PAGE 1

     (d) For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.
     (e) All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.
     6. Loan Documents. From Borrower, Guarantors and each other person required by Administrative Agent, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) all Loan Documents then required by Administrative Agent, dated the date of this Agreement, each in form and content satisfactory to Administrative Agent, and evidence Administrative Agent requires that the Mortgage has been recorded in the official records of the city or county in which the Property is located and UCC-1 financing statements have been filed in all filing offices that Administrative Agent may require.
     7. Opinions. The written opinion of counsel satisfactory to Administrative Agent for the Borrower, Guarantors, and any other persons or entities addressed to Administrative Agent for the benefit of Lenders, dated the date of this Agreement.
     8. Survey; No Special Flood Hazard. (a) two (2) prints of an original survey (with a copy for each Lender) of the Land and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, complying with Exhibit “G”, and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Land is located in a flood hazard area.
     9. Title Insurance. An ALTA title insurance policy (or a title insurance commitment marked through the Loan closing date with all Schedule B-1 requirements and standard exceptions deleted), issued by the Title Company (which shall be approved by the Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the Mortgage, insuring that the Mortgage constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent, and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years (other than any lien of supplemental taxes assessed pursuant to California Revenue and Taxation Code Section 75, et sq.); providing full coverage against mechanics’ and materialmens’ liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the Land and Improvements is vested in Borrower; containing such affirmative coverage and endorsements as Administrative Agent may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent regarding advances and/or readvances of Loan funds after closing. Borrower and Borrower’s counsel shall not have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance.
     10. Plans. Two (2) true and correct copies of all existing Plans (including the site plan), together with evidence satisfactory to Administrative Agent that all applicable governmental authorities, Borrower, Borrower’s architect, engineer, and contractors and Construction Consultant have approved the same.
EXHIBIT C, PAGE 2

     11. Contracts. If requested by Administrative Agent (a) a list containing the names and addresses of all existing material contractors, architects, engineers, and other suppliers of services and materials for the Project under any Material Contract, their respective contract amounts, and a copy of their contracts; and (b) duly executed, acknowledged and delivered originals from each contractor, architect, engineer, subcontractor, or supplier of services or materials as may be required by Administrative Agent under any Material Contract, of (i) consents or other agreements satisfactory to Administrative Agent and (ii) agreements satisfactory to Administrative Agent subordinating all rights, liens, claims and charges they may have or acquire against Borrower or the Property to the rights, liens and security interests of Lenders.
     12. Insurance Policies. The insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the date of this Agreement and that the policies are in full force and effect.
     13. Leases. If Exhibit “I” is attached hereto, (i) true and correct copies of all leases and subleases, and guarantees thereof; (ii) estoppel certificates and subordination non-disturbance and attornment agreements, dated within thirty (30) days prior to this Agreement in form and content satisfactory to Administrative Agent, from the tenants and subtenants as Administrative Agent requires; (iii) evidence satisfactory to Administrative Agent of Borrower’s compliance with the leases; and (iv) evidence satisfactory to Administrative Agent of the tenants’ approval of all matters requiring their approval.
     14. Environmental Compliance/Report. Evidence satisfactory to Administrative Agent that no portion of the Land is “wetlands” under any applicable Law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law or governmental requirement pertaining to health or the environment including without limitation, a written report of an environmental assessment of the Property, made within twelve (12) months prior to the date of this Agreement, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.
     15. Soil Reports. A soil composition and test boring report and a foundation report satisfactory to Administrative Agent regarding the Land, made within three (3) years prior to the date of this Agreement, by a licensed professional engineer satisfactory to Lenders.
     16. Access, Utilities, and Laws. (a) evidence satisfactory to Administrative Agent that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Tribunal, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Project; (b) letters from the applicable utility companies or governmental authorities confirming that all utilities necessary for the Improvements are available at the Land in sufficient capacity, together with evidence satisfactory to Administrative Agent of paid impact fees, utility reservation deposits, and connection fees required to assure the availability of such services; (c) evidence satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (d) evidence satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (e) evidence satisfactory to Administrative Agent of compliance by Borrower and the Property, and the proposed construction, use and occupancy of the Improvements, with such other applicable Laws and governmental requirements
EXHIBIT C, PAGE 3

as Administrative Agent may request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable; any other applicable state of California requirements; The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.); The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.); The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.); The Rehabilitation Act of 1973 (29 U.S.C. § 794) and any other state or local requirements; and (f) written evidence satisfactory to Administrative Agent that construction of the Improvements on the Land is permissible under all federal, state and local statutes, regulations and rulings protecting tidal and non-tidal wetlands and other environmentally protected areas.
     17. Priority. (a) evidence satisfactory to Administrative Agent that prior to and as of the time the Mortgage was filed for record (i) no activity or circumstance was visible on or near the Land which would constitute inception of a mechanic’s or materialman’s lien against the Property; (ii) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to the Project has been filed for record in the county where the Property is located; and (iii) no mechanic’s or materialman’s lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Property; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than ten (10) days prior to the date of this Agreement, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against Borrower otherwise except as consented to by Administrative Agent; and (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrower or any Guarantor.
     18. Bonds. (a) a performance bond for the general contractor in amount, form and content satisfactory to Administrative Agent and (b) a payment bond for the general contractor, in form and content satisfactory to Administrative Agent, and if required by Administrative Agent duly recorded before any construction is commenced. Each bond shall be issued by a corporate surety acceptable to Administrative Agent and authorized and admitted to do business and to execute bonds in the state where the Project is located and contain a dual obligee rider with power of attorney in favor of Administrative Agent in form and content satisfactory to Administrative Agent.
     19. Taxes and Impact Fees. Evidence satisfactory to Administrative Agent (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that to the extent they have been assessed, all taxes, impact fees, water and sewer connection charges and any other similar charges have been paid, including copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.
     20. Intentionally Omitted.
     21. Other Documents. Such other documents and certificates as Administrative Agent may reasonably request from Borrower, any Guarantor, and any other person or entity, in form and content satisfactory to Administrative Agent.
     22. Intentionally Omitted.
     23. Intentionally Omitted.
     24. Up-Front Equity. Evidence satisfactory to Administrative Agent that all components of the Up-Front Equity has been fully paid and funded except for the Deferred Up-Front Equity Cash (it being acknowledged and agreed to that prior to first Advance of Loan Proceeds, the Deferred Up-Front Equity Cash shall be deposited by Borrower into the Up-Front Equity Account).
     25. Borrower Identification Due Diligence. Administrative Agent and each Lender shall have received all due diligence materials they deem necessary with respect to verifying the Borrower’s identity and background information in a manner satisfactory to each of them.
EXHIBIT C, PAGE 4

EXHIBIT “D”
BUDGET
EXHIBIT D, PAGE 1

EXHIBIT “D”

BUDGET — HF Logistics-SKX T1, LLC

	$ Per Sq. Ft.	% of	$ Per Sq. Ft.
LINE ITEMS	of Land Area	Total Costs	of Bldg Area	$ Per Unit	Total Costs
LAND
Land Acquisition (Cost)	5.00	14.4%	9.40	0	17,120,000.00
		0.0%	—	0
		0.0%	—	0

SUB-TOTAL LAND	5.00	14.4%	9.40	—	17,120,000.00

HARD COSTS
GC Contract (Prime Contract)		[*] %	[*]	0	[*]
GC Contract (Eucalyptus St. Costs)		[*] %	[*]	0	[*]
Pre-Purchased Items (paid by Borrower equity)		1.2%	0.78	0	1,413,114.00
Borrower’s General Conditions		0.2%	0.13	0	233,000.00
Previous Site Prep (already paid by Borrower)		0.4%	0.24	0	429,149.00
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
Hard Costs Contingency	[*] %	[*] %	[*]	0	[*]

SUB-TOTAL HARD COSTS		[*] %	[*]	—	[*]

SOFT COSTS
Architectural, Engineering and Other Consultants		[*] %	[*]	0	[*]
Government Fees		2.6%	1.68	0	3,058,000.00
Construction Sureties		0.3%	0.19	0	337,000.00
Impact Fees		[*] %	[*]	0	[*]
Insurance and Taxes		1.0%	0.65	0	1,184,000.00
Leasing Commissions		1.9%	1.24	0	2,250,000.00
Skecher’s Alternative Site Rental		0.8%	0.55	0	1,000,000.00
Entitlements		2.1%	1.39	0	2,537,000.00
Development Management Fee		0.6%	0.42	0	761,924.00
Project and Construction Management		2.4%	1.56	0	2,843,000.00
Solar Facility		[*] %	[*]	0	[*]
Closing/legal Costs		0.2%	0.12	0	227,052.00
Site Grading and Other Cash Sureties		1.3%	0.84	0	1,535,076.00
Additional Cash Collateral (CD)		4.6%	3.02	0	5,500,000.00
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
		0.0%	—	0
Fees		0.6%	0.41	0	737,500.00
Developer’s Fee		0.0%	—	0
Interest Reserve		1.7%	1.10	0	2,000,000.00
Operating Deficit		0.0%	—	0
Soft Cost Contingency	0.0%	0.0%	—	0

SUB-TOTAL SOFT COSTS		[*] %	[*]	0	[*]

TOTAL BUDGET		[*] %	[*]	0	[*]

EQUITY / OTHER SOURCES OF FUNDS	TIMING
Upfront Equity	Upfront	[*] %	[*]	0	[*]
Upfront Equity (contribution from HF Logistics SKX T2)	Upfront	0.1%	0.08	0	150,000.00
Additional Cash Collateral (CD)	Not Equity	4.6%	3.02	0	5,500,000.00
Deferred Equity (Covered by Grant subject to Exhibit F	Deferred	0.8%	0.55	0	1,000,000.00
Section 2.(f) of the Loan Agreement)		0.0%	—	0

SUB-TOTAL EQUITY/OTHER SOURCES OF FUNDS		[*] %	[*]	0	[*]

LOAN PROCEEDS		46.1%	30.21	0	55,000,000.00

*	Confidential Portions Omitted and Filed Separately with the Commission.

EXHIBIT “E”
PLANS
EXHIBIT E, PAGE 1

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “E”
DRAWING LOG
SKECHERS DISTRIBUTION CENTER
29800 Eucalyptus Avenue, Rancho Belago, California 92555

ARCHITECTURAL
A0.1	Highland Fairview Corporate Park Title Sheet — ASI #2	11/11/2008	Delta 2
A0.2	Highland Fairview Corporate Park General Sheet	5/21/2008
A0.3.1	Disability Access Notes	5/21/2008
A0.3.2	Disability Access Notes	5/21/2008
A0.3.3	Disability Access Notes	5/21/2008
A1.1	Overall Site Plan	5/21/2008
A1.2	Enlarged Site Plan	5/21/2008
A1.3	Enlarged Site Plan	5/21/2008
A1.4	Enlarged Site Plan	12/4/2008	Delta 4
A1.5	Enlarged Site Plan	12/4/2008	Delta 5
A1.6	Enlarged Site Plan	12/4/2008	Delta 6
A1.7	Pump House Plans	5/21/2008
A1.8	Enlarged Site Plan	12/4/2008	Delta 4
A2.1	Overall Floor Plan	5/21/2008
A2.2	Enlarged Floor Plan — ASI #4	1/28/2009	Delta 6
A2.3	Enlarged Mezzanine Plan — ASI #2	11/11/2008	Delta 2
A2.4	Enlarged Floor Plan	5/21/2008
A2.5	Enlarged Floor Plan	5/21/2008
A2.6	Enlarged Floor Plan	5/21/2008
A2.7	Enlarged Floor Plan — ASI #2	11/11/2008	Delta 3
A2.8	Enlarged Restroom Plan	5/21/2008
A2.9	Enlarged Restroom Plan — ASI #4	1/28/2009	Delta 6
A2.10	Enlarged Stair Plan	5/21/2008
A2.11	Reflected Ceiling Plan — ASI #4	1/28/2009	Delta 6
A2.12	Reflected Ceiling Plan — ASI #2	11/11/2008	Delta 2
A2.13	Reflected Ceiling Plan — ASI #4	1/28/2009	Delta 6
A2.14	Floor Plan — ASI #2	11/11/2008	Delta 2
A2.15	Enlarged Floor Plan	5/21/2008
A2.16	Enlarged Roof Plan	5/21/2008
A3.1	Elevations	5/21/2008
A3.2	Elevations	5/21/2008
A3.3	Elevations	5/21/2008
A3.4	Elevations	5/21/2008
A3.5	Elevations — ASI #2	11/11/2008	Delta 2
A4.1	Wall Section	5/21/2008
A4.2	Wall Section — ASI #2	11/11/2008	Delta 2
A4.3	Wall Section	5/21/2008
A4.4	Wall Section	5/21/2008
A4.5	Wall Section	5/21/2008

Contract# MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

ARCHITECTURAL CONTINUATION
A4.6	Wall Section	5/21/2008
A4.7	Wall Section	5/21/2008
A5.1	Room Finish Schedule — ASI #2	11/11/2008	Delta 3
A5.1A	Door Hardware Schedule	5/21/2008
A5.2	Door Schedule	11/11/2008	Delta 2
A5.3	Room Finish Legend — ASI #2	11/11/2008	Delta 2
A5.4	First Floor Office Finish Plan — ASI #2	11/11/2008	Delta 2
A5.5	Mezzanine Finish Plan — ASI #2	11/11/2008	Delta 2
A5.6	Finish Plan @ Warehouse	5/21/2008
A6.1	Interior Elevations — ASI #2	11/11/2008	Delta 2
A6.2	Interior Elevations — ASI #3	11/11/2008	Delta 3
A6.3	Interior Elevations — ASI #4	11/11/2008	Delta 4
A6.4	Interior Elevations	5/21/2008
A6.5	Interior Elevations	5/21/2008
A6.6	Interior Elevations — ASI #2	11/11/2008	Delta 2
A6.7	Not Used
A6.8	Interior Elevations	5/21/2008
A6.9	Interior Elevations	5/21/2008
A6.10	Interior Elevations	5/21/2008
AD.1	Details	5/21/2008
AD.1A	Site Details for ADA Access	12/4/2009	Delta 4
AD.2	Details	5/21/2008
AD.3	Details — ASI #1	9/15/2008	Delta 1
AD.3A	Details — ASI #3	12/30/2008	Delta 5
AD.4	Details	5/21/2008
AD.5	Details	5/21/2008
AD.6	Details	5/21/2008
AD.7	Details	5/21/2008
AD.8	Details	5/21/2008
AD.9	Details	5/21/2008
AD.10	Details — ASI #2	11/11/2008	Delta 2
AD.11	Details — ASI #2	11/11/2008	Delta 2
EGRESS PLAN
T01	Title Layout Egress Plan West Section	12/10/2008	Rev. 05
T02	Title Layout Egress Plan Center Section Mezzanine Level	12/10/2008	Rev. 05
T03	Title Layout Egress Plan Center Section Floor Level	12/10/2008	Rev. 05
T04	Title Layout Egress Plan East Section	12/10/2008	Rev. 05
	Floor Level Restrooms / Mezzanine Level Restrooms	12/10/2008
STRUCTURAL
S1	Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S2	Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S3	Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S4	Partial Enlarged Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S5	Partial Enlarged Foundation Plan	7/25/2008
S6	Partial Enlarged Foundation Plan	7/25/2008

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

STRUCTURAL CONTINUATION
S7	Partial Enlarged Foundation Plan — ASI #2	11/11/2008	Delta 2
S8	Mezzanine Floor Framing Plan — ASI #2	11/11/2008	Delta 3
S9	Partial Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S10	Partial Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S11	Partial Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S12	Roof Information	7/25/2008
S13	Partial Enlarged Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S14	Partial Enlarged Roof Framing Plan — ASI #1	9/15/2008	Delta 1
S15	Partial Enlarged Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S15A	Curtain Wall Framing Plan	7/25/2008
S16	Partial Enlarged Roof Framing Plan — ASI #2	11/11/2008	Delta 2
S17	Panel Elevation — ASI #1	9/15/2008	Delta 1
S18	Panel Elevation — ASI #1	9/16/2008	Delta 1
S19	Panel Elevation — ASI #1	9/17/2008	Delta 1
S20	Panel Elevation — ASI #2	11/11/2008	Delta 3
S21	Panel Elevation — ASI #1	9/15/2008	Delta 1
S22	Panel Elevation — ASI #1	9/15/2008	Delta 1
S23	Panel Elevation — ASI #1	9/15/2008	Delta 1
S24	Panel Elevation — ASI #1	9/15/2008	Delta 1
S25	Panel Elevation — ASI #1	9/15/2008	Delta 1
S26	Panel Elevation — ASI #1	9/15/2008	Delta 1
S27	Panel Elevation — ASI #2	11/11/2008	Delta 2
S28	Panel Elevation — ASI #2	11/11/2008	Delta 2
S29	Panel Elevation — ASI #1	9/15/2008	Delta 1
S30	Panel Elevation — ASI #1	9/15/2008	Delta 1
S31	Panel Elevation — ASI #1	9/15/2008	Delta 1
S32	Panel Elevation — ASI #1	9/15/2008	Delta 1
S33	Panel Elevation — ASI #1	9/15/2008	Delta 1
S34	Panel Elevation — ASI #1	9/15/2008	Delta 1
S35	Panel Elevation — ASI #1	9/15/2008	Delta 1
S36	Panel Elevation — ASI #1	9/15/2008	Delta 1
S37	Panel Elevation — ASI #1	9/15/2008	Delta 1
S38	Panel Elevation — ASI #1	9/15/2008	Delta 1
S39	Panel Elevation	7/25/2008
S40	Panel Elevation — ASI #2	11/11/2008	Delta 2
S41	Panel Elevation — ASI #2	11/11/2008	Delta 2
SD1	General Notes	7/25/2008
SD1A	Special Inspections	7/25/2008
SD2	Construction Details — ASI #2	11/11/2008	Delta 2
SD3	Construction Details	7/25/2008
SD4	Construction Details	7/25/2008
SD5	Construction Details — ASI #1	9/15/2008	Delta 1
SD6	Construction Details	7/25/2008
SD7	Construction Details — ASI #2	11/11/2008	Detail 2
SD8	Construction Details — ASI #4	1/28/2009	Detail 6

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

STRUCTURAL CONTINUATION
SD9	Construction Details	7/25/2008
SD10	Construction Details — ASI #1	9/15/2008	Delta 1
SD11	Construction Details — ASI #1	9/15/2008	Delta 1
SD12	Construction Details — ASI #2	11/11/2008	Detail 2
SD13	Construction Details — ASI #2	11/11/2008	Detail 2
SD14	Construction Details — ASI #2	11/11/2008	Detail 2
SD15	Construction Details — ASI #1	9/15/2008	Delta 1
SD16	Construction Details — ASI #1	9/15/2008	Delta 1
SD17	Construction Details — ASI #2	11/11/2008	Detail 2
SD18	Construction Details — ASI #2	11/11/2008	Detail 2
SD19	Construction Details	7/25/2008
SD20	Construction Details — ASI #1	9/15/2008	Delta 1
SD21	Construction Details	7/25/2008
SD22	Construction Details — ASI #1	9/15/2008	Delta 1
SD23	Construction Details — ASI #2	11/11/2008	Delta 2
SD24	Construction Details — ASI #3	12/30/2008	Delta 5
SPH1	Construction Details	7/25/2008
SPH2	Construction Details	7/25/2008
SPH3	General Notes	7/25/2008
MECHANICAL
M-0.0	Title Sheet	11/14/2008
M-0.1	Title 24	11/14/2008
M-1	Schedules & Notes	11/14/2008	Delta 2
M-1.1	Schedules — ASI #4	1/21/2009	Delta 6
M-2	Partial Roof Plan	11/14/2008	Delta 2
M-3	Partial Roof Plan	11/14/2008	Delta 2
M-4	Partial Floor Plan — ASI #4	1/21/2009	Delta 6
M-5	Mezzanine Floor Plan — ASI #2	11/13/2008	Delta 3
M-6	Partial Floor Plan — ASI #4	1/21/2009	Delta 6
M-7	Partial Roof Plan	11/14/2008	Delta 2
M-8	Partial Roof Plan — ASI #4	1/21/2009	Delta 6
M-9	Details	11/14/2008	Delta 2
M-10	Controls — ASI #4	1/21/2009	Delta 6
PLUMBING
P-1	Specifications & Calculations — ASI #4	1/28/2009	Delta 6
P-2	Overall Site Plan ASI #4	1/28/2009	Delta 6
P-2.1	Partial Site Plan — ASI #4	1/28/2009	Delta 6
P-2.2	Partial Site Plan — ASI #4	1/28/2009	Delta 6
P-3	Partial Floor, Roof Plan — ASI #4	1/28/2009	Delta 6
P-4	Partial Floor, Roof Plan — ASI #4	1/28/2009	Delta 6
P-5	Partial Floor, Roof Plan	11/14/2008	Delta 2
P-6	Restroom Details ASI #4	1/28/2009	Delta 6
P-7	Restroom Details	11/11/2008	Delta 2
P-8	Restroom Details	11/11/2008	Delta 2
P-9	Restroom Details	11/11/2008	Delta 2

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PLUMBING CONTINUATION
P-10	Restroom Details	11/11/2008	Delta 2
P-11	Restroom Details	11/11/2008	Delta 2
P-12	Restroom Details	11/11/2008	Delta 2
P-13	Restroom Details	11/11/2008	Delta 2
P-14	Restroom Details	11/11/2008	Delta 2
P-15	Waste & Vent Isometrics	11/11/2008	Delta 2
P-16	Hot & Cold Water Isometrics	11/11/2008	Delta 2
P-17	Plumbing Details — ASI #4	1/28/2009	Delta 6
ELECTRICAL
EO.1	Specifications, Symbols & Abbreviations	11/14/2008
EO.2	Outdoor Title 24 — ASI #4	1/28/2009	Delta 6
EO.3	Indoor Title 24 — ASI #4	1/28/2009	Delta 6
E1.1A	Partial Site Electrical Plan — ASI #4	1/28/2009	Delta 6
E1.1B	Partial Site Electrical Plan — ASI #4	1/28/2009	Delta 6
E1.2A	Partial Site Lighting Plan	11/14/2008
E1.2B	Partial Site Lighting Plan	11/14/2008
E1.2C	Partial Site Photometric Plan	11/14/2008
E1.2D	Partial Site Photometric Plan	11/14/2008
E2.1	Single Line Diagram — ASI #2	11/11/2008	Delta 2
E2.2	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E2.3	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E2.4	Single Line Diagram — ASI #2	11/11/2008	Delta 2
E2.5	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E2.6	Single Line Diagram — ASI #2	11/11/2008	Delta 2
E2.7	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E3.1	Warehouse Electrical Plan — ASI #4	1/28/2009	Delta 6
E3.2	Warehouse Underground Conduit Plan	11/14/2008
E3.3	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.4	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.5	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.6	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.7	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.8	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E4	Warehouse Electrical Roof Plan	11/14/2008
E5.1	Enlarged Main Office Ground Floor Lighting Plan — ASI #4	1/28/2009	Delta 6
E5.2	Enlarged Main Office Second Floor Lighting Plan — ASI #2	11/11/2008	Delta 2
E5.3	Enlarged Warehouse Office Lighting Plan — ASI #4	1/28/2009	Delta 6
E6.1	Enlarged Main Office Ground Floor Plan — ASI #2	11/11/2008	Delta 2
E6.2	Enlarged Main Office Second Floor Plan — ASI #2	11/11/2008	Delta 2
E6.3	Enlarged Main Office Roof Plan — ASI #2	11/11/2008	Delta 2
E6.4	Enlarged Warehouse Office Power Plan — ASI #4	1/28/2009	Delta 6
E6.5	Enlarged Dock Door Power Plans — ASI #2	11/11/2008	Delta 2
E7	Details — ASI #2	11/11/2008	Delta 2
E8.1	Wiring Diagram — ASI #2	11/11/2008	Delta 2
E8.2	Wiring Diagram & Fixture Schedule — ASI #2	11/11/2008	Delta 2

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

ELECTRICAL CONTINUED
E8.3	Wiring Diagrams — ASI #2	11/11/2008	Delta 2
E8.4	Wiring Diagrams — ASI #2	11/11/2008	Delta 2
E9	Schedules — ASI #4	1/28/2009	Delta 6
E10	Schedules — ASI #4	1/28/2009	Delta 6
E11	Schedules — ASI #4	1/28/2009	Delta 6
E12	Schedules — ASI #4	1/28/2009	Delta 6
E13	Schedules — ASI #4	1/28/2009	Delta 6
E14	Schedules — ASI #4	1/28/2009	Delta 6
EFP1	Fire Pump House Plan	11/14/2008
FIRE PROTECTION PARCEL 1 / SKECHERS
HFCP	Cover Page
FP 1	Underground Fire Master Plan	7/29/2008
FP 2	Enlarged Underground Fire Piping Part I	7/29/2008
FP 3	Enlarged Underground Fire Piping Part II	7/29/2008
FP 4	Underground Fire Notes / Details	7/29/2008
FP 5	Diesel Fire Pump Plans & Details	7/29/2008
FP 6	Overhead Master Plan Area “A” (reference only)	7/29/2008
FP 7	Overhead Master Plan Area “B” (reference only)	7/29/2008
FP 8	Overhead Master Plan Area “C” (reference only)	7/29/2008
FP 9	System 1 — 4 Overhead Piping Plan	2/12/2009
FP 10	System 5 — 9 Overhead Piping Plan	2/12/2009
FP 11	System 10 — 14 Overhead Piping Plan	2/12/2009
FP 12	System 15 — 19 Overhead Piping Plan	2/12/2009
FP 13	System 20 — 24 Overhead Piping Plan	2/12/2009
FP 14	System 25 — 29 Overhead Piping Plan	2/12/2009
FP 15	System 30 — 34 Overhead Piping Plan	2/12/2009
FP 16	System 35 — 39 Overhead Piping Plan	2/12/2009
FP 17	System 40 — 44 Overhead Piping Plan	2/12/2009
FP 18	System 45 — 48 Overhead Piping Plan	2/12/2009
FP 19	Building Section & Maximum Storage Heights	2/12/2009
FP 20	Overhead Sprinkler Layout Notes	2/12/2009
FP 21	1st Floor Room Coverage Plan	2/12/2009
FP 22	Mezzanine Piping Plan & Details	2/12/2009
FP 23	2 Second Floor Room Coverage Plan	2/12/2009
FP 24	2 Second Floor Piping Enlarged	2/12/2009
FP 25	Warehouse Office Room Coverage Plans & Piping Enlargements	2/12/2009
SR 60 CONSTRUCTION STAGING PLAN
SC 1	Stage Construction	4/9/2010
TH 01	Traffic Handling / Construction area Sign Plan	4/9/2010
TH 02	Traffic Handling / Construction area Sign Plan	4/9/2010
TH 03	Traffic Handling / Construction area Sign Plan	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

REDLANDS BLVD. TRAFFIC CONTROL PLAN
TCP 1	Traffic Control Plan — Title Sheet	2/18/2009
TCP 2	Traffic Control Plan — Phase I & II	2/18/2009
TCP 3	Traffic Control Plan — Phase I	2/18/2009
TCP 4	Traffic Control Plan — Phase II	2/18/2009
TCP 5	Traffic Control Plan — Phase I	2/18/2009
TCP 6	Traffic Control Plan — Phase II	2/18/2009
ROUGH GRADING
RGP 1	Rough Grading Plan — Title Sheet	4/9/2010
RGP 2	Rough Grading Plan — Detail Sheet	4/9/2010
RGP 3	Rough Grading Plan — Detail Sheet	4/9/2010
RGP 4	Rough Grading Plan — Detail Sheet	4/9/2010
RGP 5	Rough Grading Plan — Storm Drain Profiles	4/9/2010
RGP 6	Rough Grading Plan	4/9/2010
RGP 7	Rough Grading Plan	4/9/2010
RGP 8	Rough Grading Plan	4/9/2010
RGP 9	Rough Grading Plan	4/9/2010
RGP 10	Rough Grading Plan	4/9/2010
RGP 11	Rough Grading Plan	4/9/2010
RGP 12	Rough Grading Plan	4/9/2010
RGP 13	Rough Grading Plan	4/9/2010
RGP 14	Rough Grading Plan	4/9/2010
RGP 15	Rough Grading Plan — Erosion Control	4/9/2010
RGP 16	Rough Grading Plan — Erosion Control	4/9/2010
RGP 17	Rough Grading Plan — Noise Reduction Compliance Plan	4/9/2010
RGP 18	Rough Grading Plan — Conditions of Approval	4/9/2010
RGP 19	Rough Grading Plan — Conditions of Approval	4/9/2010
PRECISE GRADING
PG 1	Precise Grading — Title Sheet	4/12/2010
PG 2	Precise Grading — Detail Sheet	4/12/2010
PG 3	Precise Grading — Detail Sheet	4/12/2010
PG 4	Precise Grading Plan	4/12/2010
PG 5	Precise Grading Plan	4/12/2010
PG 6	Precise Grading Plan	4/12/2010
PG 7	Precise Grading Plan	4/12/2010
PG 8	Precise Grading Plan	4/12/2010
PG 9	Precise Grading Plan	4/12/2010
PG 10	Precise Grading Plan	4/12/2010
PG 11	Precise Grading Plan	4/12/2010
PG 12	Precise Grading Plan	4/12/2010
PG 13	Precise Grading Plan	4/12/2010
PG 14	Precise Grading Plan	4/12/2010
PG 15	Precise Grading Plan	4/12/2010
PG 16	Precise Grading Plan	4/12/2010
PG 17	Erosion Control Plan	4/12/2010
PG 18	Erosion Control Plan	4/12/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PRECISE GRADING CONTINUED
PG 19	Erosion Control Plan	4/12/2010
PG 20	Erosion Control Plan	4/12/2010
PG 21	Erosion Control Plan	4/12/2010
PG 22	Erosion Control Plan	4/12/2010
PG 23	Conditions of Approval	4/12/2010
PG 24	Conditions of Approval	4/12/2010
ENCROACHMENT PERMIT PLAN ROUGH GRADING
EPP 1	Encroachment Permit Plan — Title Sheet	4/9/2010
EPP 2	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
EPP 3	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
EPP 4	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
EPP 5	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
ROUGH GRADING — REDLANDS SEWER
RGP 1	Rough grading Plan — Redlands Sewer — Title Sheet	4/9/2010
RGP 2	Rough grading Plan — Redlands Sewer — Drainage	4/9/2010
RGP 3	Rough grading Plan — Redlands Sewer — Drainage	4/9/2010
RGP 4	Rough grading Plan — Redlands Sewer — Drainage	4/9/2010
RGP 5	Rough grading Plan — Redlands Sewer — Erosion Control	4/9/2010
RGP 6	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 7	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 8	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 9	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 10	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 11	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 12	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 13	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
CALTRANS EROSION CONTROL PLAN
EC 5	EROSION CONTROL WPCD	2/18/2009
TEMPORARY STORM DRAIN SYSTEM PHASE 1
TDD 1	Phase 1 Temporary Drainage Ditch	2/18/2009
GRADING CROSS SECTIONS
GCS 1	Grading Cross Sections	2/18/2009
GCS 2	Grading Cross Sections	2/18/2009
SITE FIRE ACCESS PLAN
FPS 1	Site Fire Access Plan (During Construction)	7/29/2008
FPS 2	Site Fire Access Plan (Job Completion)	7/29/2008
PARCEL 1 WALL & FENCE — TILT-UP WALL
LCS-0	HFCP — Parcel 1 — Wall & Fence — Cover Sheet	3/30/2010
LR-01	HFCP — Parcel 1 — Wall & Fence — Reference Plan	3/30/2010
LW-01	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-02	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-03	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-04	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-05	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-06	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-07	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PARCEL 1 WALL & FENCE — TILT-UP WALL CONTINUED
LW-08	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-09	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-10	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-11	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-12	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LWD-01	HFCP — Parcel 1 — Wall & Fence — Construction Notes	3/30/2010
LWD-02	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-03	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-04	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-05	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-06	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-07	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-08	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-09	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-10	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-11	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-12	HFCP — Parcel 1 — Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-13	HFCP — Parcel 1 — Wall & Fence — Construction Details	2/18/2009
LWD-14	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWD-15	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWD-16	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWD-17	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWD-18	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWD-19	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWD-20	HFCP — Parcel 1 — Wall & Fence — Construction Details	3/30/2010
LWN-01	HFCP — Parcel 1 — Wall & Fence — Construction Specifications	3/30/2010
LINE “F” STORM DRAIN SYSTEM
SHT 1	Moreno MDP Line — F — Title Sheet	4/9/2010
SHT 2	Moreno MDP Line — F — Notes & Details	4/9/2010
SHT 3	Moreno MDP Line — F — Station 95+20 to 97+00	4/9/2010
SHT 4	Moreno MDP Line — F — Station 97+-00 to 103+00	4/9/2010
SHT 5	Moreno MDP Line — F — Station 103+00 to 110+00	4/9/2010
SHT 6	Moreno MDP Line — F — Station 110+00 to 118+05	4/9/2010
SHT 7	Moreno MDP Line — F — Station 118+05 to 122+56.73	4/9/2010
SHT 8	Moreno MDP Line — F — Station 122+56.73 to 124+42.37	4/9/2010
SHT 9	Moreno MDP Line — F — Lat F-2 10+00 to 11+49.18	4/9/2010
SHT 10	Moreno MDP Line — F — Lat F-2-A 10+00 to 11+41.56	4/9/2010
SHT 11	Moreno MDP Line — F — Lat D-5 10+00 to 11+52.91	4/9/2010
SHT 12	Moreno MDP Line — F — Lat D-6 10+00 to 14+68.98	4/9/2010
SHT 13	Moreno MDP Line — F — Lat F-8 0+25.13 to 8+00	4/9/2010
SHT 14	Moreno MDP Line — F — Lat F-8 8+00 to 16+00	4/9/2010
SHT 15	Moreno MDP Line — F — Lat F-8 16+00 to 24+00	4/9/2010
SHT 16	Moreno MDP Line — F — Lat F-8 24+00 to 31+50	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

LINE “F” STORM DRAIN SYSTEM CONTINUED
SHT 17	Moreno MDP Line — F — Lat F-8 10+00 to 12+00.25	4/9/2010
SHT 18	Moreno MDP Line — F — Lat F-9 11+02.55 to 18+00	4/9/2010
SHT 19	Moreno MDP Line — F — Lat F-9 18+00 to 25+65.60	4/9/2010
SHT 20	Moreno MDP Line — F — Profiles	4/9/2010
SHT 21	Moreno MDP Line — F — Profiles	4/9/2010
SHT 22	Moreno MDP Line — F — Profiles	4/9/2010
SHT 23	Moreno MDP Line — F — Outlet, Access Raod & Basin	4/9/2010
SHT 24	Moreno MDP Line — F — General Notes & typ Details	4/9/2010
SHT 25	Moreno MDP Line — F — Typ Details	4/9/2010
SHT 26	Moreno MDP Line — F — Lateral & Sections	4/9/2010
SHT 27	Moreno MDP Line —F — Lateral	4/9/2010
SHT 28	Moreno MDP Line — F Access Opening Sections & typ Details	4/9/2010
SHT 29	Moreno MDP Line — F — typ Sections & Details	4/9/2010
REDLANDS SANITARY SEWER
SWP 1	Redlands Blvd Sanitary Sewer Plan — Title Sheet	4/9/2010
SWP 2	Redlands Blvd Sanitary Sewer Plan — Index & Legends	4/9/2010
SWP 3	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 4	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 5	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 6	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 7	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 8	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
EUCALYPTUS SANITARY SEWER PLAN
SSIP 1	Eucalyptus Avenue — Sanitary Sewer Plan — Title Sheet	4/9/2010
SSIP 2	Eucalyptus Avenue — Sanitary Sewer Plan — Index & Legend	4/9/2010
SSIP 3	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 4	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 5	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 6	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 7	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
LOGISTIC BUILDING SEWER AND WATER
SSIP 1	Logistics Bldg Sewer & Water Plan — Title Sheet	4/9/2010
SSIP 2	Logistics Bldg Sewer & Water Plan — Notes & Quantities	4/9/2010
SSIP 3	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 4	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 5	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 6	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 7	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 8	Logistics Bldg Sewer & Water Plan	4/9/2010
EUCALPTUS RECYCLED WATER IMPROVEMENT PLAN
RWIP 1	Title Sheet	4/9/2010
RWIP 2	Plan	4/9/2010
RWIP 3	Plan & Profile	4/9/2010
RWIP 4	Plan & Profile	4/9/2010
RWIP 5	Plan & Profile	4/9/2010
RWIP 6	Plan & Profile	4/9/2010
RWIP 7	Plan & Profile	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS WATER IMPROVEMENT PLAN
DW 1	Title Sheet	4/9/2010
DW 2	Index Map & Legend	4/9/2010
DW 3	Plan Profile	4/9/2010
DW 4	Plan Profile	4/9/2010
DW 5	Plan Profile	4/9/2010
DW 6	Plan Profile	4/9/2010
DW 7	Plan Profile	4/9/2010
DW 8	Line ‘A’ thru ‘D’ profile	4/9/2010
Off-Site (Sinclair) DOMESTIC WATER IMPROVEMENT PLAN
DWIP 1	Domestic Water Plans — title Sheet	4/9/2010
DWIP 2	Domestic Water Plans — Index Map & Legends	4/9/2010
DWIP 3	Domestic Water Plans & Profile	4/9/2010
DWIP 4	Domestic Water Plans & Profile	4/9/2010
DWIP 5	Domestic Water Plans & Profile	4/9/2010
DWIP 6	Domestic Water Plans & Profile	4/9/2010
DWIP 7	Domestic Water Plans & Profile	4/9/2010
DWIP 8	Domestic Water Plans & Profile	4/9/2010
DWIP 9	Domestic Water Plans & Profile	4/9/2010
DWIP 10	Domestic Water Plans & Profile	4/9/2010
REDLANDS WATER IMPROVEMENT PLAN
DWIP 1	Title Sheet	4/9/2010
DWIP 2	Index Map	4/9/2010
DWIP 3	Plan & Profile	4/9/2010
DWIP 4	Plan & Profile	4/9/2010
EUCALYPTUS ELECTRICAL DISTRIBUTION PLAN
SHT 1	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
SHT 2	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
SHT 3	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
SHT 4	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
REDLANDS ELECTRICAL DISTRIBUTION PLAN
SHT 1	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 2	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 3	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 4	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 5	Electrical Distribution Plan — BUTSKO	3/4/2010
SKECHERS ONSITE ELECTRIC
SWP 1	TPM 35629 Onsite Utilities — Butsko	3/4/2010
SWP 2	TPM 35629 Onsite Utilities — Butsko	3/4/2010
SWP 3	TPM 35629 Onsite Utilities — Butsko	3/4/2010
SWP 4	TPM 35629 Onsite Utilities — Butsko	3/4/2010
EUCALYPTUS STREET IMPROVEMENT PLAN
STIP 1	Eucalyptus Avenue Street Improvement Plan — Title Sheet	4/9/2010
STIP 2	Eucalyptus Avenue Street Improvement Plan — Notes & Index Map	4/9/2010
STIP 3	Eucalyptus Avenue Street Improvement Plan — Details & Sections	4/9/2010
STIP 4	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 5	Eucalyptus Avenue Street Improvement Plan	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS STREET IMPROVEMENT PLAN CONTINUED
STIP 6	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 7	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 8	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 9	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 10	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 11	Eucalyptus Avenue — Signing & Striping Title Sheet	4/9/2010
STIP 12	Eucalyptus Avenue — Signing & Striping Title Sheet	4/9/2010
STIP 13	Eucalyptus Avenue — Conditions of Approval	4/9/2010
STIP 14	Eucalyptus Avenue — Conditions of Approval	4/9/2010
SCE EXHIBIT - JACK & BORE SCE CONDUIT
SCE-J&B	Jack & Bore Exhibit — SE Conduit Under SR60	8/25/2009
SCE-Pole	Cross Section B-B (SCE Pole No. 4001945E)	8/25/2009
SCE-Pole	Cross Section A-A (SCE Pole No. 214347/T2964	8/25/2009
MEDIAN EXHIBIT
E-1	Exhibit — Sections Eucalyptus Street Median	7/22/2009
TOLERANCE EXHIBIT
TE	Tolerance Exhibit	2/18/2009
THEODORE STREET IMPROVEMENT PLAN (THEODORE RAMP IMPROVEMENT PLANS)
STIP 1	Theodore Street — Title Sheet	4/9/2010
STIP 2	Theodore Street — Notes & Index Map Typical Sections	4/9/2010
STIP 3	Theodore Street — Improvement Plans	4/9/2010
STIP 4	Theodore Street — Construction Details	4/9/2010
STIP 5	Theodore Street — Construction Details	4/9/2010
STIP 6	Theodore Street — Grading-Drainage-Utility Plan	4/9/2010
STIP 7	Theodore Street — W.P.C.P	4/9/2010
STIP 8	Theodore Street — Signing and Striping Plan	4/9/2010
STIP 9	Theodore Street — Traffic Handling Details	4/9/2010
STIP 10	Theodore Street — Traffic Handling	4/9/2010
STIP 11	Theodore Street — Traffic Handling	4/9/2010
STIP 12	Theodore Street — Traffic Handling	4/9/2010
STIP 13	Theodore Street — Detour Plan	4/9/2010
TRAFFIC SIGNAL INTERCONNECT
421	Traffic Signal Interconnect Detail	1/1/2008
EVTSI	Emergency Vehicle & Traffic Signal Interconnect	10/22/2009
THEODORE STREET IMPROVEMENT PLAN
STIP 1	Theodore Street Phase 1 — Title Sheet	4/9/2010
STIP 2	Theodore Street Phase 1 — Construction Notes	4/9/2010
STIP 3	Theodore Street Phase 1 Typical Street Sections	4/9/2010
STIP 4	Theodore Street Phase 1 — Plan & Profile	4/9/2010
STIP 5	Theodore Street Phase 1 Plan & Profile	4/9/2010
STIP 6	Theodore Street Phase 1 Signing and Striping	4/9/2010
STIP 7	Theodore Street Phase 1 Conditions of Approval	4/9/2010
STIP 8	Theodore Street Phase 1 — Conditions of Approval	4/9/2010
STIP 9	Theodore Street Phase 1 — Conditions of Approval	4/9/2010
EUCALYPTUS STREET LANDSCAPE & IRRIGATION
SHT 1	Eucalyptus Street — Cover Sheet	2/18/2009
SHT 2	Eucalyptus Street — Construction Plan	2/18/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS STREET LANDSCAPE & IRRIGATION CONTINUED
SHT 3	Eucalyptus Street — Construction Plan	2/18/2009
SHT 4	Eucalyptus Street — Construction Plan	2/18/2009
SHT 5	Eucalyptus Street — Construction Plan	2/18/2009
SHT 6	Eucalyptus Street — Construction Plan	2/18/2009
SHT 7	Eucalyptus Street — Construction Plan	2/18/2009
SHT 8	Eucalyptus Street — Construction Details	2/18/2009
SHT 9	Eucalyptus Street — Construction Details	2/18/2009
SHT 10	Eucalyptus Street — Construction Details	2/18/2009
SHT 11	Eucalyptus Street — Construction Specifications	2/18/2009
SHT 12	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 13	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 14	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 15	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 16	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 17	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 18	Eucalyptus Street — Irrigation Details	2/18/2009
SHT 19	Eucalyptus Street — Irrigation Details	2/18/2009
SHT 20	Eucalyptus Street — Irrigation Notes	2/18/2009
SHT 21	Eucalyptus Street — Irrigation Specifications	2/18/2009
SHT 22	Eucalyptus Street — Irrigation Specifications	2/18/2009
SHT 23	Eucalyptus Street — Planting Plan	2/18/2009
SHT 24	Eucalyptus Street — Planting Plan	2/18/2009
SHT 25	Eucalyptus Street — Planting Plan	2/18/2009
SHT 26	Eucalyptus Street — Planting Plan	2/18/2009
SHT 27	Eucalyptus Street — Planting Plan	2/18/2009
SHT 28	Eucalyptus Street — Planting Plan	2/18/2009
SHT 29	Eucalyptus Street — Planting Details	2/18/2009
SHT 30	Eucalyptus Street — Planting Details	2/18/2009
SHT 31	Eucalyptus Street — Planting Specifications	2/18/2009
SHT 32	Eucalyptus Street — Planting Specifications	2/18/2009
HFCP ASSOCIATION LANDSCAPE & IRRIGATION
LCS-0	HFCP Association — Cover Sheet	3/22/2010
LI-01	HFCP Association — Irrigation Plan	3/22/2010
LI-02	HFCP Association — Irrigation Plan	3/22/2010
LI-03	HFCP Association — Irrigation Plan	3/22/2010
LI-04	HFCP Association — Irrigation Plan	3/22/2010
LI-05	HFCP Association — Irrigation Plan	3/22/2010
LI-06	HFCP Association — Irrigation Plan	3/22/2010
LI-07	HFCP Association — Irrigation Plan	3/22/2010
LI-08	HFCP Association — Irrigation Plan	3/22/2010
LI-09	HFCP Association — Irrigation Plan	3/22/2010
LI-10	HFCP Association — Irrigation Plan	3/22/2010
LI-11	HFCP Association — Irrigation Plan	3/22/2010
LI-12	HFCP Association — Irrigation Plan	3/22/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

HFCP ASSOCIATION LANDSCAPE & IRRIGATION CONTINUED
LI-13	HFCP Association — Irrigation Plan	3/22/2010
LI-14	HFCP Association — Irrigation Plan	3/22/2010
LI-15	HFCP Association — Irrigation Plan	3/22/2010
LI-16	HFCP Association — Irrigation Plan	3/22/2010
LI-17	HFCP Association — Irrigation Plan	3/22/2010
LID-1	HFCP Association — Irrigation Details	3/22/2010
LID-2	HFCP Association — Irrigation Details	3/22/2010
LIN-1	HFCP Association — Irrigation Notes	3/22/2010
LIN-2	HFCP Association — Irrigation Specifications	3/22/2010
LIN-3	HFCP Association — Irrigation Specifications	3/22/2010
LP-01	HFCP Association — Construction and Planting Plan	3/22/2010
LP-02	HFCP Association — Construction and Planting Plan	3/22/2010
LP-03	HFCP Association — Construction and Planting Plan	3/22/2010
LP-04	HFCP Association — Construction and Planting Plan	3/22/2010
LP-05	HFCP Association — Construction and Planting Plan	3/22/2010
LP-06	HFCP Association - Construction and Planting Plan	3/22/2010
LP-07	HFCP Association — Construction and Planting Plan	3/22/2010
LP-08	HFCP Association — Construction and Planting Plan	3/22/2010
LP-09	HFCP Association — Construction and Planting Plan	3/22/2010
LP-10	HFCP Association — Construction and Planting Plan	3/22/2010
LP-11	HFCP Association — Construction and Planting Plan	3/22/2010
LP-12	HFCP Association — Construction and Planting Plan	3/22/2010
LP-13	HFCP Association — Construction and Planting Plan	3/22/2010
LP-14	HFCP Association — Construction and Planting Plan	3/22/2010
LP-15	HFCP Association — Construction and Planting Plan	3/22/2010
LP-16	HFCP Association — Construction and Planting Plan	3/22/2010
LP-17	HFCP Association — Construction and Planting Plan	3/22/2010
LPD-01	HFCP Association — Planting Details	3/22/2010
LPD-02	HFCP Association — Planting Details	3/22/2010
LCD-01	HFCP Association — Construction Specification	3/22/2010
LCD-02	HFCP Association — Construction Details	3/22/2010
PARCEL 1 LANDSCAPE & IRRIGATION
LCS-0	HFCP — Parcel 1 — Cover Sheet	2/18/2009
LC-O1	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O2	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O3	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O4	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O5	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O6	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O7	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O8	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O9	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O10	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-O11	HFCP — Parcel 1 — Construction Plan Enlargements	2/18/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PARCEL 1 LANDSCAPE & IRRIGATION CONTINUATION
LCD-01	HFCP — Parcel 1 — Construction Notes	2/18/2009
LCD-02	HFCP — Parcel 1 — Construction Details	2/18/2009
LCD-03	HFCP — Parcel 1 — Construction Details	2/18/2009
LCD-04	HFCP — Parcel 1 — Construction Details	2/18/2009
LCD-05	HFCP — Parcel 1 — Construction Details	2/18/2009
LCD-06	HFCP — Parcel 1 — Construction Details	2/18/2009
LCN-01	HFCP — Parcel 1 — Construction Specifications	2/18/2009
LI-01	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-02	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-03	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-04	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-05	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-06	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-07	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-08	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-09	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LI-10	HFCP — Parcel 1 — Irrigation Plan	2/18/2009
LID-1	HFCP — Parcel 1 — Irrigation Details	2/18/2009
LID-2	HFCP — Parcel 1 — Irrigation Details	2/18/2009
LIN-01	HFCP — Parcel 1 — Irrigation Notes	2/18/2009
LIN-02	HFCP — Parcel 1 — Irrigation Notes	2/18/2009
LIN-03	HFCP — Parcel 1 — Irrigation Notes	2/18/2009
LP-01	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-02	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-03	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-04	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-05	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-06	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-07	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-08	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-09	HFCP — Parcel 1 — Planting Plan	2/18/2009
LP-10	HFCP — Parcel 1 — Planting Plan	2/18/2009
LPD-01	HFCP — Parcel 1 — Planting Details	2/18/2009
LPD-02	HFCP — Parcel 1 — Planting Details	2/18/2009
LPN-01	HFCP — Parcel 1 — Planting Notes	2/18/2009
WEI WEST WAREHOUSE EQUIPMENT, INC.
SA00	Structure Layout VAS Platform Overall Plan View	12/10/2008	Rev. 05
SA01	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA02	Structure Layout	12/10/2008	Rev. 05
SA03	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA04	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA05	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA06	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA07	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

WEI WEST WAREHOUSE EQUIPMENT, INC. CONTINUED
SA08	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA09	Structure Layout VAS Platform Footing Details	12/10/2008	Rev. 05
SB00	Structure Layout Shipping Platform Overall Plan View	12/10/2008	Rev. 05
SB01	Structure Layout Shipping Platform Overall Enlarged Foundation Plan	12/10/2008	Rev. 05
SB02	Structure Layout Shipping Platform Overall Enlarged Foundation Plan	12/10/2008	Rev. 05
SB03	Structure Layout Shipping Platform Footing Detail	12/10/2008	Rev. 05
SG01	Structure Layout Extendable Conveyor Foundation Plans	12/10/2008	Rev. 05
SG02	Structure Layout Extendable Conveyor Foundation Plans	12/10/2008	Rev. 05
SG03	Structure Layout Extendable Footings Foundation Plans	12/10/2008	Rev. 05
SG04	Structure Layout Extendable Footings Foundation Plans	12/10/2008	Rev. 05
SG05	Structure Layout Extendable Footings Foundation Plans	12/10/2008	Rev. 05
SG06	Structure Layout Extendable Tracks Footing Cross Sections	12/10/2008	Rev. 05
HIGHLAND FAIRVIEW CORPORATE PARK PROJECT MANUAL
Div 00	Procurement and Contracting requirements	7/24/2008
Div 01	General requirements	7/24/2008
Div 02	Sitrework	7/24/2008
Div 03	Concrete	7/24/2008
Div 04	Masonry	7/24/2008
Div 05	Metals	7/24/2008
Div 06	Wood and Plastics	7/24/2008
Div 07	Thermal and Moisture Control	7/24/2008
Div 08	Doors and Windows	7/24/2008
Div 09	Finishes	7/24/2008
Div 10	Specialties	7/24/2008
Div 11	Equipment	7/24/2008
Div 12	Furnishings	7/24/2008
Div 13	Special Construction	7/24/2008
Div 14	Conveyor Systems	7/24/2008
Div 15	Mechanical	7/24/2008
Div 16	Electrical	7/24/2008
PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC.
1.0	Introduction	6/15/2007
2.0	Geotechnical Investigation & Lab	6/15/2007
3.0	Summary	6/15/2007
4.0	Faulting & Seismicity	6/15/2007
5.0	Conclusions	6/15/2007
6.0	Preliminary Recommendations	6/15/2007
7.0	Geotechnical Review	6/15/2007
8.0	Limitations	6/15/2007
map	Geotechnical Map / Boring Log	6/15/2007
UPDATED PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC.
1.0	Introduction	4/30/2008
2.0	Geotechnical Investigation & Lab	4/30/2008
3.0	Summary	4/30/2008
4.0	Faulting & Seismicity	4/30/2008

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

UPDATED PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC. CONTINUED
5.0	Conclusions	4/30/2008
6.0	Preliminary Recommendations	4/30/2008
7.0	Geotechnical Review	4/30/2008
8.0	Limitations	4/30/2008
map	Geotechnical Map / Boring Log	4/30/2008
OTHER SOILS REPORTS
	Update Seismic Design Parameters	11/30/2007
	Preliminary Geotechnical Evaluation, SR-60 Widening	7/30/2008
	Clarifications to Soils, Highland Fairview Corporate Park	8/15/2008
	response to City of M.V. Review Comments & Map	11/5/2008
	geotechnical Recommendations for Temporary Fire Access Road	1/5/2009
	Clarifications #2 to Soils Report, Highland Fairview Corporate Park	1/14/2009
	Response to City of M.V. Review Comments, Public Works Depart.	1/16/2009
	Geotechnical Review of Improvements & rough Grade for Sanitary Sewer	1/21/2009
	Clarifications #3 to Soils report, Highland Fairview Corporate Park	1/29/2009
	Rough Grading Anticipated Keyway Locations	1/29/2009
	recommended Sup drain Locations	2/6/2009
	Infiltration Characteristics of onsite soils	6/23/2008
	Supplemental Remedial Grading Rec. Skechers VAS Platform	2/6/2009
STRUCTURAL CALCULATIONS
	Structural Calculations by David Kramer	2/2/2009
TITLE 24 REPORT
	title 24 Report by Alan Poydock — Thermalair, Inc.	1/30/2009
CIVIL MISC EXHIBITS & REPORTS
	Drainage Bypass for Redlands Sewer Work Area	2/18/2009
	Grading Balance Area	2/18/2009
	Highland SWPPP	2/18/2009
	Set Back for Restricted Hours of Work	2/18/2009
	Existing Stockpile Locations	2/18/2009
	Mitigation Monitoring Program by Michael Brandman Assoc.	12/23/2008
	Septic Exhibit	1/7/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “E”
DRAWING LOG -EUCALYPTUS STREET
SKECHERS DISTRIBUTION CENTER
29800 Eucalyptus Avenue, Rancho Belago, California 92555

ARCHITECTURAL
A0.1	Highland Fairview Corporate Park Title Sheet — ASI #2	11/11/2008	Delta 2
A0.2	Highland Fairview Corporate Park General Sheet	5/21/2008
A0.3.1	Disability Access Notes	5/21/2008
A0.3.2	Disability Access Notes	5/21/2008
A0.3.3	Disability Access Notes	5/21/2008
A1.1	Overall Site Plan	5/21/2008
AD.1	Details	5/21/2008
AD.1A	Site Details for ADA Access	12/4/2009	Delta 4
AD.2	Details	5/21/2008
AD.3	Details — ASI #1	9/15/2008	Delta 1
AD.3A	Details — ASI #3	12/30/2008	(Delta 5)
AD.4	Details	5/21/2008
AD.5	Details	5/21/2008
AD.6	Details	5/21/2008
AD.7	Details	5/21/2008
AD.8	Details	5/21/2008
AD.9	Details	5/21/2008
AD.10	Details — ASI #2	11/11/2008	Delta 2
AD.11	Details — ASI #2	11/11/2008	Delta 2
FIRE PROTECTION PARCEL 1 / SKECHERS
HFCP	Cover Page
FP 1	Underground Fire Master Plan	7/29/2008
FP 2	Enlarged Underground Fire Piping Part I	7/29/2008
FP 3	Enlarged Underground Fire Piping Part II	7/29/2008
FP 4	Underground Fire Notes / Details	7/29/2008
CONSTRUCTION STAGING PLAN
SC 1	Stage Construction	1/9/2009
SC 2	Traffic Handling / Construction area Sign Plan	1/9/2009
SC 3	Traffic Handling / Construction area Sign Plan	1/9/2009
SC 4	Traffic Handling / Construction area Sign Plan	1/9/2009
TRAFFIC CONTROL PLAN
TCP 1	Traffic Control Plan — Title Sheet	2/18/2009
TCP 2	Traffic Control Plan — Phase I & II	2/18/2009
TCP 3	Traffic Control Plan — Phase I	2/18/2009
TCP 4	Traffic Control Plan — Phase II	2/18/2009
TCP 5	Traffic Control Plan — Phase I	2/18/2009
TCP 6	Traffic Control Plan — Phase II	2/18/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PRECISE GRADING
PG 1	Precise Grading — Title Sheet	2/18/2009
PG 2	Precise Grading — Detail Sheet	2/18/2009
PG 3	Precise Grading Plan	2/18/2009
PG 4	Precise Grading Plan	2/18/2009
PG 5	Precise Grading Plan	2/18/2009
PG 6	Precise Grading Plan	2/18/2009
PG 7	Precise Grading Plan	2/18/2009
PG 8	Precise Grading Plan	2/18/2009
PG 9	Precise Grading Plan	2/18/2009
PG 10	Precise Grading Plan	2/18/2009
PG 11	Precise Grading Plan	2/18/2009
PG 12	Precise Grading Plan	2/18/2009
PG 13	Precise Grading Plan	2/18/2009
PG 14	Precise Grading Plan	2/18/2009
PG 15	Precise Grading Plan	2/18/2009
LINE “F” STORM DRAIN SYSTEM
SHT 1	Moreno MDP Line — F — Title Sheet	1/9/2009
SHT 2	Moreno MDP Line — F — Notes & Details	1/9/2009
SHT 3	Moreno MDP Line — F — Station	1/9/2009
SHT 4	Moreno MDP Line — F — Station	1/9/2009
SHT 5	Moreno MDP Line — F — Station	1/9/2009
SHT 6	Moreno MDP Line — F — Station	1/9/2009
SHT 7	Moreno MDP Line — F — Station	1/9/2009
SHT 8	Moreno MDP Line — F — Station	1/9/2009
SHT 9	Moreno MDP Line — F — Lat F-2	1/9/2009
SHT 10	Moreno MDP Line — F — Lat F-2-A	1/9/2009
SHT 11	Moreno MDP Line — F — Lat D-5	1/9/2009
SHT 12	Moreno MDP Line — F — Lat D-6	1/9/2009
SHT 13	Moreno MDP Line — F — Lat F-8	1/9/2009
SHT 14	Moreno MDP Line — F — Lat F-8	1/9/2009
SHT 15	Moreno MDP Line — F — Lat F-8	1/9/2009
SHT 16	Moreno MDP Line — F — Lat F-8	1/9/2009
SHT 17	Moreno MDP Line — F — Lat F-8	1/9/2009
SHT 18	Moreno MDP Line — F — Lat F-9	1/9/2009
SHT 19	Moreno MDP Line — F — Lat F-9	1/9/2009
SHT 20	Moreno MDP Line — F — Profiles	1/9/2009
SHT 21	Moreno MDP Line — F — Profiles	1/9/2009
SHT 22	Moreno MDP Line — F — Profiles	1/9/2009
SHT 23	Moreno MDP Line — F — Gen Notes & Details	1/9/2009
SHT 24	Moreno MDP Line — F — Details	1/9/2009
SHT 25	Moreno MDP Line — F — Lateral Plan Sections	1/9/2009
SHT 26	Moreno MDP Line — F — Lateral	1/9/2009
SHT 27	Moreno MDP Line — F — Sections	1/9/2009
SHT 28	Moreno MDP Line — F — Access Openings & Details	1/9/2009
new spec and area of 6,00 psi concrete

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS SANITARY SEWER PLAN
SSIP 1	Eucalyptus Avenue — Sanitary Sewer Plan — Title Sheet	1/9/2009
SSIP 2	Eucalyptus Avenue — Sanitary Sewer Plan — Index & Legend	1/9/2009
SSIP 3	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	1/9/2009
SSIP 4	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	1/9/2009
SSIP 5	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	1/9/2009
SSIP 6	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	1/9/2009
SSIP 7	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	1/9/2009
RECYCLED WATER IMPROVEMENT PLAN
RWIP 1	EUCALYPTUS	2/20/2009
RWIP 2	EUCALYPTUS	2/20/2009
RWIP 3	EUCALYPTUS	2/20/2009
RWIP 4	EUCALYPTUS	2/20/2009
RWIP 5	EUCALYPTUS	2/20/2009
RWIP 6	EUCALYPTUS	2/20/2009
WATER IMPROVEMENT PLAN
RWIP 7	EUCALYPTUS	2/20/2009
WIP 1	EUCALYPTUS	2/20/2009
WIP 2	EUCALYPTUS	2/20/2009
WIP 3	EUCALYPTUS	2/20/2009
WIP 4	EUCALYPTUS	2/20/2009
WIP 5	EUCALYPTUS	2/20/2009
WIP 6	EUCALYPTUS	2/20/2009
WIP 7	EUCALYPTUS	2/20/2009
EUCALYPTUS SITE UTILITIES
SHT 1	Eucalyptus Avenue Utility Design — BUTSKO	1/9/2009
SHT 2	Eucalyptus Avenue Utility Design — BUTSKO	1/9/2009
SHT 3	Eucalyptus Avenue Utility Design — BUTSKO	1/9/2009
SHT 4	Eucalyptus Avenue Utility Design — BUTSKO	1/9/2009
SHT 5	Eucalyptus Avenue Utility Design — BUTSKO	1/9/2009
SHT 1	Eucalyptus Avenue Temporary Transformer — BUTSKO	1/9/2009
ELECTRICAL DISTRIBUTION PLAN
SHT 1	Electrical Distribution Plan	2/18/2009
SHT 2	Electrical Distribution Plan	2/18/2009
SHT 3	Electrical Distribution Plan	2/18/2009
SHT 4	Electrical Distribution Plan	2/18/2009
FIRE PROTECTION SITE
FP 1 UG	Underground Fire Master Plan	11/12/2008
FP 2 UG	Enlarged Underground Fire Piping Part I	3/3/2009
FP 3 UG	Enlarged Underground Fire Piping Part II	3/3/2009
FP 1	Site Fire Access Plan (During Construction)	3/3/2009
FP 2	Site Fire Access Plan (Job Completion)	3/3/2009
EUCALYPTUS STREET IMPROVEMENT PLAN
STIP 1	Eucalyptus Avenue Street Improvement Plan — Title Sheet	1/9/2009
STIP 2	Eucalyptus Avenue Street Improvement Plan — Notes & Index Map	1/9/2009
STIP 3	Eucalyptus Avenue Street Improvement Plan — Details & Sections	1/9/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS STREET IMPROVEMENT PLAN CONTINUATION
STIP 4	Eucalyptus Avenue Street Improvement Plan — Phase 1	1/9/2009
STIP 5	Eucalyptus Avenue Street Improvement Plan — Phase 2	1/9/2009
STIP 6	Eucalyptus Avenue Street Improvement Plan — Phase 3	1/9/2009
STIP 7	Eucalyptus Avenue Street Improvement Plan — Phase 4	1/9/2009
STIP 8	Eucalyptus Avenue Street Improvement Plan — Phase 5	1/9/2009
STIP 9	Eucalyptus Avenue Street Improvement Plan — Phase 6	1/9/2009
STIP 10	Eucalyptus Avenue Street Improvement Plan — Phase 7	1/9/2009
STIP 11	Eucalyptus Avenue — Signing & Striping Title Sheet	1/9/2009
STIP 12	Eucalyptus Avenue — Signing & Striping	1/9/2009
STIP 13	Eucalyptus Avenue — Signing & Striping	1/9/2009
PAVING SECTION
PS	PAVING SECTION EXHIBIT	2/18/2009
MEDIAN EXHIBIT
E-1	Exhibit — Sections Eucalyptus Street Median	7/22/2009
110	Emergency Vehicle Median Access	1/1/2005
TOLERANCE EXHIBIT
TE	Tolerance Exhibit	2/18/2009
THEODORE STREET IMPROVEMENT PLAN
TSE	Theodore Street Exhibit	2/18/2009
TRAFFIC SIGNAL INTERCONNECT
421	Traffic Signal Interconnect Detail	1/1/2008
EVTSI	Emergency Vehicle & Traffic Signal Interconnect	10/22/2009
THEODORE STREET IMPROVEMENT PLAN
Theodore Street / HWY 60 Ramp Widening Exhibit
EUCALYPTUS STREET LANDSCAPE & IRRIGATION
SHT 1	Eucalyptus Street — Cover Sheet	2/18/2009
SHT 2	Eucalyptus Street — Construction Plan	2/18/2009
SHT 3	Eucalyptus Street — Construction Plan	2/18/2009
SHT 4	Eucalyptus Street — Construction Plan	2/18/2009
SHT 5	Eucalyptus Street — Construction Plan	2/18/2009
SHT 6	Eucalyptus Street — Construction Plan	2/18/2009
SHT 7	Eucalyptus Street — Construction Plan	2/18/2009
SHT 8	Eucalyptus Street — Construction Details	2/18/2009
SHT 9	Eucalyptus Street — Construction Details	2/18/2009
SHT 10	Eucalyptus Street — Construction Details	2/18/2009
SHT 11	Eucalyptus Street — Construction Specifications	2/18/2009
SHT 12	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 13	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 14	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 15	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 16	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 17	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 18	Eucalyptus Street — Irrigation Details	2/18/2009
SHT 19	Eucalyptus Street — Irrigation Details	2/18/2009
SHT 20	Eucalyptus Street — Irrigation Notes	2/18/2009
SHT 21	Eucalyptus Street — Irrigation Specifications	2/18/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS STREET LANDSCAPE & IRRIGATION CONTINUATION
SHT 22	Eucalyptus Street — Irrigation Specifications	2/18/2009
SHT 23	Eucalyptus Street — Planting Plan	2/18/2009
SHT 24	Eucalyptus Street — Planting Plan	2/18/2009
SHT 25	Eucalyptus Street — Planting Plan	2/18/2009
SHT 26	Eucalyptus Street — Planting Plan	2/18/2009
SHT 27	Eucalyptus Street — Planting Plan	2/18/2009
SHT 28	Eucalyptus Street — Planting Plan	2/18/2009
SHT 29	Eucalyptus Street — Planting Details	2/18/2009
SHT 30	Eucalyptus Street — Planting Details	2/18/2009
SHT 31	Eucalyptus Street — Planting Specifications	2/18/2009
SHT 32	Eucalyptus Street — Planting Specifications	2/18/2009
HIGHLAND FAIRVIEW CORPORATE PARK — PROJECT MANUAL
Div 00	Procurement and Contracting requirements	7/24/2008
Div 01	General requirements	7/24/2008
Div 02	Sitrework	7/24/2008
Div 03	Concrete	7/24/2008
Div 04	Masonry	7/24/2008
Div 05	Metals	7/24/2008
Div 06	Wood and Plastics	7/24/2008
Div 07	Thermal and Moisture Control	7/24/2008
Div 08	Doors and Windows	7/24/2008
Div 09	Finishes	7/24/2008
Div 10	Specialties	7/24/2008
Div 11	Equipment	7/24/2008
Div 12	Furnishings	7/24/2008
Div 13	Special Construction	7/24/2008
Div 14	Conveyor Systems	7/24/2008
Div 15	Mechanical	7/24/2008
Div 16	Electrical	7/24/2008
PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC.
1.0	Introduction	6/15/2007
2.0	Geotechnical Investigation & Lab	6/15/2007
3.0	Summary	6/15/2007
4.0	Faulting & Seismicity	6/15/2007
5.0	Conclusions	6/15/2007
6.0	Preliminary Recommendations	6/15/2007
7.0	Geotechnical Review	6/15/2007
8.0	Limitations	6/15/2007
map	Geotechnical Map / Boring Log	6/15/2007
1.0	Introduction	4/30/2008
2.0	Geotechnical Investigation & Lab	4/30/2008
3.0	Summary	4/30/2008
4.0	Faulting & Seismicity	4/30/2008
5.0	Conclusions	4/30/2008
6.0	Preliminary Recommendations	4/30/2008

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC. CONTINUATION
7.0	Geotechnical Review	4/30/2008
8.0	Limitations	4/30/2008
map	Geotechnical Map / Boring Log	4/30/2008
	Update Seismic Design Parameters	11/30/2007
	Update Geotechnical Report	4/30/2008
	Preliminary Geotechnical Evaluation, SR-60 Widening	7/30/2008
	Clarifications to Soils, Highland Fairview Corporate Park	8/15/2008
	response to City of M.V. Review Comments & Map	11/5/2008
	geotechnical Recommendations for Temporary Fire Access Road	1/5/2009
	Clarifications #2 to Soils Report, Highland Fairview Corporate Park	1/14/2009
	Response to City of M.V. Review Comments, Public Works Depart.	1/16/2009
	Geotechnical Review of Improvements & rough Grade for Sanitary Sewer	1/21/2009
	Clarifications #3 to Soils report, Highland Fairview Corporate Park	1/29/2009
	Rough Grading Anticipated Keyway Locations	1/29/2009
	recommended Sub drain Locations	2/6/2009
CIVIL MISC EXHIBITS & REPORTS
	Drainage Bypass for Redlands Sewer Work Area	2/18/2009
	Grading Balance Area	2/18/2009
	Highland SWPPP	2/18/2009
	Offsite Rubble Disposal	2/18/2009
	Set Back for Restricted Hours of Work	2/18/2009
	Supplemental SWPPP	2/18/2009
	Water Pick-Up	2/18/2009
	Mitigation Monitoring Program by Michael Brandman Assoc.	12/23/2008

EXHIBIT “E”
PROJECT MANUALS & REPORT
SKECHERS DISTRIBUTION WAREHOUSE
29800 Eucalyptus Avenue, Moreno Valley, California 92555

GEOTECHNICAL
6/15/2007	Preliminary Geotechnical Report	Section 1.0 — Introduction
	Leighton and Associates, Inc.	Section 2.0 — Geotechnical Investigation & Lab
Section 3.0 — Summary
Section 4.0 — Faulting & Seismicity
Section 5.0 — Conclusions
Section 6.0 — Preliminary Recommendations
Section 7.0 — Geotechnical review
Section 8.0 — Limitations
Geotechnical Map / Boring Log

4/30/2008	Update Geotechnical report	Section 1.0 — Introduction
	Leighton and Associates, Inc.	Section 2.0 — Geotechnical Investigation & Lab
Section 3.0 — Summary
Section 4.0 — Faulting & Seismicity
Section 5.0 — Conclusions
Section 6.0 — Preliminary Recommendations
Section 7.0 — Geotechnical review
Section 8.0 — Limitations
Geotechnical Map / Boring Log

11/30/2007	Update Seismic Design Parameters
4/30/2008	Update Geotechnical Report
7/30/2008	Preliminary Geotechnical Evaluation, SR-60 Widening between Theodore & Redlands Blvd.
8/15/2008	Clarifications to Soils Report, Highland Fairview Corporate Park
11/5/2008	Response to City of Moreno Valley Review Comments & Map
1/5/2009	Geotechnical recommendations for Temporary “All-Weather” Fire Access
1/14/2009	Clarifications #2 to Soils Report, Highland Fairview Corporate Park
1/16/2009	Response to City of Moreno Valley Review Comments, Public Works Department
1/21/2009	Geotechnical review of Improvement & rough Grading Plans for Sanitary Sewer — Redlands Blvd.
1/29/2009	Clarifications #3 to Soils Report, Highland Fairview Corporate Park
1/29/2009	Rough Grading Anticipated Keyway Locations
2/6/2009	Recommended Subdrain Locations

PROJECT MANUAL
7/24/2008	Highland Corporate Park	Project Requirements & Specifications
	HPA, Inc. Architects	Division 00 — Procurement & Contracting
Division 01 — General Requirements
Division 02 — Sitework
Division 03 — Concrete
Division 04 — Masonry
Division 05 — Metals
Division 06 — Wood & Plastics
Division 07 — Thermal & Moisture Control
Division 08 — Doors & Windows
Division 09 — Finishes
Division 10 — Specialties
Division 11 — Equipment
Division 12 — Furnishings
Division 13 — Special Construction
Division 14 — Conveying Systems
Division 15 — Design build
Division 16 — Design Build

STRUCTURAL CALCULATIONS
2/2/2009	Structural Clculations by David Robert Kramer

TITLE 24 REPORT
1/30/2009	title 24 Report by Alan Poydock — termalair, Inc.

CIVIL MISC. EXHIBITS & REPORTS
2/18/2009	Drainage Bypass for Redlands Sewer Work Area
Grading Balance Area
Highland SWPPP
Offsite Rubble Disposal
Set Back for Restricted Hours of Work
Existing Stockpile Locations
Supplemental SWPPP
Water Pick-Up
12/23/2008	Mitigation Monitoring Program by Michael Brandman Associates
1/7/2009	Septic Exhibit
Final Fire Access Plan
Temporary Fire Access Plan

EXHIBIT “F”
ADVANCES
     1. Draw Request. A “Draw Request” means a properly completed and executed written application by Borrower to Administrative Agent in the form of Exhibit “F-1” (or in another form satisfactory to Administrative Agent) setting forth the amount of Up-Front Equity Cash and/or Loan Proceeds desired, together with the related AIA Document G-702 and G-703 and such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information satisfactory to Administrative Agent. At least ten (10) Business Days before the requested date of each advance made under the Budget from the Up-Front Equity Cash or the Loan, Borrower shall deliver a Draw Request to Administrative Agent. Borrower shall be entitled to an advance only in an amount approved by Administrative Agent in accordance with the terms of this Agreement and the Loan Documents. Except as expressly set forth below in this Section 1, Lenders shall not be required to make advances more frequently than once each calendar month. Lenders shall, only upon the satisfaction, as determined by Administrative Agent in its sole discretion, of all applicable conditions of this Agreement and the Loan Documents, be required to make the requested advance to Borrower on a Funding Date which is a Business Day within ten (10) Business Days after such satisfaction. Each Draw Request, and Borrower’s acceptance of any advance, shall be deemed to ratify and confirm, as of the date of the Draw Request and the advance, respectively, that, except as specified in the Draw Request, (a) all representations and warranties in the Loan Documents remain true and correct, and all covenants and agreements in the Loan Documents remain satisfied, (b) there is no uncured Default or Event of Default existing under the Loan Documents, (c) all conditions to the advance, whether or not evidence thereof is required by Administrative Agent, are satisfied, (d) the AIA Document G-702 and G-703 forms executed by each contractor and approved by Borrower’s architect, together with all schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information submitted for the Draw Request are complete and correct, and in all respects what they purport and appear to be for the amount and period applicable to the Draw Request, (e) all advances previously made to Borrower were disbursed, and the proceeds of the advance requested in the Draw Request will immediately be disbursed, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose, (f) after the advance, all obligations for work and other costs heretofore incurred by Borrower in connection with the Project and which are due and payable will be fully paid and satisfied and (g) any unadvanced portion of the Loan to which Borrower is entitled, plus the portions of the Aggregate Cost that are to be paid by Borrower from other funds that, to Administrative Agent’s satisfaction, are available, set aside and committed, is or will be sufficient to pay the actual unpaid Aggregate Cost. Notwithstanding anything to the contrary contained in the foregoing: (1) in the event that during any calendar month in which Borrower has already requested and received an advance, Borrower submits to Administrative Agent a Draw Request for an additional advance (each an “Additional Monthly Advance”) and such Additional Monthly Advance is solely for the payment of costs and expenses associated with the construction of the roof of the Improvements, Lenders shall make such Additional Monthly Advance provided that (i) Administrative Agent, in its sole and absolute discretion, has approved of such Additional Monthly Advance; and (ii) Borrower has satisfied all conditions in this Agreement for the making of an advance with respect to such Additional Monthly Advance; and (2) Lenders shall be required to make one Additional Monthly Advance within thirty (30) days of the making of the Initial Advance (it being acknowledged that the making of the Initial Advance shall occur on the date hereof) provided that Borrower has satisfied all conditions in this Agreement for the making of such Additional Monthly Advance.
     2. Advances. Borrower shall disburse all advances made to Borrower, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose. Following receipt and approval of a Draw Request, all supporting documentation and information required by Administrative Agent, and receipt and approval of a written report from Construction Consultant satisfactory to Administrative Agent, Administrative Agent will determine the amount of the advance Lenders shall make in accordance with this Agreement, the Loan Documents, the Budget, and if and to the extent required by the Administrative Agent, to Administrative Agent’s satisfaction, the following standards:
     a. An initial advance in the amount of the Initial Advance in accordance with the Budget.
     b. For construction work other than tenant improvement work, advances on the basis of ninety percent (90%) of the costs shown on the application for payment from the contractor reviewed and approved by Administrative Agent of the work or material in place on the Improvements that comply with the terms of the Loan Documents, minus
EXHIBIT F, PAGE 1

all previous advances and all amounts required to be paid by Borrower, as described in the Budget. Following the completion of fifty percent (50%) of the Improvements as determined by the Construction Consultant, the ninety percent (90%) limitation set forth above shall be increased to ninety five percent (95%). Notwithstanding the foregoing, at the sole and absolute discretion of Administrative Agent, advances relating to certain line items in the Budget may be made without any retainage withheld or early release of retainage.
     c. For tenant improvement work, advances on the basis of one hundred percent (100%) of the costs shown for each lease in the application for payment from the contractor reviewed and approved by Administrative Agent for the work or material in place that complies with the terms of the Loan Documents, provided that if required by Administrative Agent (i) an application for payment may be submitted only after all applicable tenant improvements have been completed, (ii) the amount of the requested advance does not exceed the per square foot allowance provided in the Budget, (iii) all provisions of the Loan Documents, including, without limitation, Sections 3, 4, and 5 of this Exhibit “F”, have been satisfied, (iv) the term of the applicable lease has commenced, (v) Administrative Agent has received from the applicable tenant a tenant estoppel certificate, and a subordination and attornment agreement in the respective forms attached as exhibits to the Closing Checklist, or otherwise in form and content satisfactory to Administrative Agent, (vi) Administrative Agent has received two (2) sets of as-built plans for the applicable tenant improvements, and (vii) Administrative Agent has received evidence of satisfaction of all applicable legal requirements, including but not limited to applicable certificates of occupancy and evidence that the plans comply with all legal requirements regarding access and facilities for handicapped or disabled persons.
     d. No advances for building materials or furnishings that are not yet incorporated into the Improvements (“stored materials”) unless (i) Borrower has good title to the stored materials and the stored materials are components in a form ready for incorporation into the Improvements and will be so incorporated within a period of one hundred twenty (120) days, (ii) the stored materials are in Borrower’s possession and satisfactorily stored on the Land or such materials are satisfactorily stored at such other site as Administrative Agent may approve, (iii) the stored materials are protected and insured against theft and damage in a manner and amount satisfactory to Administrative Agent, (iv) the stored materials have been paid for in full or will be paid for with the funds to be advanced and all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (v) Administrative Agent for the benefit of Lenders has or will have upon payment with the advanced funds a perfected, first priority security interest in the stored materials. Notwithstanding the foregoing, the aggregate amount of advances for stored materials that have not yet been incorporated into the Improvements shall not exceed the Stored Materials Advance Limit. Any Draw Request which includes an advance for the cost of stored materials shall be accompanied by copies of invoices for such stored materials in form and content satisfactory to Administrative Agent. All advances for the cost of stored materials shall be on the basis of ninety percent (90%) of the invoiced amount.
     e. Intentionally Omitted.
     f. Borrower has advised Administrative Agent and Lenders that the City has been awarded grant money in the amount of ONE MILLION DOLLARS ($1,000,000.00) (the “Grant Money”) from the State of California under the State of California’s Proposition 1B State Local Partnership Competitive Grant Program which Grant is for the “Eucalyptus Street Improvements Project”. Borrower has advised Administrative Agent and Lenders that the construction of Phase 1 of Eucalyptus Street, which shall replace the right of way of Fir Avenue currently abutting the Property to the south, (the “Street Project”) is a requirement imposed by the City in connection with the construction of the Improvements and that the Grant shall ultimately be available to the Borrower (via disbursement from the City to the Borrower) for reimbursement of costs incurred by the Borrower in constructing Phase 1 of Eucalyptus Street. Advances for the construction of the future Eucalyptus Street (each such advance a “Street Project Advance”) shall be made in accordance with the following procedures:
(1)	In the event Borrower submits a Draw Request to Administrative Agent containing a Street Project Advance at any time from the date hereof until that date which is six (6) months from the date hereof (such period being referred to herein as the “Initial Six Months”), Borrower shall, within five (5) business days of receiving such Street Project Advance, (A) pay such Street Project Advance to Borrower’s contractor; (B) submit a request to the City for a portion of the Grant Money in an amount equal to the amount of the Street Project Advance contained in its Draw Request and paid to Borrower’s contractor; and (C) provide Administrative Agent
EXHIBIT F, PAGE 2

with written evidence acceptable to Administrative Agent of its satisfaction of the requirements set forth in (A) and (B) above;

(2)	Following Borrower’s receipt from the City of a portion of the Grant Money in response to its request for same (a “Grant Advance”), Borrower shall provide written notice of its receipt of such Grant Advance to Administrative Agent and confirm, with evidence acceptable to Administrative Agent, the amount of such Grant Advance;

(3)	In its first Draw Request following the receipt of a Grant Advance, Borrower shall include a line item for the amount of such Grant Advance which amount shall be subtracted from (i) the total amount of such Draw Request; and (ii) the line item in the Budget used for Street Project Advances. For illustration purposes only, if Borrower submits a Draw Request for $1,000,000 of Loan Proceeds which contains a Street Project Advance of $250,000, Borrower shall simultaneously submit a request for Grant Money in the amount of $250,000 to the City and provide Administrative Agent with copies of such request for Grant Money together with its Draw Request for $1,000,000 of Loan Proceeds. Should Borrower receive Grant Money from the City in response to its request for same, Borrower shall provide Administrative Agent with written notice of same together with evidence thereof and in its next following Draw Request, Borrower will include the amount of such Grant Advance as an amount to be subtracted from the total amount of Loan Proceeds requested in such following Draw Request and from the line item in the Budget used for Street Project Advances.

(4)	In the event that Borrower does not receive the entire amount of Grant Money during the Initial Six Months, within two (2) business days of the expiration of the Initial Six Months, Borrower shall deposit into the Upfront Equity Account an amount equal to ONE MILLION DOLLARS ($1,000,000.00) less the total sum of all Grant Advances which have been received by Borrower and deducted from subsequent Draw Requests pursuant to the procedure set forth in subsection (3) above.

(5)	Notwithstanding anything to the contrary contained in this Agreement, One Million Dollars ($1,000,000.00) of Loan Proceeds will be held back and remain undisbursed within the line item in the Budget used for Street Project Advances until the earlier to occur of (i) the disbursement to Borrower of all of the Grant Money and confirmation by Administrative Agent that an amount equal to all of the Grant Money (i.e., $1,000,000) has been deducted from Draw Requests in the manner described above in this Section f; and (ii) the expiration of the Initial Six Months but only provided that Borrower has complied with the requirements of subsection (4) above.

(6)	During the Initial Six Months, Borrower shall not request an advance of Grant Money from the City (or any other governmental authority) without first having submitted to Administrative Agent a Draw Request containing a Street Project Advance in the same amount as the amount of Grant Money requested as set forth in subsection (1) above. At any time following the expiration of the Initial Six Months, and provided that Borrower has complied with the requirements of subsection (4) above, Borrower may submit requests to the City (or any other governmental authority) for Grant Money and if received apply such funds in whatever manner Borrower elects.
     g. Advances of “Hard Cost Contingency” (or any other similarly described item in the Budget) shall be made available to Borrower as construction progresses but only (i) for hard costs; (ii) in proportion to the percentage of completion of the Improvements at the time of advance as determined by the Construction Consultant; and (iii) if shown as expended with all supporting documentation and information and as shown in the report of the Construction Consultant submitted in connection with such advance.
     h. Administrative Agent shall make periodic advances of soft costs, each in the amount requested in the applicable Draw Request, without retainage provided that such request shall be supported by a payables listing in
EXHIBIT F, PAGE 3

form and content satisfactory to Administrative Agent and for any soft cost greater than or equal to Twenty Five Thousand and No/100 Dollars ($25,000.00), such request shall also be supported by an invoice and other back up materials in form and content satisfactory the Administrative Agent.
     i. Advances of “Development Management Fee” (as set forth in the Budget) shall be made available to Borrower as construction progresses provided however that in no event shall the ratio of funded Development Management Fee to the total budgeted Development Management Fee expressed as a percentage exceed by more than ten (10) percentage points the ratio of funded hard costs to the total budgeted hard costs expressed as a percentage. By way of example only, if a Draw Request that includes a request for a portion of the Development Management Fee is made and at such time fifty percent (50%) of total hard costs have been funded, Borrower shall only be entitled to an Advance for Development Management Fee in an amount that, when added to the Advances of Development Management Fee already funded, does not exceed sixty percent (60%) of the total budgeted Development Management Fee.
     j. Borrower has advised Administrative Agent and the Lenders that in connection with site grading to be performed on the Property, the City has required that Borrower place with the City cash security in the amount of ONE MILLION FIVE HUNDRED THIRTY FIVE THOUSAND SEVENTY SIX AND NO/100 DOLLARS ($1,535,076.00) to secure Borrower’s obligation to complete such site grading. Accordingly, the Budget contains a line item entitled “Site Grading and Other Cash Sureties” in that amount. In the event that the City returns to the Borrower the Site Grading and Other Cash Sureties or any portion thereof (such amount returned the “Returned Amount”), Borrower shall, within two (2) business days of receipt thereof, deposit the Returned Amount into the Up-Front Equity Account Once such funds are received into the Up-Front Equity Account, the Budget shall be amended by reallocating the line items for each of “Site Grading and Other Cash Sureties” (decrease) and “Development Management Fee” (increase) by an amount equal to the Returned Amount.
     3. Conditions to the Initial Advance. As conditions precedent to the Initial Advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent’s satisfaction, Borrower must have satisfied the conditions required under this Agreement, including all of those conditions set forth in Exhibit “C” and Section 4 below.
     4. Conditions to All Advances. As conditions precedent to each advance made pursuant to a Draw Request, in addition to all other requirements contained in this Agreement, if and to the extent required by Administrative Agent:
     a. the Advance Termination Date shall not have passed; and
     b. Administrative Agent shall have received and approved the following:
     i. Evidence satisfactory to Administrative Agent of the continued satisfaction of all conditions to the Initial Advance (except to the extent that any of such conditions were waived in writing by Administrative Agent).
     ii. A Draw Request.
     iii. Evidence satisfactory to Administrative Agent that no Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default, exists.
     iv. Evidence satisfactory to Administrative Agent that the representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance and no event shall have occurred or condition or circumstance shall exist which, if known to Borrower, would render any such representation or warranty incorrect or misleading.
     v. Each subcontract or other contract for labor, materials, services and/or other work included in a Draw Request duly executed and delivered by all parties thereto and effective, and to the extent required under this Agreement, a true and complete copy of a fully executed copy of each such subcontract or other
EXHIBIT F, PAGE 4

contract as Administrative Agent may have requested, together with performance and payment bonds securing such contracts and subcontracts, to the extent required by Administrative Agent, in form and substance satisfactory to Administrative Agent.
     vi. Evidence satisfactory to Administrative Agent that no mechanic’s or materialmen’s lien or other encumbrance has been filed and remains in effect against the Property, including releases or waivers of mechanics’ liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property.
     vii. Evidence satisfactory to Administrative Agent that the Title Insurance has been endorsed and brought to date in a manner satisfactory to Administrative Agent to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Administrative Agent.
     viii. Certification by Construction Consultant, and if required by Administrative Agent by Borrower’s architect, that to the best of such party’s knowledge, information, and belief, construction is in accordance with the Plans, the quality of the work for which the advance is requested is in accordance with the applicable contract, the amount of the advance requested represents work in place based on on-site observations and the data comprising the Draw Request, the work has progressed in accordance with the construction contract and schedule, and the applicable contractor is entitled to payment of the amount certified.
     ix. (1) a foundation survey made immediately after, but in no event later than ten (10) days after, the laying of the foundation of each building or structure of the Improvements satisfactory to Administrative Agent and to the extent required by Administrative Agent complying with Exhibit “G”, (2) a certificate of Borrower’s architect stating that based on personal inspection the foundations have been completed in accordance with the Plans and are satisfactory in all respects, and (3) a bearing capacity test report with respect to the excavated footings and foundations, reviewed and approved by the Construction Consultant and Borrower’s architect.
     x. Within ten (10) days after the pouring of concrete for any Improvements, a report satisfactory to Construction Consultant of the results of concrete tests made at the time the concrete is poured.
     xi. Within ten (10) days after the compaction of any soil for construction, a report satisfactory to Construction Consultant of the results of soil tests.
     xii. Evidence satisfactory to Administrative Agent that as of the date of making such advance, no event shall have occurred, nor shall any condition exist, that could have a Material Adverse Effect on the enforceability of the Loan Documents, a Material Adverse Effect to the financial condition of Borrower or any Guarantor, impair the ability of Borrower or any Guarantor to fulfill its material obligations under the Loan Documents, or otherwise have a Material Adverse Effect whatsoever on the Property.
     xiii. Intentionally Omitted.
     xiv. Evidence satisfactory to Administrative Agent that the Improvements shall not have been damaged in any material respect and not repaired (or in the process of being repaired) and shall not be the subject of any pending or threatened condemnation or adverse zoning proceeding.
     xv. Evidence satisfactory to Administrative Agent that Borrower has paid all amounts then required to be paid by Borrower under the Budget.
     xvi. The Borrower’s Deposit if required by Section 1.5 of this Agreement.
     xvii. With respect to any advance to pay a contractor, original applications for payments in form approved by Administrative Agent, containing a breakdown by trade and/or other categories acceptable to
EXHIBIT F, PAGE 5

Administrative Agent, executed and certified by each contractor and Borrower’s architect, accompanied by invoices, and approved by Construction Consultant.
     xviii. Copies of California statutory form lien waivers and advances executed by each contractor and each appropriate subcontractor, supplier and materialman, including, without limitation, from all parties sending statutory notices to contractors, notices to owners, or notices of nonpayment. Each Draw Request shall be accompanied by (a) California statutory form conditional lien waivers and releases for all contractors, subcontractors, suppliers and materialman rendering services or providing materials which are the subject of such Draw Request, and (b) California statutory form of final and unconditional lien waivers and releases from all contractors, subcontractors, suppliers and materialmen who were paid from the immediately preceding Draw Request with respect to the services or materials covered thereby.
     xix. Such other information, documents and supplemental legal opinions as may be required by Administrative Agent.
     5. Final Advance for Improvements. If and to the extent required by the Administrative Agent, to Administrative Agent’s satisfaction, the final advance for the Improvements (including retainage) shall not be made until thirty (30) days after the later of (i) the date on which the Improvements have been “completed,” as evidenced by the issuance of a final and unconditional certificate of occupancy (or the local equivalent thereof), and (ii) if required by Administrative Agent, the date on which a notice of completion has been recorded. In the case of each such Draw Request, if and to the extent required by Administrative Agent, Administrative Agent shall have received the following as additional conditions precedent to the requested advance:
     a. Certificates from Borrower’s architect, engineer, contractor and, if required by Administrative Agent, from the Construction Consultant, certifying that the Improvements (including any off-site improvements) have been completed in accordance with, and as completed comply with, the Plans and all Laws and governmental requirements; and Administrative Agent shall have received two (2) sets of detailed “as built” Plans approved in writing by Borrower, Borrower’s architect, and each contractor.
     b. Final affidavits (in a form approved by Administrative Agent) from Borrower’s architect, engineer, and each contractor certifying that each of them and their subcontractors, laborers, and materialmen has been paid in full for all labor and materials for construction of the Improvements; and California statutory form unconditional final lien releases or waivers by Borrower’s architect, engineer, contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Property.
     c. The Title Insurance shall be endorsed to remove any exception for mechanics’ or materialmen’s liens or pending disbursements, with no additional title change or exception objectionable to Administrative Agent, and with such other endorsements required by Administrative Agent.
     d. Evidence satisfactory to Administrative Agent that all Laws and governmental requirements have been satisfied, including receipt by Borrower of all necessary governmental licenses, certificates and permits (including certificates of occupancy) with respect to the completion, use, occupancy and operation of the Improvements, together with evidence satisfactory to Administrative Agent that all such licenses, certificates, and permits are in full force and effect and have not been revoked, canceled or modified.
     e. Three (3) copies of a final as-built survey satisfactory to Administrative Agent and to the extent required by Administrative Agent complying with Exhibit “G”.
     f. Intentionally Omitted.
     g. If applicable, an estoppel certificate and a subordination agreement, in the form approved by Administrative Agent, from Skechers, and written confirmation by Skechers that Skechers has approved the completed Improvements.
EXHIBIT F, PAGE 6

     6. Direct Advances. Borrower hereby irrevocably authorizes Administrative Agent on behalf of Lenders (but Administrative Agent shall have no obligation unless otherwise noted) to (i) advance Loan funds directly to Lenders to pay interest due on the Loan, and (ii) advance and directly apply the proceeds of any advance to the satisfaction of any of Borrower’s obligations under any of the Loan Documents, even though Borrower did not include that amount in a Draw Request and/or no Default exists. Each such direct advance (except for application of a Borrower’s Deposit) shall be added to the outstanding principal balance of the Loan and shall be secured by the Loan Documents. Notwithstanding the foregoing, unless Borrower pays such interest from other resources, and provided further that no Default exists nor has any event occurred which with the passing of time or giving of notice would become a Default, Administrative Agent may advance Loan funds pursuant to this Section for interest payments as and when due to the extent of any interest reserve created for such purposes. Nothing contained in this Agreement shall be construed to permit Borrower to defer payment of interest on the Loan beyond the date(s) due. The allocation of Loan funds in the Budget for interest shall not affect Borrower’s absolute obligation to pay the same in accordance with the Loan Documents. Administrative Agent may hold, use, disburse and apply the Loan and the Borrower’s Deposit for payment of any obligation of Borrower under the Loan Documents. Borrower hereby assigns and pledges the Loan Proceeds and any Borrower’s Deposit to Administrative Agent for itself and for the benefit of Lenders for such purposes. Administrative Agent on behalf of Lenders may advance and incur such expenses as Administrative Agent deems necessary for the completion of the Improvements and to preserve the Property, and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Administrative Agent on behalf of Lenders on demand. Administrative Agent on behalf of Lenders may disburse any portion of any advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section and the amount of advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.
     7. Conditions and Waivers. All conditions precedent to the obligation of Lenders to make any advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any advance in the absence of strict compliance with such conditions precedent. Administrative Agent shall have the right to approve and verify the periodic progress of, costs incurred by Borrower for, and the estimated costs remaining to be incurred for the construction of the Improvements, after consultation with the Construction Consultant. No advance shall constitute an approval or acceptance by Administrative Agent of any construction work, or a waiver of any condition precedent to any further advance, or preclude Administrative Agent from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default. No waiver by Administrative Agent of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be a Default.
     8. Funding. Borrower shall establish and maintain a special account with Administrative Agent into which advances funded directly to Borrower (but no other funds except as provided herein), and excluding direct disbursements made to or by Administrative Agent on behalf of Lenders pursuant to this Agreement, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of costs specified in the Budget, but which special account shall not be used for any other purpose. Borrower hereby irrevocably authorizes Administrative Agent to deposit each advance requested by Borrower to the credit of Borrower in that account, by wire transfer or other deposit. Advances may also be made, in addition to other methods contemplated herein, at Administrative Agent’s option, by direct or joint check payment to any or all persons entitled to payment for work or services performed or material furnished in connection with the Project or the Loan (but such direct payments or joint check payment shall only be used with borrower’s consent unless a Default has occurred), or by having the proceeds thereof made available to the Title Company (or its agent) for disbursement. Neither Administrative Agent nor any Lender shall not be required to, and has no responsibility to, supervise the proper application or distribution of funds to third parties. Provided no Default exists, Administrative Agent shall also cause interest earned on the Certificate of Deposit (as such term is defined in Section 2.16 of this Agreement) to be credited from time to time to the special account established by Borrower pursuant to this Section 8.
     9. Up-Front Equity Account. Borrower, Administrative Agent and Lenders acknowledge that (i) Borrower has established the Up-Front Equity Account with, and under the control of, Administrative Agent; (ii) has deposited the Initial Up-Front Equity Cash into same for the purposes of funding the Total Costs; and (iii) shall, prior to the Initial Advance of Loan Proceeds, deposit the Deferred Up-Front Equity Cash into same for the purposes of funding the Total Costs. No advances of Loan Proceeds, including the Initial Advance of Loan Proceeds, shall be made unless
EXHIBIT F, PAGE 7

and until the Up-Front Equity Cash has been advanced from the Up-Front Equity Account towards Total Costs and at any time funds exist in the Up-Front Equity Account, such funds shall be utilized for advances prior to the advancing of any Loan Proceeds. All advances of Up-Front Equity Cash from the Up-Front Equity Account shall be made pursuant to Draw Requests submitted by Borrower pursuant to this Agreement and this Exhibit “F” and shall be subject to all of the terms and conditions of this Agreement and this Exhibit “F”. Pursuant to a Collateral Assignment and Pledge of Account of even date herewith, Borrower has pledged and granted a security interest in the Up-Front Equity Account to Administrative Agent and Lenders to secure Borrower’s obligations to Administrative Agent and Lenders under the Loan Documents.
     10. Reallocation of Hard Cost Contingency. Upon written notice to Administrative Agent, Borrower shall be entitled to reallocate the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) from the “Hard Cost Contingency” line item in the Budget to the “Development Management Fee” line item in the Budget one time during the term of the Loan provided that Borrower has satisfied of all of the following conditions: (a) no Default exists at the time of Borrower’s request for such reallocation, nor has any event occurred which upon the giving of notice or passage of time would become a Default; (b) the Project is at least ninety percent (90%) complete as certified in writing by the Construction Consultant; (c) at the time of Borrower’s request for such reallocation, the Borrower is in strict compliance with Section 1.5 of this Agreement; (d) all Letters of Credit issued hereunder have either been cancelled and returned to Administrative Agent or Cash Collateralized as required under this Agreement; and (e) all Grant Money has either been paid to Borrower or Borrower has made the deposit of funds into the Up-Front Equity Account as required in Section 2.f of this Exhibit “F”.
EXHIBIT F, PAGE 8

EXHIBIT “F-1”
DRAW REQUEST
[BORROWER’S LETTERHEAD]
DRAW REQUEST NO.
TO: BANK OF AMERICA, N.A. (“Administrative Agent”)

LOAN NO.	DATE

PROJECT

LOCATION

BORROWER

FOR PERIOD ENDING

In accordance with the Construction Loan Agreement in the amount of $                     dated                     , among Borrower, Administrative Agent and the Lenders as defined therein, Borrower requests that $                     be advanced from Loan Proceeds [, $                     be advanced from Borrower’s Deposit and $                     be advanced from Up-Front Equity Cash]. The proceeds should be credited to the account of                                                              Account No.                     , at                                         .

1. CURRENT DRAW REQUEST FOR HARD COSTS	$
2. CURRENT DRAW REQUEST FOR SOFT COSTS	$
3. TOTAL DRAW REQUEST	$
AUTHORIZED SIGNER:

Dated:

EXHIBIT F-1, PAGE 1

EXHIBIT “G”
SURVEY REQUIREMENTS
     1. Requirements. The Survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor. The description shall be a single metes and bounds perimeter description of the entire Land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the Land. The total acreage and square footage of the Land and each constituent tract or parcel of the Land shall be certified. If the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown. The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.
     2. Certification. The certification for the property description and the map or plat shall be addressed to Administrative Agent for the Lenders, Borrower and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:
This is to certify to Bank of America, N.A., as Administrative Agent for certain Lenders, HF Logistics-SKX T1, LLC, as Borrower and,                     , as the Title Company that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and NSPS in 2005, and include optional items 1, 2, 4 (in square feet or acres), 6, 8, 10, 11(b), 16, 17, 18, and if buildings are located on the land, optional items 7(a), 7(b)(1), 7(b)(2) and 9 of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, the undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of California, the maximum Relative Positional Accuracy resulting from the measurements made on the survey does not exceed the Allowable Relative Positional Accuracy for Measurements Controlling Land Boundaries on ALTA/ACSM Land Title Surveys (0.07 feet or 20 mm + 50 ppm). The undersigned additionally certifies that (a) this survey was made on the ground under my supervision; (b) I have received and examined a copy of the Title Insurance Commitment No.                      issued by the Title Company as well as a copy of each instrument listed therein, and the subject land and each tract or parcel thereof described in this survey is the same land as described in the Title Commitment; (c) if the subject land consists of two or more tracts or parcels having common boundaries, those tracts and parcels are contiguous along the common boundaries; (d) the subject land and each tract or parcel thereof has a tax map designation separate and distinct from that of any other land and the subject land and each tract or parcel thereof is a separate, legally subdivided parcel; (e) this survey correctly shows all matters of record, (and to the extent they can be located, their location and dimensions) of which I have been advised affecting the subject land according to the legal description in such matters (with instrument, book, and page number indicated); (f) except as shown on this survey, no part of the subject land is located in a 100-year Flood Plain or in an identified “flood prone area,” as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel # dated                     , which such map panel covers the area in which the Property is situated and this survey correctly indicates the zone designation of any area as being in the 100-year Flood Plain or “flood prone area”; (g) to the best of my knowledge, this survey shows the relation of and distance of all substantial, visible buildings, sidewalks and other improvements to easements and setback lines; and (h) to the best of my knowledge, except as shown on this survey, neither the subject land nor any tract or parcel thereof serves any adjoining land for drainage, utilities, or ingress or egress.
EXHIBIT G, PAGE 1

EXHIBIT “H”
INTENTIONALLY OMITTED
EXHIBIT H, PAGE 1

EXHIBIT “I”
LEASING AND TENANT MATTERS
     Borrower and Lenders agree as follows:
     1. Approved Leases. Borrower shall not enter into any tenant lease of space in the Improvements unless satisfactory to or deemed satisfactory to Administrative Agent prior to execution. Borrower’s standard form of tenant lease, and any revisions thereto, must have the prior written approval of Administrative Agent Any tenant lease shall be “deemed” satisfactory to Administrative Agent that (a) is on the standard form lease approved by Administrative Agent, with no deviations except as satisfactory to Administrative Agent; (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the lease; (c) is received by Administrative Agent (together with each guarantee thereof (if any) and financial information regarding the tenant and each guarantor (if any) received by Borrower) within fifteen (15) days after execution; (d) reflects an arms-length transaction at then current market rate for comparable space; (e) contains no right to purchase the Property, or any present or future interest therein; (f) does not require Borrower to provide funds for tenant improvements in excess of the per square foot allowance provided in the Budget; (g) does not cover in excess of twenty-five percent (25%) of the aggregate net rentable area of the Improvements; and (h) is expressly subordinate to the Mortgage. Borrower shall provide to Administrative Agent a correct and complete copy of each tenant lease, including any exhibits, and each guarantee thereof (if any), prior to execution unless the lease in question is satisfactory to Administrative Agent under the foregoing requirements. Borrower shall, throughout the term of this Agreement, pay all reasonable costs incurred by Administrative Agent in connection with Administrative Agent’s review and approval of tenant leases and each guarantee thereof (if any), including reasonable attorneys’ fees and costs.
     2. Effect of Lease Approval. No approval of any lease by Administrative Agent shall be for any purpose other than to protect Lenders’ security, and to preserve Lenders’ rights under the Loan Documents. No approval by Administrative Agent shall result in a waiver of any default of Borrower. In no event shall any approval by Administrative Agent of a lease be a representation of any kind, with regard to the lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor.
     3. Representations Concerning Leases. Borrower represents and warrants to Administrative Agent and Lenders that Borrower has delivered to Administrative Agent a true and correct copy of all tenant leases and each guarantee thereof (if any), affecting any part of the Improvements, together with an accurate and complete rent roll for the Project, and no such lease or guarantee contains any option to purchase all or any portion of the Property or any interest therein or contains any right of first refusal relating to any sale of the Property or any portion thereof or interest therein.
     4. Delivery of Leasing Information and Documents. Borrower shall promptly (a) deliver to Administrative Agent such monthly rent rolls, leasing schedules and reports, operating statements, financial statements for tenants other than residential tenants with a lease term for less than one year and other information regarding tenants and prospective tenants or other leasing information as Administrative Agent from time to time may request, and (b) obtain and deliver to Administrative Agent such estoppel certificates and subordination and attornment agreements executed by such tenants (and guarantors, if any) in the respective forms attached as exhibits to the Closing Checklist, or otherwise in such forms as Administrative Agent from time to time may require.
     5. Income from the Property. Borrower shall first apply all income from leases, and all other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, development, operating, and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.
     6. Compliance and Default. As additional conditions to Lenders’ obligations under this Agreement, all tenants having the right to do so must approve all Plans and all changes thereto, the construction of the Improvements, and all other aspects of the Project requiring tenants’ approval. A default by Borrower under or any failure by Borrower to satisfy any of the conditions of a lease shall constitute a Default under this Agreement. Borrower shall promptly notify Administrative Agent in writing of any failure by any party to perform any material obligation under
EXHIBIT I, PAGE 1

any lease, any event or condition which would permit a tenant to terminate or cancel a lease, or any notice given by a tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto.
     7. Skechers Lease. Notwithstanding anything to the contrary contained herein, Administrative Agent and Borrower hereby acknowledge that the Lease with Skechers previously delivered to Administrative Agent by Borrower is acceptable to Administrative Agent and Borrower shall comply with the requirements of this Exhibit “I” with respect to the Lease. Further, Borrower shall not modify any terms or provisions of the Lease without prior written consent of Administrative Agent, which consent shall be in Administrative Agent’s sole discretion.
EXHIBIT I, PAGE 2

EXHIBIT “J”
LIST OF REQUIRED BONDS
(a)	Performance Bond for the general contractor in amount, form and content satisfactory to Administrative Agent; and

(b)	Payment Bond for the general contractor, in form and content satisfactory to Administrative Agent.
Each bond shall be issued by a corporate surety acceptable to Administrative Agent and authorized and admitted to do business and to execute bonds in the state where the Project is located and contain a dual obligee rider with power of attorney in favor of Administrative Agent in form and content satisfactory to Administrative Agent.
EXHIBIT J, PAGE 1

EXHIBIT “K”
LETTERS OF CREDIT
     1. The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Exhibit “K”, (1) from time to time on any Business Day during the period from the date of this Agreement until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2 below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the outstanding amount of all L/C Obligations and all Loan advances would exceed the combined Commitments, or (y) the outstanding amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Tribunal or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Tribunal with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the L/C Issuer in good faith deems material to it;
     (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
     (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
     (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or
     (E) such Letter of Credit is in an initial amount less than $25,000, or is to be used for a purpose other than the development of the Improvements or denominated in a currency other than Dollars.
     (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     2. Procedures for Issuance and Amendment of Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., Administrative Agent’s Time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion)
EXHIBIT K, PAGE 1

prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     3. Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., Administrative Agent’s Time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested an advance of Base Rate Principal to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, subject to the amount of the unutilized portion of the combined Commitments and the conditions set forth in Exhibit “F” (other than the delivery of a Draw Request). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to the subsection above make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Administrative Agent’s Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of the subsection below, each Lender that so makes funds available shall be deemed to have made an advance of Base Rate Principal to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by an advance of Base Rate Principal because the conditions set forth in Exhibit “F” cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Past Due Rate. In such event, each Lender’s payment to the Administrative Agent for the
EXHIBIT K, PAGE 2

account of the L/C Issuer pursuant to the subsection above shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute a participation in such L/C Borrowing from such Lender in satisfaction of its participation obligation under this Section.
     (iv) Until each Lender funds its Loan advance or participation in an L/C Borrowing pursuant to this Section to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Lender’s obligation to make a Loan advance or participation in such L/C Borrowing to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default or event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make a Loan advance pursuant to this Section is subject to the conditions set forth in Section 4 of Exhibit “F” being satisfactory to Administrative Agent. No such reimbursement shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section by the time specified in subsection (ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     4. Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s participation in a L/C Borrowing in respect of such payment in accordance with Exhibit “K”, Section 3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share (appropriately adjusted, in the case of interest payments, to reflect the period of time Lender’s participation payment was outstanding) thereof in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Exhibit “K”, Section 3(i) is required to be returned, under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the L/C Issuer in its discretion) each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     5. Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such
EXHIBIT K, PAGE 3

beneficiary or any such transferee may be acting), the L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     6. Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of the above Section; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     7. Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then outstanding amount of all L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing
EXHIBIT K, PAGE 4

or the Letter of Credit Expiration Date, as the case may be). For the purposes hereof “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash and deposit account balances and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.
     8. Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.
     9. Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to: (a) one percent (1%) per annum of the stated amount of the Letter of Credit and times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) for any Letter of Credit in an amount greater than TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000); and (b) two percent (2%) per annum per annum of the stated amount of the Letter of Credit and times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) for any Letter of Credit in an amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) or less. Such fee for each Letter of Credit shall be due and payable on the date the Letter of Credit Application is delivered to the L/C Issuer and on the same date of each successive year thereafter until the Letter of Credit Expiration Date.
     10. Other Fees. The Borrower shall also pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     11. Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
     12. Limitation on Aggregate Obligation. At no time may the outstanding stated amount of the Letters of Credit and advanced Loan Proceeds (the “Aggregate Obligation”) exceed $55,000,000; provided, however, that Borrower may request an advance of Loan Proceeds that causes the Aggregate Obligation to exceed $55,000,000 if no later than sixty (60) days prior to such request, the Borrower Cash Collateralizes, as provided in Paragraph 7 above, in an amount equal to the amount the Aggregate Obligation exceeds $55,000,000.
EXHIBIT K, PAGE 5

EXHIBIT “L”
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between                      (the “Assignor”) and                      (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Construction Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation Guarantees), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[, an Affiliate/Approved

Fund of ]

3.	Borrower(s):

4.	Administrative Agent:		,	as the administrative

agent under the Loan Agreement

5.	Loan Agreement:	The Construction Loan Agreement, dated as of , among , the Lenders parties thereto, [and] Bank of America, N.A., as Administrative Agent[, and the other agents parties thereto]

6.	Assigned Interest:

Aggregate
Amount of	Amount of	Percentage
Commitment/Loans	Commitment/Loans	Assigned of
for all Lenders	Assigned	Commitment/Loans
$	$	%
Effective Date:                     , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:
EXHIBIT L, PAGE 1

ASSIGNOR:

By:

Name:

Title:

ASSIGNEE:

By:

Name:

Title:

EXHIBIT L, PAGE 2

[Consented to and] Accepted:
BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:

Title:

[Consented to:]

By:

Name:

Title:

EXHIBIT L, PAGE 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     1.3 Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.
     3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the Law of the State of Florida.

EXHIBIT L, PAGE 4

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION
ADMINISTRATIVE DETAILS
(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

(a)	LIBOR Lending Office:

Assignee name:

Address:

Attention:

Telephone: (_)

Facsimile: (_)

Electronic Mail:

(b)	Domestic Lending Office:

Assignee name:

Address:

Attention:

Telephone: (_)

Facsimile: (_)

Electronic Mail:

(c)	Notice Address:

Assignee name:

Address:

Attention:

Telephone: (_)

Facsimile: (_)

Electronic Mail:

(d)	Payment Instructions:

Account No.

Attention:

Reference:

EXHIBIT L, PAGE 5

EXHIBIT “M”
FORM OF NOTE
PROMISSORY NOTE

$	April ___, 2010
     FOR VALUE RECEIVED, HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay to the order of                                   , without offset, in immediately available funds in lawful money of the United States of America, at the Lender’s office as defined in the Loan Agreement (as such term is defined herein), the principal sum of                                    DOLLARS
($                    ) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.
     1. Note; Interest; Payment Schedule and Maturity Date. This Note is one of the Notes referred to in that certain Construction Loan Agreement of even date herewith (the “Loan Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent for itself as a lender and for the others lenders that are from time to time a party to the Loan Agreement (collectively, the “Lenders”), and the Lenders, and it is entitled to the benefits thereof and subject to prepayment in whole or part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.
     2. Security; Loan Documents. The security for this Note includes a Construction Deed of Trust, Assignments of Rents and Leases, Security Agreement and Fixture Filing of even date herewith from Borrower to PRLAP, Inc., as Trustee for the benefit of Bank of America, N.A., a national banking association, as beneficiary in its capacity as administrative agent for the Lenders (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Mortgage”), covering certain property in Moreno Valley, County of Riverside, California described therein (the “Property”). This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.”
     3. Defaults.
          (a) It shall be an event of default (“Event of Default”) under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; or (ii) there shall occur a Default under the Loan Agreement (as such term “Default” is defined in the Loan Agreement) subject to any applicable notice and cure period contained therein. Upon the occurrence of an Event of Default, Lender shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.
          (b) All of the rights, remedies, powers and privileges (together, “Rights”) of Lender and Administrative Agent provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by

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Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.
          (c) If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder. Any judgment on this Note shall bear interest at the highest rate allowed by applicable law.
     4. Commercial Purpose. Borrower warrants that the Loan is being made solely to finance a portion of the cost to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.
     5. Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the registered agent designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions
     6. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign this Note, the Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.
     7. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Florida, and venue in the city or county in which payment is to be made as specified in the first paragraph on Page 1 of this Note, for the enforcement of any and all

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obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including, without limitation, any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan, to any of Lender’s affiliates, including, without limitation, Banc of America Securities LLC, to any regulatory body having jurisdiction over Lender, and to any other parties as necessary or appropriate in Lender’s reasonable judgment, as further provided in the Loan Agreement. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY FLORIDA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
     8. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan (the “Maximum Rate”) for so long as the Loan is outstanding. The Lender may, in determining the Maximum Rate, take advantage of: (i) the rate of interest permitted by Florida Statutes, Chapter 658, by reason of both Section 687.12 Florida Statutes (“Interest rates; parity among licensed lenders or creditors”) and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule, or regulation in effect from time to time, available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that allowed by Florida Statutes, Chapter 687.
     9. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.
     10. Dispute Resolution.
          (a) Arbitration. Except to the extent expressly provided below, any Dispute (as defined below) shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof (“AAA”) and the “Special Rules” set forth below. “Dispute” means any controversy, claim or dispute between or among the parties to this Note, including any controversy, claim or dispute arising out of or relating to (a) this Note, (b) any other Loan Documents, (c) any related agreements or instruments, or (d) the transaction contemplated herein or

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therein (including any claim based on or arising from an alleged personal injury or business tort). In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Note, together with the officers, employees, successors and assigns of each of the foregoing.
          (b) Special Rules.
               (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Note.
               (ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Note may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Note, referred to collectively as the “arbitrator”).
               (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.
               (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.
               (v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.
               (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.
               (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Note.
               (viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.
          (c) Reservations of Rights. Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Note, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale

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rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Note in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.
          (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Note, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.
          (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.
     11. WAIVER OF JURY TRIAL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS NOTE, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
[THE BALANCE OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

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     IN WITNESS WHEREOF, Borrower has duly made and executed this Note under seal as of the date first above written.

BORROWER:

HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company

By: HF Logistics-SKX, LLC, a Delaware limited liability company, its sole member

By: HF Logistics I, LLC, a Delaware limited liability company, its managing member

[FORM OF NOTE]

By:
Iddo Benzeevi, President and
Chief Executive Officer

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EXHIBIT “N”
SCHEDULE OF LENDERS AND OTHER PARTIES
BANK OF AMERICA, N.A., as Administrative Agent:
Notices:
Bank of America, N.A.
One Alhambra Plaza, Penthouse
Coral Gables, Florida 33134

Attn:	Commercial Loan Administration Telephone: (305) 468-4347 Facsimile: (305) 468-4364 Electronic Mail: althea.v.lyn-sue@baml.com
Payment Instructions:
Bank of America, N.A.
Atlanta, Georgia
ABA No.: 0260-0959-3
Account No.: GL 1366211723000
Attention: Nicole Rice
Reference: HF Logistics-SKX T1
BANK OF AMERICA, N.A., as Lender:

Domestic and LIBOR Lending Office:	Commitment Amount: $27,500,000.00

Pro Rata Share: 50%
Bank of America, N.A.
One Alhambra Plaza, Penthouse
Coral Gables, Florida 33134

Attn:	Commercial Loan Administration Telephone: (305) 468-4347 Facsimile: (305) 468-4364 Electronic Mail: althea.v.lyn-sue@baml.com
Notices:
Bank of America, N.A.
One Alhambra Plaza, Penthouse
Coral Gables, Florida 33134

Attn:	Commercial Loan Administration Telephone: (305) 468-4347 Facsimile: (305) 468-4364 Electronic Mail: althea.v.lyn-sue@baml.com

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Payment Instructions:
Bank of America, N.A.
Atlanta, Georgia
ABA No.: 0260-0959-3
Account No.: GL 1366211723000
Attention: Nicole Rice
Reference: HF Logistics-SKX T1
RAYMOND JAMES BANK, FSB

Domestic and LIBOR Lending Office:	Commitment Amount: $27,500,000.00

Pro Rata Share: 50%
Raymond James Bank, FSB
Loan Ops/CML
710 Carillon Parkway
St. Petersburg, Florida 33176

Attn:	Telephone: Facsimile: (866) 597-4002 Electronic Mail: mary.farrell@raymondjames.com
Notices:
Raymond James Bank, FSB
Loan Ops/CML
710 Carillon Parkway
St. Petersburg, Florida 33176

Attn:	Telephone: Facsimile: (866) 597-4002 Electronic Mail: mary.farrell@raymondjames.com
Payment Instructions:
Federal Home Loan Bank of Atlanta
ABA No.: 0610-0876-6
Account No.: 3574100 Raymond James Bank
Attention: Loan Ops/CML
Reference: HF Logistics-SKX T1, LLC

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